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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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2019

Notice Of Annual Meeting Of Stockholders
And Proxy Statement

Tuesday, April 30, 2019, 8:00 a.m. Eastern Time
Omni William Penn Hotel, 530 William Penn Place, Allegheny Room Pittsburgh, PA 15219

DEAR FELLOW U. S. STEEL STOCKHOLDERS:

On behalf of the Board of Directors and our entire corporation, thank you for your investment in U. S. Steel.

In 2018, U. S. Steel made significant progress in a number of areas, thanks to the engagement, dedication and hard work of our employees. We continue to focus on improving our business by investing in our assets and our people. While we will always have to deal with market conditions that may be unpredictable, our focus has been on the fundamentals of our business: notably safety, quality, delivery and cost. We continue to drive improvement and position U. S. Steel for long-term success by focusing on pursuing the right corporate strategy, prudent risk management, effective corporate governance, and attracting and retaining high-performing talent.

Financial Highlights

In 2018, through better employee engagement and increased customer focus, we improved our earnings power for the third year in a row, and achieved $1.115 billion in net earnings. Our balanced capital allocation strategy returned over $110 million to our stockholders through regular dividends and stock repurchases, and we reduced our total debt by $322 million. We now have no significant debt maturing in the next five years, providing a strong foundation so we can invest in our long-term future. We also delivered a cash conversion cycle time of 28 days, demonstrating continued improvement in cash management and efficiency.

Exceptional Safety Performance

Over the past year, we continued to improve on our outstanding safety performance. We implemented a best in class safety program, and last year outperformed all peer industry benchmarks, including the Bureau of Labor Statistics and the American Iron and Steel Institute. I was appointed to the Board of Directors of the National Safety Council (NSC) this past year to reaffirm not only my personal commitment to safety in the workplace, but also to reinforce the tradition of prioritizing safety that U. S. Steel has been championing since becoming a founding member of the NSC over a hundred years ago.

Commitment to Sustainability

In furtherance of our commitment to environmental stewardship, in April 2018, we released our first Sustainability Report in over a decade. The report highlights our dedication to operating in an environmentally friendly manner and our efforts to find innovative ways to reuse and repurpose our materials. We also announced our commitment to establish a greenhouse gas emissions reduction goal by the end of 2019.

Renewed Focus on Diversity & Inclusion

Last year, I reported that we conducted our first ever company-wide inclusion survey. In 2018 we used that data and other engagement of our employees to design a program to facilitate a more diverse and inclusive culture, based on fairness, accountability and respect. We also announced a series of enhanced employee benefits as part of our strategy to be a workplace of choice for diverse and talented employees.

Your Vote Matters

I encourage you to read more about the Corporation's commitment to sound corporate governance and executive compensation practices, and encourage you to vote your shares on the proposals discussed in the accompanying proxy statement. Your involvement and support are important to the future of our corporation.

In closing, we recognize and appreciate the support we've received from our many stakeholders, including our customers, suppliers, unions and all of you, our stockholders. Our commitment to creating real, sustainable value for you is as strong as the products we make every day.

Overall, 2018 was a very positive year for U. S. Steel, but we know we have more to do to achieve our goal of long-term sustainable profitability. Now let's get back to work.

Sincerely,

David B. Burritt

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

When: Tuesday, April 30, 2019, 8:00 a.m. Eastern Time

Where: Omni William Penn Hotel, 530 William Penn Place, Allegheny Room, Pittsburgh, PA 15219

ITEMS OF BUSINESS:	For more information:
To elect eleven directors nominated by our Board of Directors	Page 1
To consider and act on an advisory vote regarding the approval of compensation paid to certain executive officers	Page 22
To ratify the appointment of PricewaterhouseCoopers LLP as the Corporation's independent public registered accounting firm for 2019	Page 60
To transact any other business properly brought before the meeting and any adjournment or postponement thereof

Admission to the Annual Meeting:

Admission to the Annual Meeting will be limited to persons who: (i) (a) are listed on United States Steel Corporation's records as stockholders as of March 4, 2019 (the "record date"); or (b) bring documentation to the meeting that demonstrates their beneficial ownership of the Corporation's common stock through a broker, bank or other nominee as of the record date; and (ii) present a form of government-issued photo identification. See page 63 for more information on how to attend the meeting.

Only holders of record of the common stock of United States Steel Corporation at the close of business on March 4, 2019, the record date fixed by the Board of Directors, will be entitled to vote on each matter submitted to a vote of stockholders at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Duane D. Holloway
Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary
March 15, 2019

To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer.

IMPORTANT NOTICE: The proxy statement and 2018 annual report of United States Steel Corporation are available at www.proxyvote.com.

                           U. S. Steel Tower I 600 Grant Street I Pittsburgh, PA 15219

PROXY STATEMENT

MARCH 15, 2019

INFORMATION REGARDING THE ANNUAL MEETING

This proxy statement is provided in connection with a solicitation of proxies by the Board of Directors of United States Steel Corporation (the "Board") to be used at the Annual Meeting of Stockholders to be held on Tuesday, April 30, 2019 at 8:00 a.m., Eastern Time, and at any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held at the Omni William Penn Hotel, 530 William Penn Place, Allegheny Room, Pittsburgh, PA 15219. This proxy statement is first being provided to our stockholders on or about March 15, 2019. You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this proxy statement as recommended by the Board of

Directors. You do not need to attend the meeting to vote your shares. If you have received a printed copy of these materials by mail, you may complete, sign and return your proxy card, or submit your proxy vote by telephone or over the Internet. If you did not receive a printed copy of these materials by mail and are accessing them via the Internet, you may follow the instructions under the heading, "Questions and Answers About the Annual Meeting and Voting" beginning on page 62 of this proxy statement to submit your proxy vote via the Internet or by telephone. Also, other information about voting is provided under the heading, "Questions and Answers About the Annual Meeting and Voting."

Throughout this proxy statement, "U. S. Steel," the "Corporation," "we," "our," or "us" are intended to refer to United States Steel Corporation and its consolidated subsidiaries, unless specifically indicated otherwise.

Throughout this proxy statement, we refer to certain non-GAAP measures, including our 2018 adjusted EBITDA results and cash conversion cycle. See the reconciliation to the corresponding GAAP measure set forth in Appendix A of this proxy statement.

Appendix B of this proxy statement contains the definitions of and calculations for certain of our compensation-related metrics, including "EBITDA," "Cash Conversion Cycle" (CCC), "Return on Capital Employed" (ROCE) and "Total Stockholder Return" (TSR).

ii     |     United States Steel Corporation   |  2019 Proxy Statement

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement before voting. For more information regarding the Corporation's 2018 performance, please see the Compensation Discussion and Analysis section of this proxy statement and the Corporation's Annual Report on Form 10-K for the year ended December 31, 2018.

FINANCIAL HIGHLIGHTS

2018 Performance Highlights

    United States Steel Corporation   |  2019 Proxy Statement     |     iii

PROXY SUMMARY

OVERVIEW OF VOTING MATTERS

Stockholders are being asked to vote on the following matters at the 2019 Annual Meeting of Stockholders:

Board Recommendation

Proposal 1. Election of Directors (page 1)	FOR each Director Nominee

Proposal 2. Advisory Vote on the Compensation of Named Executive Officers (page 22)	FOR

Proposal 3. Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm (page 60)	FOR

ELECTION OF DIRECTORS (PAGE 1)

The Board is composed of a diverse mix of highly experienced individuals who oversee the Corporation's strategy and business performance. The Board recommends a vote FOR each of the eleven nominees listed below. All of the nominees, other than Mr. Faraci, are currently serving as directors.

Director Nominee	Age	Director Since	U. S. Steel Committees	Other Public Company Boards

David B. Burritt President and CEO, United States Steel Corporation	63	2017	• Executive	1

Patricia Diaz Dennis Retired SVP & Assistant General Counsel, AT&T	72	2015	• Compensation & Organization • Corporate Governance & Public Policy	2

Dan O. Dinges Chairman, President and CEO, Cabot Oil & Gas Corporation	65	2010	• Compensation & Organization (Chair)	1

John J. Engel	57	2011	• Audit	1
Chairman, President and CEO, WESCO International, Inc.			• Corporate Governance & Public Policy

John V. Faraci	69	—		3
Ret. Chairman and CEO, International Paper Co.

Murry S. Gerber Ret. Chairman and CEO, EQT Corporation	66	2012	• Audit (Chair)	2

Stephen J. Girsky	56	2016	• Audit	2
Managing Partner, VectoIQ			• Compensation & Organization
			• Corporate Governance & Public Policy

Paul A. Mascarenas	57	2016	• Audit	3
Ret. Chief Technical Officer, Ford Motor Company			• Compensation & Organization

Eugene B. Sperling	60	2017	• Audit	0
President, Sperling Economic Strategies			• Corporate Governance & Public Policy

David S. Sutherland (Chairman of the Board)	69	2008	• Corporate Governance & Public Policy	2
Ret. President and CEO, IPSCO, Inc.			• Executive

Patricia A. Tracey Ret. VP, Homeland Security and Defense Services, HP Enterprise Services	68	2007	• Corporate Governance & Public Policy (Chair) • Compensation & Organization	0

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PROXY SUMMARY

SNAPSHOT OF 2019 DIRECTOR NOMINEES

Our Director nominees possess skills and experience aligned to our current and future strategy and business needs. Annual Board evaluations also include an assessment of whether the Board has an appropriate mix of skills, experience and other characteristics.

CORPORATE GOVERNANCE (PAGE 10)

The Corporation is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability, and helps build public trust in the Corporation. Our governance highlights include:

✓
Annual election of directors
✓
10 of our 11 directors are independent, including the Chairman of the Board
✓
Independent Audit, Compensation & Organization, and Corporate Governance & Public Policy committees
✓
Regular executive sessions of independent directors
✓
Robust risk oversight by full Board and committees
✓
Annual Board and committee self-evaluations
✓
Executive compensation driven by pay-for-performance philosophy
✓
Active Board refreshment approach to ensure Board composition aligns with corporate strategy
✓
Proxy access right in line with market standards
✓
Stock ownership and holding guidelines for directors and executives
✓
A robust Code of Ethical Business Conduct that is based on the Corporation's S.T.E.E.L. Principles
✓
Annual stockholder engagement
✓
Best in class compliance commitment
✓
Regular review of CEO and senior management succession planning
✓
Ability of our Board and its committees, at their sole discretion, to hire independent advisors, including counsel, at the Corporation's expense

    United States Steel Corporation   |  2019 Proxy Statement     |     v

PROXY SUMMARY

EXECUTIVE COMPENSATION (PAGE 23)

The goal of our executive compensation program is to attract, retain and reward leaders who create long-term value for our stockholders by delivering on objectives that support the Corporation's long-term strategy. To meet this objective and to align our executives' interests with those of our stockholders, we award most of the CEO target compensation in equity, and a significant portion of our CEO's compensation is "at risk."

While the Board made no changes to our CEO's target compensation from 2017 to 2018, the Summary Compensation Table reflects an increase in our CEO's earned compensation primarily due to (i) a full year of pay at the CEO level (our CEO was promoted from CFO during 2017), (ii) a larger incentive compensation payout following an exceptional year of financial performance, as determined by the formula and metrics in the annual and long-term incentive compensation plans, and (iii) disclosure of performance awards granted and vested over two separate performance periods. See page 42 for further explanation of the summary compensation table.

2018 CEO Compensation Decisions and Results

•
2018 target compensation consistent with prior year's target compensation

•
Majority of CEO target compensation is performance-based and "at risk"

•
Above target annual incentive award based on exceeding target financial metrics and individual performance

•
Maximum payout for long-term incentive awards resulting from best ROCE performance since 2008 and three-year TSR performance above the 90th percentile of our peer group

Achievement of significant increase in adjusted EBITDA from last year, improvement in cash efficiency and return on capital employed over the prior year, and industry-leading three-year total stockholder return reflect the efforts of our executives to execute on our long-term strategy and validate above-target and maximum payouts under our incentive compensation plans.

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PROXY SUMMARY

Compensation Governance Practices

The Compensation & Organization Committee (the "Compensation Committee"), which consists solely of independent directors, has implemented the following best practices with respect to executive compensation:

What we do:

✓	Consider results of say-on-pay votes when making compensation decisions
✓	Regularly engage with our stockholders about our executive compensation program
✓	Align pay and performance
✓	Cap annual and long-term incentive awards, including when TSR is negative
✓	Utilize an independent compensation consultant
✓	Require significant stock ownership of executive officers
✓	Utilize a market-based approach (competitive within our peer group) for determining NEO target pay levels
✓	Require a "double trigger" for change in control severance
✓	Provide for clawback of incentive awards if our financial statements are restated
✓	Annually review risks associated with our compensation programs

What we don't do:

Pay excise tax gross ups for change in control payments
Guarantee minimum payout of annual or long-term performance awards
Reprice options
Allow directors or employees to engage in hedging transactions, short sales or pledge our common stock

    United States Steel Corporation   |  2019 Proxy Statement     |     vii

PROXY STATEMENT TABLE OF CONTENTS

PROXY SUMMARY			iii

PROPOSAL 1: ELECTION OF DIRECTORS			1

CORPORATE GOVERNANCE			10

Governance Practices	10	Board Refreshment	14
Board Leadership Structure	11	Independence	14
Board's Role in Risk Oversight	12	Director Retirement Policy	14
Board Oversight of Strategy	12	Board Committees	15
Board Oversight of Succession Planning	13	Commitment to Stockholder Engagement	17
Board Evaluation Process	13
CORPORATE SOCIAL RESPONSIBILITY			18

DIRECTOR COMPENSATION			19

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS			20

COMMUNICATIONS FROM STOCKHOLDERS AND INTERESTED PARTIES			21

POLICY WITH RESPECT TO RELATED PERSON TRANSACTIONS			21

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION			22

COMPENSATION & ORGANIZATION COMMITTEE REPORT			22

COMPENSATION DISCUSSION AND ANALYSIS			23

Executive Summary	23	The Compensation Process	39
Executive Compensation in Detail	32	Compensation Policies and Other Considerations	40

viii     |     United States Steel Corporation   |  2019 Proxy Statement

Proposal 1: Election of Directors

PROPOSAL 1: ELECTION OF DIRECTORS

At the Annual Meeting, eleven director nominees are up for election for a one-year term. Each nominee elected will serve until our next annual meeting of stockholders. All of the nominees, other than Mr. Faraci, are presently members of the Board of Directors. Mr. Faraci's nomination was recommended by an incumbent director. The Board is recommending that all eleven nominees be elected.

Except in the case of contested elections, each director nominee is elected if a majority of the votes are cast for that director's election. The term "a majority of the votes cast" means that the number of votes cast "for" a director's election exceeds the number of votes cast "against" the director's election, with abstentions and broker non-votes not counted as votes cast either "for" or "against" the director's election. A "contested election" is one in which the number of nominees exceeds the number of directors to be elected at the meeting.

If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the Board until the director's successor is duly elected and qualified or until the director's earlier resignation or removal. Under our by-laws, in order for any incumbent director to become a nominee for election by the stockholders as a director, that director must tender an irrevocable offer to resign from the Board of Directors, contingent upon acceptance of such offer of resignation by the Board of Directors, if the director fails to receive a majority of the votes cast in an election that is not a contested election. If an incumbent director fails to receive a majority of the votes cast in an election that is not a contested election, the Corporate Governance & Public Policy Committee, or such other independent committee designated by the Board of Directors, must make a recommendation to the Board of Directors as to whether to accept or reject the offer of resignation of the incumbent director, or to take other action.

The Board of Directors must act on the offer of resignation, taking into account the committee's recommendation, within 90 days following certification of the election results. Each of the Corporate Governance & Public Policy Committee, in making its recommendation, and the Board of Directors, in making its decision, may consider such factors and other information as it may consider appropriate and relevant to the circumstances.

A brief statement about the background and qualifications of each nominee is provided on the following pages. No director has a familial relationship to any other director, nominee for director or executive officer. The independence of Board members and other information related to the Board of Directors is described under the heading, "Corporate Governance – Independence" in this proxy statement. If any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by the Board.

The Board recommends a vote "FOR" the election of each nominee.

Selection of Director Nominees

The Corporate Governance & Public Policy Committee is responsible for identifying nominees for election to the Board. The Corporate Governance & Public Policy Committee may consider nominees suggested by several sources, including outside search firms, incumbent Board members and stockholders.

As provided in its charter, the Corporate Governance & Public Policy Committee seeks candidates with experience and abilities relevant to serving as a director of the Corporation and who will represent the best interests of stockholders as a whole, and not any specific interest group or constituency.

The Corporate Governance & Public Policy Committee, with input from the Chairman of the Board and other directors, evaluates the qualifications of each director candidate in accordance with the criteria described in the director qualification standards section of our Corporate Governance Principles. In evaluating the qualifications of director nominees, the Corporate Governance & Public Policy

Committee considers factors including, but not limited to, the following:

Independence. Directors should neither have, nor appear to have, a conflict of interest that would impair the director's ability to represent the interests of all the Corporation's stakeholders and to fulfill the responsibilities of a director.

Commitment. Directors should be able to contribute the time necessary to be actively involved in the Board and its decision making and should be able and willing to prepare for and attend Board and committee meetings.

Diversity. Though the Board does not have a formal policy regarding the consideration of diversity in identifying nominees for director, directors should be selected so that the Board represents diverse experience at various policy making and executive levels in business, government, education and in industries that are relevant to the Corporation's business operations. The Board considers the term "diversity" to include differences of viewpoint, professional experience, education, skill and other individual qualities and attributes that contribute to Board heterogeneity.

    United States Steel Corporation   |  2019 Proxy Statement     |    1

Proposal 1: Election of Directors

Experience. Directors should be or have been in leadership positions in their field of endeavor and have a record of excellence in that field.

Integrity. Directors should have a reputation of integrity and be of the highest ethical character.

Judgment. Directors should have the ability to exercise sound business judgment on a large number of matters.

Knowledge. Directors should have a firm understanding of business strategy, corporate governance, board operations and other relevant business matters.

Skills. Directors should be selected so that the Board has an appropriate mix of skills in critical core areas, including, but not limited to: accounting, compensation, finance, government relations, legal, management, risk oversight and strategic planning.

These director qualification standards are evaluated by the Corporate Governance & Public Policy Committee each time a new candidate is considered for Board membership. The Corporate Governance & Public Policy Committee and the Board may take into account such other factors they consider to be relevant to the success of a publicly traded company operating in the steel industry. As part of the annual nomination process, the Corporate Governance & Public Policy Committee reviews the qualifications of each director nominee, including currently serving Board members, and reports its findings to the Board. On February 25, 2019, the Corporate Governance & Public Policy Committee determined that each director nominee satisfied the director qualification standards and advised the Board that each of the director nominees listed under "Proposal 1: Election of Directors" was qualified to serve on the Board.

Stockholder Recommendations

The Corporate Governance & Public Policy Committee will consider director nominees recommended by stockholders. Notice of such recommendation should be sent in writing to the Chair of the Corporate Governance & Public Policy Committee, c/o the Corporate Secretary of United States Steel Corporation, 600 Grant Street, Suite 1500, Pittsburgh, PA 15219. The recommendation must include: (i) the candidate's name, address, occupation and share ownership; (ii) any other biographical information that will enable the Corporate Governance & Public Policy Committee to evaluate the candidate in light of the criteria described above; and (iii) information concerning any relationship between the candidate and the stockholder making the recommendation. The recommendation must also identify the writer as a stockholder of the Corporation and provide sufficient detail for the Corporate Governance & Public Policy Committee to consider the recommended individual's qualifications. The Corporate Governance & Public Policy Committee will evaluate the qualifications of candidates recommended by stockholders using the same criteria as used for other Board candidates.

Under the collective bargaining agreement with the United Steelworkers (the "USW"), the USW has the ability to recommend up to two individuals to be considered for Board membership. The agreement recognizes that every director has a fiduciary duty to the Corporation and all of its stockholders, and that each individual recommended by the USW must meet the criteria described above.

Director Nominees

For purposes of the upcoming annual meeting, the Corporate Governance & Public Policy Committee has recommended the election of each nominee as a director. Each nominee has informed the Board that he or she is willing to serve as a director. If any nominee should decline or become unable or unavailable to serve as a director for any reason, your proxy authorizes the persons named in the proxy to vote for a replacement nominee, if the Board names one, as such persons determine in their best judgment.

It is the intention of the proxyholders to vote proxies for the election of the nominees named in this proxy statement, unless such authority is withheld.

The following is a brief description of the age, principal occupation, position and business experience, including other public company directorships, for at least the past five years, and major affiliations of each of the nominees. Each nominee's biographical information includes a description of the director's experience, qualifications, attributes and skills that qualify him or her to serve on the Board.

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Proposal 1: Election of Directors

    United States Steel Corporation   |  2019 Proxy Statement     |     3

Proposal 1: Election of Directors

The Board of Directors recommends a vote "FOR" the election of each of the following 2019 Director Nominees for a one-year term:

David B. Burritt earned a bachelor's degree in accounting from Bradley University and received a master's degree in business administration from the University of Illinois in Champaign. Mr. Burritt was appointed president and chief executive officer of United States Steel Corporation in May 2017. At that time, Mr. Burritt was also named to the Corporation's Board of Directors. He had been elected president and chief operating officer in February 2017 with executive responsibility for all aspects of the Corporation's day-to-day business in the United States and Central Europe. Mr. Burritt joined U. S. Steel in September 2013 to serve as executive vice president and chief financial officer with responsibility for all aspects of the Corporation's strategic and financial matters. In January 2015, he added executive leadership of U. S. Steel's North American Flat-rolled commercial entities and corporate support services. Prior to joining U. S. Steel, Mr. Burritt, served as chief financial officer at Caterpillar Inc. Mr. Burritt serves on the board of directors for Lockheed Martin, and also is a member of The Business Council, the National Safety Council, the American Iron & Steel Institute, and the Allegheny Conference on Community Development.

Particular experience, attributes or skills that qualify candidate for Board membership: As the Chief Executive Officer, Mr. Burritt is responsible for all of the business and corporate affairs of U. S. Steel. He provides broad insight with nearly four decades of experience in the understanding of complex strategic, financial and operational matters. As the only employee-director on the Board, Mr. Burritt is able to provide the Board with an "insider's view" of what is happening in all facets of the Corporation. He shares not only his vision for the Corporation, but also his hands-on experience as a result of his daily management of the Corporation and constant communication with employees, customers and stockholders. His insider's perspective provides the Board with invaluable information necessary to direct the business and affairs of the Corporation.

Patricia Diaz Dennis graduated from the University of California Los Angeles and received her law degree from the Loyola Law School of Loyola Marymount University. Ms. Dennis has held three Senate-confirmed federal government appointments. President Ronald Reagan named her to the National Labor Relations Board in 1983 and appointed her a commissioner of the Federal Communications Commission three years later. After becoming partner and head of the communications section of Jones, Day, Reavis & Pogue, Ms. Dennis returned to public service in 1992 when President George H. W. Bush appointed her Assistant Secretary of State for Human Rights and Humanitarian Affairs. Ms. Dennis served in a variety of executive positions with SBC Communications, Inc., which later became AT&T, including General Counsel and Secretary of SBC West from May 2002 until August 2004 and Senior Vice President and Assistant General Counsel of AT&T from 2004 to 2008. Ms. Dennis currently serves on the board of Entravision Communications Corporation and Amalgamated Bank, and previously served on the board of Massachusetts Mutual Life Insurance Company. She also is a trustee of the NHP Foundation, a member of the Advisory Board for LBJ Family Wealth Advisors, and Chair of the World Affairs Council of San Antonio Board of Trustees.

Particular experience, attributes or skills that qualify candidate for Board membership: Ms. Dennis' legal expertise and federal government public service contribute to her skills in the areas of risk management, compliance, internal controls, employment, legislative and administrative issues. Additionally, her National Labor Relations Board experience brings significant union relations insight and expertise to the Board. These factors, along with her long record of demonstrated executive leadership and integrity, provide valued insight and perspective to Board deliberations and oversight of the Corporation's operations. Ms. Dennis' experience on the board of directors of a large insurance firm also demonstrates her experience with complex financial and operational issues. Ms. Dennis' appointments to three federal government positions provide her with unique insight with respect to regulatory and public policy matters, both of which strengthen the Board's collective knowledge, capabilities and experience.

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Proposal 1: Election of Directors

Dan O. Dinges graduated from The University of Texas with a Bachelor of Business Administration degree in Petroleum Land Management. Mr. Dinges began his career with Mobil Oil Corporation in 1978. From 1981 to 2001, Mr. Dinges worked in a variety of management positions with Samedan Oil Corporation, a subsidiary of Noble Affiliates, Inc. (now Noble Energy Inc.). In September 2001, Mr. Dinges joined Cabot Oil & Gas Corporation as its President and Chief Operating Officer, and assumed his current position as Chairman, President and Chief Executive Officer in May 2002. Mr. Dinges serves on the board of directors of the American Petroleum Institute, Spitzer Industries, Inc., the American Exploration & Production Council, Houston Methodist Hospital Research Institute, Boy Scouts of America, and Palmer Drug Abuse Program. Mr. Dinges previously served on the board of directors of Lone Star Technologies, Inc. Mr. Dinges is also a member of the All-American Wildcatters Association and serves on the executive committee of the Kay Bailey Hutchison Center for Energy, Law and Business at The University of Texas at Austin.

Particular experience, attributes or skills that qualify candidate for Board membership: Mr. Dinges has substantive experience in managing and overseeing strategic and operational matters as a result of his service as Chairman, President and Chief Executive Officer of Cabot Oil & Gas Corporation. Mr. Dinges also possesses knowledge of and insight into the steel industry through his prior service as a director of Lone Star Technologies, Inc. In addition, he provides the Board with an insightful perspective regarding the energy industry which is an important supplier to, and customer of, the Corporation. Mr. Dinges' experience as Chairman, President and Chief Executive Officer of Cabot Oil & Gas Corporation demonstrates his leadership capability and general business acumen.

John J. Engel graduated from Villanova University in 1984 with a Bachelor of Science degree in mechanical engineering. He received his Master of Business Administration from the University of Rochester in 1991. Mr. Engel has served as Chairman, President and Chief Executive Officer of WESCO International, Inc. since 2011. Previously, at WESCO International, Inc., Mr. Engel served as President and Chief Executive Officer from 2009 to 2011, and Senior Vice President and Chief Operating Officer from 2004 to 2009. Before joining WESCO in 2004, Mr. Engel served as Senior Vice President and General Manager of Gateway, Inc.; Executive Vice President and Senior Vice President of Perkin Elmer, Inc.; and Vice President and General Manager of Allied Signal, Inc. Mr. Engel also held various engineering, manufacturing and general management positions at General Electric Company. Mr. Engel is a member of the Business Roundtable and the Business Council, and is a member of the board of directors of the National Association of Manufacturers.

Particular experience, attributes or skills that qualify candidate for Board membership: As a result of his service as Chairman, President and Chief Executive Officer of WESCO International, Inc. and working in a diverse range of industries, Mr. Engel has skills and valuable experience managing the significant operational and financial issues that the Corporation is likely to face. Further, Mr. Engel's demonstrated business acumen, strategic planning and risk oversight experience makes him a valued member of our Board.

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Proposal 1: Election of Directors

John V. Faraci graduated from Denison University with a degree in history and economics. He received his Master of Business Administration from the University of Michigan's Ross School of Business. Mr. Faraci is currently an Operating Partner with Advent International.

Mr. Faraci served as Chairman and Chief Executive Officer of International Paper from 2003 to 2014. During his 40-year career at International Paper, Mr. Faraci served in a series of financial, planning and management positions, including President and Chief Executive Officer and Chief Financial Officer. Mr. Faraci is a member of the board of directors of ConocoPhillips, PPG Industries, Inc., and United Technologies Corporation. He also serves on the board of the National Fish and Wildlife Foundation, is Chairman of the Board of Trustees of Denison University, a member of the Royal Bank of Canada Advisory Board, a trustee of the American Enterprise Institute, and a member of the Council on Foreign Relations.

Particular experience, attributes or skills that qualify candidate for Board membership: Mr. Faraci's career at International Paper provided him with extensive executive experience managing and overseeing strategic and operational matters for a large, complex enterprise. Mr. Faraci's service on the boards of directors of Fortune 100 companies also demonstrates his knowledge of complex financial and operational issues, all of which strengthen the Board's collective knowledge, capabilities and experience.

Murry S. Gerber received a Bachelor's degree in geology from Augustana College and a Master's degree in geology from the University of Illinois. From 1979 to 1998, Mr. Gerber served in a series of technical and management positions with Shell Oil Company, including Chief Executive Officer of Coral Energy, L.P. (now Shell Trading North America) from 1995 to 1998. Mr. Gerber served as Chief Executive Officer and President of EQT Corporation from June 1998 through February 2007; Chairman and Chief Executive Officer from May 2000 through April 2010; and Executive Chairman from April 2010 until May 2011. Mr. Gerber is also a member of the boards of directors of BlackRock, Inc. and Halliburton Company.

Particular experience, attributes or skills that qualify candidate for Board membership: Mr. Gerber has valuable experience in overseeing various managerial, financial and operational issues that a publicly held company faces as a result of his service as Chairman and Chief Executive Officer of EQT Corporation. Mr. Gerber also provides the Board with knowledge and insight regarding the energy industry, an important supplier to, and customer of, the Corporation. Mr. Gerber's experience on the boards of directors of publicly held companies demonstrates his knowledge of complex strategic financial and operations matters.

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Proposal 1: Election of Directors

Stephen J. Girsky received a Bachelor of Science degree in mathematics from the University of California at Los Angeles and a Master of Business Administration from the Harvard Business School. Mr. Girsky is Managing Partner of VectoIQ, an independent advisory firm based in New York, where he applies more than 30 years of experience working with senior corporate and board executives, labor leaders, OEM leaders, suppliers and dealers, and national and local policy makers. Mr. Girsky served in a number of capacities at General Motors from November 2009 until July 2014, including GM Vice Chairman, having responsibility for global corporate strategy, new business development, global product planning and program management, global connected consumer/OnStar, and GM Ventures LLC, Global Research & Development and Global Purchasing and Supply Chain. Mr. Girsky served as Chairman of the Adam Opel AG Supervisory Board and was President of GM Europe for a period of time. Mr. Girsky is a director at Brookfield Business Partners, VectoIQ Acquisition Corp., Drive.ai, and Valens Semiconductor Ltd. He served on the General Motors Board of Directors following its emergence from bankruptcy in June 2009 until June 2016. He also served as the lead director of Dana Holdings Corp. from 2008 to 2009. Mr. Girsky has also served as president of Centerbridge Industrial Partners, an affiliate of Centerbridge Partners, LP, and a multibillion dollar investment fund. Prior to Centerbridge, he was a special advisor to the CEO and CFO of General Motors Corporation from August 2005 to June 2006.

In total, Mr. Girsky has more than 25 years of automotive experience, including serving as managing director at Morgan Stanley and as senior analyst of the Morgan Stanley Global Automotive and Auto Parts Research Team. Prior to joining Morgan Stanley, he was managing director of PaineWebber's Automotive Group and worked as an analyst on the overseas financial staff of GM.

Particular experience, attributes or skills that qualify candidate for Board membership: Mr. Girsky's career at GM provided him with extensive experience in global corporate strategy, product development, program management, research and development and business leadership. Mr. Girsky also brings to the Board expertise related to the automotive industry, finance, market and risk analysis, and labor relations which add valuable insight and perspective to Board deliberations and in the oversight of the Corporation's operations. Mr. Girsky's service on the board of directors of a Fortune 100 company also demonstrates his knowledge of complex financial and operational issues, all of which strengthen the Board's collective knowledge, capabilities and experience.

Paul A. Mascarenas received a degree in mechanical engineering from University of London, King's College in England and in June 2013, received an honorary doctorate degree from Chongqing University in China. Mr. Mascarenas served as President and Chairman of the Executive Board of FISITA (Fédération Internationale des Sociétés d'Ingénieurs des Techniques de l'Automobile) from 2014 to 2016. Previously, Mr. Mascarenas worked for 32 years at Ford Motor Company, holding various development and engineering positions, and most recently serving as Chief Technical Officer and Vice President, leading Ford's worldwide research organization, overseeing the development and implementation of the company's technology strategy and plans. Mr. Mascarenas is a fellow of the Institution of Mechanical Engineers, and a fellow of the Society of Automotive Engineers. He served as general chairperson for the 2010 SAE World Congress and Convergence and has served on the FISITA board since 2012. Mr. Mascarenas also currently serves on the board of directors at ON Semiconductor, Spartan Motors, Inc., and Borg Warner Inc., and is a Venture Partner with Fontinalis Partners. In 2015, he was awarded an Order of the British Empire (OBE) by Her Majesty, Queen Elizabeth II, for his services to the automotive industry.

Particular experience, attributes or skills that qualify candidate for Board membership: Mr. Mascarenas' long career at Ford provided him with extensive experience in product development, program management and business leadership, as well as experience working in an international forum. Mr. Mascarenas also brings to the Board insight and expertise related to the automotive industry. This experience, along with Mr. Mascarenas' record of demonstrated executive leadership, enables him to provide valued insight and perspective to Board deliberations and in the oversight of the Corporation's operations. Mr. Mascarenas' service on the board of directors of public companies also demonstrates his knowledge of complex financial and operational issues, all of which strengthen the Board's collective knowledge, capabilities and experience.

    United States Steel Corporation   |  2019 Proxy Statement     |     7

Proposal 1: Election of Directors

Eugene B. Sperling graduated from the University of Minnesota and Yale Law School and attended Wharton Business School at the University of Pennsylvania. He currently heads Sperling Economic Strategies, which advises various companies, start-ups, philanthropies and foundations and is a contributing editor for The Atlantic.

Mr. Sperling served as Director of the National Economic Council (NEC) and Assistant to the President for Economic Policy in the White House under President Clinton from 1997 to 2001 and under President Obama from 2011 to 2014, the first individual to hold both positions under two presidents. As NEC Director, he coordinated economic policy development among the economic cabinet members. While serving in this role, he was influential in fiscal negotiations, passage of the payroll and low-income tax cuts, the Small Business Jobs Act and formation of the American Jobs Act. He spearheaded the Manufacturing Innovation Hubs initiative and the renewal of the Advanced Manufacturing Partnership. Mr. Sperling was co-chair of the first White House Manufacturing Council and helped launch the Select USA initiative.

Mr. Sperling also served as counselor to Treasury Secretary Timothy Geithner at the U.S. Department of the Treasury and as a member of the President's Auto Task Force. He was the founder and director, from 2002 to 2008, of the Center for Universal Education, which specializes in education for girls and boys in developing and conflict-impacted nations. Mr. Sperling currently serves on the board of directors of Ripple Labs.

Particular experience, attributes or skills that qualify candidate for Board membership: Stemming from his vast experience in government, Mr. Sperling brings to the Board valuable experience in public policy, economic policy, governmental affairs, and governance. He also provides the Board with knowledge and insight regarding the economy, market and risk analysis, manufacturing and innovation, the automotive industry, and labor relations, which add valuable insight and perspective to Board deliberations.

David S. Sutherland earned a Bachelor of Commerce degree from the University of Saskatchewan and a Master of Business Administration from the University of Pittsburgh's Katz Graduate School of Business. Mr. Sutherland retired as President and Chief Executive Officer of the former IPSCO, Inc., a leading North American steel producer, in July 2007 after spending 30 years with the company and more than five as President and Chief Executive Officer. Mr. Sutherland became the independent Chairman of the Board of U. S. Steel on January 1, 2014. Mr. Sutherland is a director of GATX Corporation and Imperial Oil, Ltd. Mr. Sutherland is a former chairman of the American Iron and Steel Institute and served as a member of the boards of directors of IPSCO, Inc., the Steel Manufacturers Association, the International Iron and Steel Institute, the Canadian Steel Producers Association and the National Association of Manufacturers.

Particular experience, attributes or skills that qualify candidate for Board membership: By virtue of his background and experience, Mr. Sutherland has an extraordinarily broad and deep knowledge of the steel industry. As a former Chief Executive Officer, Mr. Sutherland understands the issues facing executive management of a major corporation. His prior experiences enable him to provide the Board with valuable insights on a broad range of business, social and governance issues that are relevant to large corporations.

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Proposal 1: Election of Directors

Vice Admiral Tracey holds a Bachelor of Arts degree in Mathematics from the College of New Rochelle and a Master of Science in Operations Research and Systems Analysis from the Naval Postgraduate School. From 1970 to 2004, Vice Admiral Tracey served in increasingly responsible operational and staff positions with the United States Navy, including Chief of Naval Education and Training from 1996 to 1998, Deputy Assistant Secretary of Defense (Military Personnel Policy) from 1998 to 2001, and Director, Navy Headquarters Staff from 2001 to 2004. Vice Admiral Tracey served as a consultant on decision governance processes to the United States Navy from 2004 to 2005 and to the Department of Defense from 2005 to 2006. She took a position as a Client Industry Executive for business development and performance improvement with Electronic Data System Corporation in 2006. Hewlett Packard Co. acquired Electronic Data Systems Corporation in August 2008. Vice Admiral Tracey left her position as Vice President, Homeland Security and Defense Services with HP Enterprise Services in October 2016. She currently consults with Perspecta, Inc. She also serves on the board of trustees of Norwich University and the Board of Directors of Armed Forces Benefits Association.

Particular experience, attributes or skills that qualify candidate for Board membership: Vice Admiral Tracey gained significant senior executive leadership experience over a 34-year career in the U.S. military, including a three star assignment as the equivalent of chief executive officer of a $5B global enterprise responsible for industrial operations in support of live warfighting training. She brings deep experience in governmental affairs, planning and executing large scale organization and workforce transformation strategies, occupational safety and environmental compliance, and governance. She brings insight regarding information technology and cybersecurity gained from overseeing implementation of advanced solutions for Department of Defense and Homeland Security agencies.

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Corporate Governance

CORPORATE GOVERNANCE

Corporate governance is a continuing focus at U. S. Steel, embraced by the Board of Directors, management, and all employees. The Corporation has a long and rich tradition relating to corporate governance and public company disclosure, including being one of the first publicly traded companies in United States history to hold an annual meeting of stockholders and to publish an annual report. In this section, we describe some of our key governance policies and practices.

GOVERNANCE PRACTICES

U. S. Steel is committed to maintaining the highest standards of corporate governance and ethical conduct, which we believe are essential for sustained success and long-term stockholder value. In light of this goal, the Board oversees, counsels and directs management in the long-term interests of the Corporation, its stockholders and its customers. Our governance framework gives our highly-experienced directors the structure necessary to provide oversight, advice and counsel to U. S. Steel. The Board's responsibilities include, but are not limited to:

•
overseeing the management of our business and the assessment of our business risks;

•
overseeing the processes for maintaining the integrity of our financial statements and other public disclosures, and compliance with laws and ethical principles;

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reviewing and approving our major financial objectives and strategic and operating plans;

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overseeing our human capital management and succession planning for the CEO and other key executives; and

•
establishing an effective governance structure, including appropriate board composition and planning for board succession.

The Board discharges its responsibilities through regularly scheduled meetings as well as through telephonic meetings, actions by written consent and other communications with management as appropriate. U. S. Steel expects directors to attend all meetings of the Board and the Board committees upon which they serve, and all annual meetings of the Corporation's stockholders. During the fiscal year ended December 31, 2018, the Board held seven meetings and numerous interim conference calls. All of the directors attended in excess of 75% of the meetings of the Board and the committees on which they served. All but one of the incumbent directors attended the 2018 Annual Meeting of Stockholders.

The Board has long adhered to governance principles designed to assure excellence in the execution of its duties. The Board regularly reviews the Corporation's governance policies and practices, which are responsive to stockholder feedback. These principles are outlined in our Corporate Governance Principles, which, in conjunction with our certificate of incorporation, by-laws, Board committee charters and related policies, form the framework for the effective governance of the Corporation.

The full text of the Corporate Governance Principles, by-laws, the charters for each of the Board committees, and the Corporation's Code of Ethical Business Conduct are available on the Corporation's website, www.ussteel.com. These materials are also available in print to any person, without charge, upon written request to:

Corporate Secretary,
United States Steel Corporation,
600 Grant Street, Suite 1500,
Pittsburgh, PA 15219.

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Corporate Governance

Corporate Governance At A Glance

Leadership Structure

•

Our Chairman is independent. He interacts closely with our Chief Executive Officer

•

The independent Board members elect our Chairman annually. Among other duties, our Chairman leads executive sessions of the independent directors to discuss certain matters without management present

Board Composition	• Currently, the Board has fixed the number of directors at 11 • The Board regularly assesses its performance through Board and committee self-evaluations

Board Independence	• 10 out of 11 of our nominees are independent • Our CEO is the only management director

Board Committees

•

We have four Board committees – Executive, Audit, Corporate Governance & Public Policy, and Compensation & Organization

•

With the exception of the Executive Committee (our Chairman and CEO serve on this committee), all other committees are composed entirely of independent directors

Management Succession Planning

•

The Board actively monitors succession planning and talent development and receives regular updates on employee engagement, diversity and retention matters

•

At least twice per year, the Board reviews senior management succession and development plans

Director Stock Ownership	• Our directors are required to receive more than half of their annual retainer in shares of our common stock – and must hold these shares during their entire tenure on the Board

Risk Oversight

•

Our full Board is responsible for risk oversight, and has designated committees to have particular oversight of certain key risks

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Our Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks

Accountability to Stockholders

•

We use majority voting in uncontested director elections

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We have annual election of directors

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We implemented a proxy access by-law provision in line with market standards, which enables certain of our stockholders to nominate directors and have their eligible nominees included in the proxy statement with our nominees

•

We actively reach out to our stockholders through our engagement program

•

Stockholders can contact our Board, our Chairman or management by regular mail

BOARD LEADERSHIP STRUCTURE

The Board regularly considers the appropriate leadership structure for the Corporation. It has concluded that the Corporation and its stockholders are best served by the Board retaining discretion to determine whether the same individual should serve as both Chief Executive Officer and Chairman of the Board, or whether the Chairman of the Board should be an independent director. The Board believes that it is important to retain the flexibility to make this determination at any given point in time based on what it believes will provide the best leadership structure for the Corporation, taking into account the needs of the Corporation at that time. David S. Sutherland currently serves as the independent Chairman of the Board.

If the Chairman of the Board is not independent, the independent directors annually elect from among themselves a Lead Director. If the Chairman of the Board is independent, the Chairman's duties also include the duties of the Lead Director. The duties of the Lead Director are as follows:

•
chair executive sessions of the non-employee directors;
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serve as a liaison between the Chief Executive Officer and the independent directors;

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approve Board meeting agendas and, in consultation with the Chief Executive Officer and the independent directors, approve Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;

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approve the type of information to be provided to directors for Board meetings;

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be available for consultation and direct communication with the Corporation's stockholders;

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call meetings of the independent directors when necessary and appropriate; and

•
perform other duties as the Board may from time to time designate.

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Corporate Governance

BOARD'S ROLE IN RISK OVERSIGHT

The Board of Directors is responsible for the oversight of the assessment and management of risks impacting the Corporation. The Board oversees the Corporation's enterprise-wide risk management approach. The Board relies on its standing committees to oversee specific risks related to that committee's functions.

The Board, as a whole, considers risk assessment and risk management. The Board annually reviews the Corporation's strategic plan which includes a review of risks related to: safety, environmental, operating and competitive matters; political and regulatory issues; employee and labor issues; and financial results and projections. Although the Audit Committee has primary responsibility for overseeing risk management, each of our other Board committees also considers the risks within their specific areas of responsibility. Each committee regularly reports to the full Board on its respective activities, including, when appropriate, those activities related to risk assessment and risk management oversight.

The Audit Committee is responsible for reviewing and discussing the Corporation's policies with respect to the assessment of risks and risk management, including the following:

•
the guidelines and policies that govern the process by which the assessment and management of the Corporation's exposure to risk are handled by senior management; and
•
the Corporation's major risk exposures and the steps management has taken to monitor and control such exposures.

The Corporation's Internal Audit group provides regular reports to the Audit Committee on the results of various internal audit projects and provides recommendations for the enhancement of operational functions in order to reduce certain risks.

The Chief Risk Officer is responsible for the Corporation's financial and business risk management, including the assessment, analysis and monitoring of business risk and opportunities and the identification of strategies for managing risk. The Chief Risk Officer provides regular reports to the Audit Committee on these matters.

The Corporation believes that its leadership structure, as described above, supports the Board's role in risk oversight.

BOARD OVERSIGHT OF STRATEGY

A primary responsibility of our Board is oversight of our business strategy. At each regular Board meeting throughout the year, our Board reviews our strategy, operating plans,

and overall financial performance, and progress on each, and provides significant guidance and feedback. In addition, at least one multi-day meeting each year is dedicated to focus

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on our long-term strategic planning. The Board also devotes significant time to reviewing our capital allocation strategy. Annually, our Board reviews and approves our capital authorization and spending budgets, which are designed to strategically deploy capital intended to facilitate investments required to achieve operational excellence, grow profitability and generate strong returns. The primary goal of our capital allocation strategy is to create long-term stockholder value driven by three priorities for cash: maintaining a strong balance sheet supportive of the Corporation's strategic objectives; investing in operational excellence, technology and innovation aligned with our critical success factors; and returning capital to stockholders. To oversee management's performance in executing our strategy, the Board receives regular updates and actively engages in dialogue with our executive management team. Members of our Board also periodically visit our facilities to monitor the execution of our strategy in our business units, and to assess areas for improvement or potential risk.

BOARD OVERSIGHT OF SUCCESSION PLANNING

Our Board and management consider succession planning and professional development to be an integral part of the Corporation's long-term strategy. The Board and management have a robust, well-developed succession planning process that not only develops internal leadership candidates, but also considers external leadership candidates for top executive roles. The Compensation Committee is responsible for monitoring our management succession and development plans and receives regular updates on employee engagement, diversity and retention matters, which are reported to the full Board. Our Corporate Governance Principles require all executive officers to retire at age 65. The Compensation Committee may, in its discretion, waive that requirement. At least twice annually, our full Board reviews senior management succession and development plans with our CEO. Our CEO then presents to the independent directors his evaluations and recommendation of future candidates for the CEO position and other senior leadership roles and potential succession timing for those positions, including under emergency circumstances. The Board also reviews and discusses development plans for individuals identified as high-potential candidates for senior leadership positions.

BOARD EVALUATION PROCESS

Each year, the Board conducts annual self-evaluations to determine whether it and its committees are functioning effectively and whether its governing documents continue to remain appropriate. Our Board's self-evaluation is facilitated by a wide range of questions related to topics including operations, composition of the board, responsibilities, governing documents and resources. The Board evaluation also includes an assessment of whether the Board (i) has the appropriate mix of skills, experience and other characteristics, including those described earlier, and (ii) is made up of a sufficiently diverse group of people. The process is designed and overseen by the Corporate Governance & Public Policy Committee, and the results of the evaluations are discussed by the full Board. In 2018, the Board enhanced its typical evaluation process by engaging in a robust review of the effectiveness of the Board, conducted by an independent advisor. Each standing committee, other than the Executive Committee, annually reviews its own performance and reports the results and any recommendations to the Board.

The 2018 Evaluation Process is described below:

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Corporate Governance

BOARD REFRESHMENT

Our Board maintains a robust process in which the members focus on identifying, considering and evaluating potential board candidates. Our Corporate Governance & Public Policy Committee leads this process by considering prospective candidates at its meetings. In identifying appropriate candidates through a thoughtful evaluation, supported by its outside consultants, the committee is focused on aligning the skills, experience and characteristics of our Board with the strategic development of the Corporation. Among other things, the members aim to strike a balance between the knowledge that comes from longer-term service on the Board with the fresh insights that can come from adding new members to the Board. The following shows our board refreshment process:

Identification of Candidates

The Corporate Governance & Public Policy Committee reviews candidates identified by an independent search firm or recommended by our directors, officers or stockholders,

taking into consideration the qualifications and requirements outlined in our Corporate Governance Principles, as well as the skills and experience already represented on the Board.

Assessment and Interviews

The committee seeks input from other Board members and senior management to evaluate nominees for director and interviews appropriate candidates to confirm their qualifications, interest and availability for Board service.

Nomination and Election

Upon a recommendation from the Corporate Governance & Public Policy Committee, the Board determines whether to elect a director candidate and optimal committee placement.

Onboarding

We conduct a comprehensive onboarding process for new directors, including site visits, to provide an understanding of our business, opportunities and challenges.

INDEPENDENCE

The following non-employee director nominees are independent within the definitions of independence of both the New York Stock Exchange ("NYSE") listing standards and the U.S. Securities and Exchange Commission ("SEC") standards for Audit Committee members: Patricia Diaz Dennis, Dan O. Dinges, John J. Engel, John V. Faraci, Murry S. Gerber, Stephen J. Girsky, Paul A. Mascarenas, Eugene B. Sperling, David S. Sutherland and Patricia A. Tracey. The Corporation has incorporated the NYSE and SEC independence standards into its own categorical standards for independence. The Board has affirmatively determined that none of the directors or nominees for director, other than Mr. Burritt, has a material relationship with the Corporation. The Board made such determination based on all relevant facts and circumstances.

In making its determination of director independence, the Board of Directors considered the fact that U. S. Steel purchased certain goods and services from WESCO International, Inc. ("WESCO") in 2018. Mr. Engel is the Chairman, President and Chief Executive Officer of WESCO. The Board determined that Mr. Engel did not have a direct or indirect material interest in these transactions and that the transactions were undertaken in the ordinary course of business. In addition, the value of materials purchased by U. S. Steel in 2018 was less than 2% of WESCO's annual gross revenues. As a result, the Board concluded that these transactions would not affect Mr. Engel's independence.

Additionally, the Board considered the fact that U. S. Steel indirectly sold products to Cabot Oil & Gas Corporation ("Cabot") in 2018. Mr. Dinges is the Chairman, President and Chief Executive Officer of Cabot. The Board determined that Mr. Dinges did not have a direct or indirect material interest in these transactions and that the transactions were undertaken in the ordinary course of business, and that the products sold by U. S. Steel were less than 2% of Cabot's annual gross revenues. Accordingly, the Board concluded that these transactions would not affect Mr. Dinges' independence.

The Board affirmatively determined that each member of the Audit Committee: (i) did not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or any of its subsidiaries, (ii) was not an affiliated person of the Corporation or any of its subsidiaries, and therefore (iii) satisfied the NYSE's enhanced independence standards for audit committee members.

The Board also determined that: (i) no member of the Compensation Committee has a relationship to the Corporation that is material to that director's ability to be independent from management in connection with the duties of a compensation committee member, and (ii) each member of the Compensation Committee therefore satisfies the independence requirements of NYSE listing standards.

DIRECTOR RETIREMENT POLICY

Our Corporate Governance Principles require any non-employee director to retire at the first annual meeting of stockholders after he or she reaches the age of 74. However, the Board may grant exceptions to this policy on a case-by-case basis. Each employee director must retire from the Board when he or she ceases to be an executive officer of the Corporation, except that the Chief Executive Officer may remain on the Board after retirement as an employee, at the Board's request, through the last day of the month in which he or she turns 70. Our Corporate Governance Principles also provide that directors who undergo a significant change in their business or professional careers shall volunteer to resign from the Board.

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Corporate Governance

BOARD COMMITTEES

Under our by-laws and the general corporation law of the State of Delaware, U. S. Steel's state of incorporation, the business and affairs of U. S. Steel are managed under the direction of the Board of Directors. The non-employee directors hold regularly scheduled executive sessions without management. The directors spend considerable time preparing for Board and committee meetings.

The Board has three principal committees, each of which is comprised exclusively of independent directors: (i) the Audit Committee; (ii) the Compensation & Organization Committee; and (iii) the Corporate Governance & Public Policy Committee.

Each of the principal committees has a written charter adopted by the Board, which is available on the Corporation's website (www.ussteel.com). The committee charters are regularly reviewed and updated to incorporate best practices and prevailing governance trends. The Board also has an Executive Committee that acts on, and reports to the Board on, routine or delegated matters that arise between Board meetings.

Each principal committee is required to have at least three members, each of whom is considered independent. Each of the principal committee charters require the committee to perform a self-evaluation and review its charter annually. Each committee may in its sole discretion, retain or obtain the advice of outside advisors, including any consultant, independent legal counsel or other advisor, at the Corporation's expense to assist the committee in fulfilling its duties and responsibilities.

The table below shows the current committee memberships of our directors:

Director	Audit Committee	Compensation & Organization Committee	Corporate Governance & Public Policy Committee	Executive Committee

David B. Burritt

Patricia Diaz Dennis

Dan O. Dinges

John J. Engel

Murry S. Gerber

Stephen J. Girsky

Paul A. Mascarenas

Eugene B. Sperling

David S. Sutherland*

Patricia A. Tracey

TOTAL MEETINGS HELD:	6	5	6

= Committee Chair.

*Chairman of the Board.

Audit Committee

Pursuant to its charter, the Audit Committee's duties and responsibilities include:

•
reviewing and discussing with management and the independent registered public accounting firm matters related to the annual audited financial statements, quarterly financial statements, earnings press releases and the accounting principles and policies applied;

•
reviewing and discussing with management and the independent registered public accounting firm matters related to the Corporation's internal controls over financial reporting;

•
reviewing the responsibilities, staffing and performance of the Corporation's internal audit function;

•
reviewing issues that arise with respect to the Corporation's compliance with legal or regulatory requirements and corporate policies dealing with business conduct;
•
being directly responsible for the appointment (subject to stockholder ratification), compensation, retention, and oversight of the work of the Corporation's independent registered public accounting firm, while possessing the sole authority to approve all audit engagement fees and terms as well as all non-audit engagements with such firm; and

•
discussing policies with respect to risk assessment and risk management.

The Audit Committee annually requests PriceWaterhouseCoopers LLP ("PwC") to prepare a self-assessment utilizing the Center for Audit Quality, External Auditor Assessment Tool. This best practice assists the Audit Committee in its oversight role and annual evaluation of PwC to assess the quality of the audit and to recommend the retention of PwC. Based on this assessment, we believe the quality of PwC's services, communication and interaction with the Audit Committee is of a high standard.

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Corporate Governance

The charter also requires the Audit Committee to be comprised of at least three directors, each of whom is financially literate, and at least one of whom must have accounting or related financial management expertise. Under the charter, no director who serves on the audit committees of more than two other public companies may serve on the Audit Committee, unless the Board determines that such simultaneous service will not impair the ability of such director to effectively serve on the Audit Committee. No member of the Audit Committee serves on the audit committees of more than two other publicly traded companies. The Board has determined that John J. Engel, Murry S. Gerber, the Committee's chairman, and Stephen J. Girsky meet the SEC's definition of audit committee financial expert.

Compensation & Organization Committee

The primary responsibilities of the Compensation & Organization Committee (the "Compensation Committee") include:

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determining and approving, with the Board, the CEO's compensation based on the evaluation of the CEO's performance;

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determining and approving, with input from the CEO, the compensation of the other "executive officers" of the Corporation as defined under Section 16 of the Securities Exchange Act of 1934;

•
reviewing the Corporation's executive management succession plans annually with the Board;

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approving awards to the executive officers under the Corporation's short-term and long-term incentive plans;

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assessing whether the Corporation's compensation and organization policies and practices are reasonably likely to create a risk that could have a material adverse effect on the Corporation; and

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considering the most recent stockholder advisory vote on executive compensation.

The Compensation Committee has retained Pay Governance, LLC as its executive compensation consultant. A representative of the consultant attended all meetings of the Compensation Committee in 2018.

During 2018, Pay Governance performed the following specific services:

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provided presentations on executive compensation trends, and best practices and recent developments;

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prepared competitive assessments by position for each element of compensation and for compensation in the aggregate; and

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reviewed the peer groups used for benchmarking compensation and measuring performance for purposes of the relative TSR Performance Awards.

The consultant provided no services to management during 2018.

The Compensation Committee has assessed the independence of the consultant pursuant to the NYSE listing standards and SEC rules and concluded that no conflict of interest exists that would prevent the consultant from serving as an independent consultant to the Compensation Committee.

Committee agendas are established in consultation with management, the Compensation Committee chair and the compensation consultant. The Compensation Committee meets in executive session without management for a portion of each regular meeting.

Corporate Governance & Public Policy Committee

The Corporate Governance & Public Policy Committee serves as the Corporation's governance and nominating committee. Pursuant to its charter, the duties and responsibilities of this committee include:

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Identifying and evaluating nominees for director and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;

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making recommendations to the Board concerning the appropriate size and composition of the Board and its committees;

•
making recommendations to the Board concerning the compensation of non-employee directors;

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recommending to the Board a set of corporate governance principles applicable to the Corporation, reviewing such principles annually and recommending appropriate changes to the Board;

•
reviewing relationships with, and communications to and from, the investment community, including the Corporation's stockholders;
•
reviewing matters and discussing risk relating to legislative, regulatory and public policy issues affecting the Corporation's businesses and operations;

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reviewing public policy issues likely to be of interest to various stakeholders of the Corporation, including employee health and safety, environmental, energy and trade matters;

•
reviewing and approving codes of conduct applicable to employees and principal operating units; and

•
assessing and making recommendations concerning overall corporate governance to the extent specific matters are not the assigned responsibility of other board committees.

The Corporate Governance & Public Policy Committee's charter gives the committee the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms.

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Corporate Governance

COMMITMENT TO STOCKHOLDER ENGAGEMENT

The Board, as well as management, prioritizes constructive communication with our stockholders to learn about their views regarding the Corporation and our governance and compensation practices. Our CEO, CFO and Investor Relations team regularly communicate with our buy-side investors and the investment community generally regarding our business strategy and financial performance. Additionally, we have maintained ongoing dialogue with our largest stockholders regarding our corporate governance and executive compensation program since 2012. The feedback we receive from these discussions is carefully considered by the Board, the Corporate Governance & Public Policy Committee and the Compensation & Organization Committee. We believe the strong support we've received for our proposals, including director elections and say-on-pay, over the last few years demonstrates our ability to decisively take action to incorporate our stockholders' perspectives in our programs.

Say-on-Pay Voting and Annual Meeting
Annual Stockholder Engagement Meetings
Report Feedback to Board of Directors
Assess plans and practices in light of stockholder comments and adjust as needed
• The Board and its committees considers results of the annual say-on-pay vote, along with input from management and stockholders, when making compensation decisions for our executives and when reviewing governance programs and policies
• Since 2012 we have held engagement meetings with our largest stockholders, at least annually
• In 2018 we reached out to stockholders representing approximately 35% of our outstanding shares to request meetings
• Feedback from our stockholder meetings is reported to our Corporate Governance & Public Policy Committee and our Compensation & Organization Committee
• Our Compensation & Organization Committee seeks to align the executive compensation program with the interests of our stockholders.
• Our Board and committees make changes to governance practices when appropriate

In 2018, we contacted stockholders representing approximately 35% of our outstanding shares and held meetings with six investors. The topics covered included business strategy, human capital management, executive compensation and the pay-for-performance alignment of our executive compensation program, board composition and oversight, and sustainability. Our stockholders provided constructive feedback and were supportive of our current governance, sustainability and compensation practices.

    United States Steel Corporation   |  2019 Proxy Statement     |    17

Corporate Social Responsibility

CORPORATE SOCIAL RESPONSIBILITY

The safety and well-being of our employees, the communities in which we operate and our shared environment are, and will always be, our first and most important priority.

This year, we enhanced our Code of Ethical Business Conduct to reinforce our environmental, social, and governance commitments. The Board and its committees oversee our sustainability and corporate responsibility initiatives, as described more on page 12.

The S.T.E.E.L. principles – Safety First, Trust and Respect, Environmentally Friendly Activities, Ethical Behavior, and Lawful Business Conduct – form the foundation of our business. A few of our recent achievements demonstrating these principles are set forth below.

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Director Compensation

DIRECTOR COMPENSATION

Our Corporate Governance Principles provide that each non-employee director shall be paid compensation as the Board may determine from time to time. Directors who are employees of U. S. Steel receive no compensation for their service on the Board. The objective of U. S. Steel's director compensation programs is to enable the Corporation to attract and retain as directors individuals of substantial accomplishment with demonstrated leadership capabilities. In order to align the interests of directors with the interests of stockholders, our non-employee directors participate in the Deferred Compensation Program for Non-Employee Directors and the Non-Employee Director Stock Program, each of which is described below.

2018 Director Compensation

For 2018, the Board set the annual compensation after following a robust benchmarking review process, described below.

No meeting fees or committee membership fees are paid. Mr. Sutherland's annual retainer was temporarily increased by $150,000, effective March 1, 2018, in connection with his assumption of additional duties.

Deferred Compensation Program

Under our Deferred Compensation Program for Non-Employee Directors, each non-employee director is required to defer a minimum of his or her retainer in the form of Common Stock Units and may elect to defer up to 100%. A Common Stock Unit is what is sometimes referred to as "phantom stock" because initially no stock is actually issued. Instead, we keep a book entry account for each director that shows how many Common Stock Units he or she has. When a director leaves the Board, he or she receives actual shares of common stock corresponding to the number of Common Stock Units in his or her account. The ongoing value of each Common Stock Unit equals the market price of the common stock. When dividends are paid on the common stock, we credit each account with equivalent amounts in additional

Common Stock Units. If U. S. Steel were to undergo a change in control resulting in the removal of a non-employee director from the Board, that director would receive a cash payment equal to the value of his or her deferred stock account. The Board and management believe that such deferral, by continually building each director's equity interest in the Corporation, provides a meaningful continued interest in the Corporation that is tied to the stockholders' interest because the stock issued upon a director's departure from the Board reflects all changes in the market value of U. S. Steel common stock from the date of deferral. Each non-employee director is in compliance with the requirement described in this paragraph.

Non-Employee Director Stock Program

Under our Non-Employee Director Stock Program, upon joining our Board, each non-employee director is eligible to receive a grant of up to 1,000 shares of common stock. In order to qualify, each director must first have purchased an equivalent number of shares in the open market during the 60 days following the first date of his or her service on the Board.

Compensation Review Process

The Corporate Governance & Public Policy Committee reviews director compensation on an annual basis.

Annually, Pay Governance, an independent compensation consultant, presents a benchmarking report on director compensation for the same comparator group of companies the Compensation & Organization Committee uses for determining compensation for our executives, as well as for a larger general comparator group of 151 companies in a similar revenue range as the Corporation. After reviewing the information presented by Pay Governance, as well as other public information on the topic, the committee evaluates the plan design and compensation levels to ensure they are consistent with market trends and makes recommendations of any appropriate changes to the Board.

The committee recommended, and the Board approved, an increase in the annual director compensation retainer to $265,000 beginning in 2019, and set the additional fee for the Chairman of the Board at $100,000 (a reduction from 2018), in order to better align the compensation level with the median of both comparator groups. The $25,000 increase in the annual retainer is required to be paid in deferred stock compensation. No increase was made to the additional amounts paid to committee chairs.

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Stock Ownership of Directors and Executive Officers

The following table sets forth the compensation of non-employee directors in 2018:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)

Patricia Diaz Dennis	120,000.00	120,000.00	0	240,000.00

Dan O. Dinges	130,000.00	130,000.00	0	260,000.00

John G. Drosdick	72,634.30	40,000.00	0	112,634.30

John J. Engel	123,333.33	123,333.33	0	246,666.66

Murry S. Gerber	126,666.67	126,666.67	0	253,333.34

Stephen J. Girsky	0.00	240,000.00	0	240,000.00

Paul A. Mascarenas	48,000.00	192,000.00	0	240,000.00

Glenda G. McNeal	40,018.31	40,000.00	0	80,018.31

Eugene B. Sperling	120,000.00	120,000.00	0	240,000.00

Robert J. Stevens	17.69	80,000.00	0	80,017.69

David S. Sutherland	62,250.00	352,750.00	0	415,000.00

Patricia A. Tracey	130,000.00	130,000.00	0	260,000.00

(1)
The amount shown represents the cash portion of the 2018 annual retainer paid to directors, and, for Messrs. Drosdick and Stevens and Ms. McNeal, cash paid to directors upon retirement in lieu of fractional shares. Mr. Drosdick's cash amount also includes payment related to a one-time director cash award granted in 2005.

(2)
The amount shown represents the aggregate grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (ASC 718), as described in the Corporation's financial statements for the year ended December 31, 2018 included in the Corporation's annual report on Form 10-K for 2018. All of the 2018 stock awards represent Common Stock Units under the Deferred Compensation Program for Non-Employee Directors.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of U. S. Steel common stock beneficially owned as of March 4, 2019 by each director and director nominee, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. No director or executive officer beneficially owned, as of the applicable date, any equity securities of U. S. Steel other than those shown.

Name	Shares Beneficially Owned*

Kevin P. Bradley(1)	165,840

David B. Burritt(1)	484,795

Scott D. Buckiso	108,237

Patricia Diaz Dennis(2)	33,165

Dan O. Dinges(2)	62,092

John J. Engel(2)	50,861

John V. Faraci	0

Murry S. Gerber(2)	180,923

Stephen J. Girsky(2)	36,887

Duane D. Holloway	36,654

Paul A. Mascarenas(2)	25,716

Douglas R. Matthews(1)	286,364

Eugene B. Sperling(2)	15,407

David S. Sutherland(2)	129,378

Patricia A. Tracey(2)	55,648

All Directors and Executive Officers as a group (21 persons)(1)(2)(3)	2,045,391

*
Does not include fractional shares.

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Communications from Stockholders and Interested Parties
(1)
Includes shares that may be acquired upon exercise of outstanding options that are or will become exercisable within 60 days of March 4, 2019 in the following amounts: Mr. Burritt: 76,700; Mr. Bradley: 5,263; Mr. Matthews: 144,276; Mr. Buckiso: 48,493; and all executive officers as a group: 343,258.

(2)
Includes those Common Stock Units granted under the Deferred Compensation Program for Non-Employee Directors that are convertible into shares of common stock upon departure from the Board in the following amounts: Ms. Diaz Dennis: 32,165; Mr. Dinges: 60,092; Mr. Engel: 48,861; Mr. Gerber: 42,723; Mr. Girsky: 31,387; Mr. Mascarenas: 25,716; Mr. Sperling: 13,407; Mr. Sutherland: 117,284; Vice Admiral Tracey: 53,990; and all directors as a group: 590,080.

(3)
The total number of shares beneficially owned by all directors and executive officers as a group constitutes approximately 1.1% of the outstanding shares of common stock of U. S. Steel.

COMMUNICATIONS FROM STOCKHOLDERS AND INTERESTED PARTIES

Stockholders and interested parties may send communications through the Secretary of the Corporation to the: (1) Board, (2) Committee Chairs, (3) Chairman of the Board, or (4) outside directors as a group. The Secretary will collect, organize and forward to the directors all communications that are appropriate for consideration by the directors. Examples of communications that would not be considered appropriate for consideration by the directors include solicitations for products or services, employment matters, and matters not relevant to stockholders generally, to the functioning of the Board, or to the affairs of the Corporation. The Secretary of the Corporation may be contacted at: Corporate Secretary, United States Steel Corporation, 600 Grant Street, Suite 1500, Pittsburgh, PA 15219.

POLICY WITH RESPECT TO RELATED PERSON TRANSACTIONS

The Board of Directors of the Corporation has adopted a written policy that requires certain transactions with related persons to be approved or ratified by its Corporate Governance & Public Policy Committee. For purposes of this policy, related persons include: (i) any person who is, or at any time since the beginning of the Corporation's last fiscal year was, a director or executive officer of the Corporation or a nominee to become a director of the Corporation; (ii) any person who is the beneficial owner of more than 5% of any class of the Corporation's voting securities; and (iii) any immediate family member of any person described in (i) or (ii). The types of transactions that are subject to this policy are transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Corporation, or any of its subsidiaries, was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest and the aggregate amount involved will or may be expected to exceed $120,000. The standards applied by the Corporate Governance & Public Policy Committee when reviewing transactions with related persons include: (a) the benefits to the Corporation of the transaction; (b) the terms and conditions of the transaction and whether such terms and conditions are comparable to the terms available to an unrelated third party or to employees generally; and (c) the potential for the transaction to affect the independence or judgment of a director or executive officer of the Corporation. Under the policy, certain transactions are deemed to be automatically pre-approved and do not need to be brought to the Corporate Governance & Public Policy Committee for individual approval. The transactions that are automatically pre-approved include: (i) transactions involving compensation to directors and executive officers of the type that is required to be reported in the Corporation's proxy statement; (ii) indebtedness for ordinary business travel and expense payments; (iii) transactions with another company at which a related person's only relationship is as an employee (other than an executive officer), a director or beneficial owner of less than 10% of any class of equity securities of that company, provided that the amount involved does not exceed the greater of $1,000,000 or 2% of that company's consolidated gross annual revenues; (iv) transactions where the interest of the related person arises solely from the ownership of a class of equity securities of the Corporation, and all holders of that class of equity securities receive the same benefit on a pro rata basis; (v) transactions where the rates or charges involved are determined by competitive bid; (vi) transactions involving the rendering of services as a common or contract carrier or public utility at rates or charges fixed in conformity with law or governmental regulation; and (vii) transactions involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services. There were no transactions that required approval of the Corporate Governance & Public Policy Committee under this policy during 2018.

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Proposal 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Securities Exchange Act of 1934, we are seeking an advisory vote from our stockholders on the following resolution to approve the compensation of the named executive officers ("NEOs") listed in the compensation tables of this proxy statement:

    RESOLVED, that the stockholders of United States Steel Corporation (the "Corporation") approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the Corporation's proxy statement for the 2019 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussions.

We intend to offer this non-binding advisory vote at each of our annual meetings. Although it is not binding, we and the Board welcome our stockholders' views on our NEOs' compensation and will carefully consider the outcome of this advisory vote consistent with the best interests of all stockholders.

Advisory Vote Discussion

At the 2018 Annual Meeting of Stockholders, approximately 96% of the votes cast were "For" our advisory vote on executive compensation. We value the feedback we receive from regular engagement with our stockholders, and are encouraged by the positive support we have received over the past several years for our compensation program and recognition of our responsiveness to stockholders.

The Board of Directors recommends a vote FOR this proposal based on the efforts of the Compensation & Organization Committee and the Board to design an executive compensation program that:

•
Aligns the interests of U. S. Steel executives with our stockholders;

•
Provides market-aligned pay opportunities that attract, reward and retain key talent needed to drive outstanding corporate performance and create long-term stockholder value; and

•
Reflects the input received from stockholders on our executive compensation program through our robust engagement program.

In considering this advisory vote, we encourage you to read the Compensation Discussion and Analysis, the compensation tables and other relevant information in this proxy statement for additional details on our executive compensation programs and the 2018 compensation paid to our named executive officers.

The Board recommends that you vote "FOR" the resolution approving the compensation of our Named Executive Officers.

COMPENSATION & ORGANIZATION COMMITTEE REPORT

The Compensation & Organization Committee of the Board of Directors of the Corporation has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation & Organization Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Corporation's Annual Report on Form 10-K for the year-ended December 31, 2018.

Dan O. Dinges, Chairman	Paul A. Mascarenas
Patricia Diaz Dennis	Patricia A. Tracey
Stephen J. Girsky

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Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis contains a discussion of the material elements of compensation awarded to, earned by, or paid to the Corporation's "Named Executive Officers" ("NEOs"), including our principal executive officer, the principal financial officer, and the next three most highly compensated executive officers of U. S. Steel in 2018.

U. S. Steel's Named Executive Officers in 2018

David B. Burritt	President & Chief Executive Officer

Kevin P. Bradley	Executive Vice President & Chief Financial Officer

Douglas R. Matthews	Senior Vice President — Industrial, Service Center and Mining Solutions; Interim Head, Tubular

Duane D. Holloway	Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary

Scott D. Buckiso	Senior Vice President — Automotive Solutions

Executive Summary

Our executive compensation program is designed to attract, reward and retain executives who make significant contributions through operational and financial achievements aligned with the goals and philosophy of our long-term strategy. The	Compensation & Organization Committee (the "Compensation Committee") is guided by five compensation principles discussed on page 32.
Executing our Strategy to Create Stockholder Value

Our strategy is to create long-term stockholder value through the business cycles by focusing on three simple, yet powerful drivers: winning in attractive markets, moving down the cost curve and moving up the talent curve. We are focused on winning in attractive markets through a customer-focused business model. We have made significant progress and our goal remains to deliver high-quality, value-added products on time every time and to collaborate with customers to develop innovative solutions that address their most challenging needs. To position the Corporation to increase profitability and win in attractive markets, we continue to enhance our cost structure and move down the cost curve. The next phase of our operations transformation will be defined by our continued implementation of disciplined and standardized business and operations practices, continued investments in Asset Revitalization and Reliability Centered Maintenance and a renewed focus on innovation and technology. Core to our strategy is moving up the talent curve. We know that we must work to identify, attract and retain best-in-class diverse talent.

The steel industry has faced many challenges and endured significant change over the past three years. Despite the volatility, we have remained focused on the things that we control. Our continued pursuit of operational excellence has translated into industry leading total stockholder return ("TSR") performance since 2016. While our progress is noteworthy, we remain focused on creating value for our stockholders and believe the Corporation is well positioned to continue the positive momentum we have been building.

Our executive compensation program has been structured to closely align with our long-term strategy and to link compensation to corporate performance. We believe the pay outcomes for executives demonstrate a strong link between compensation and performance.

Maintaining Pay-for-Performance through Industry Cycles
The Compensation Committee believes that in a challenging operating and unpredictable economic environment it is critical to align our compensation program with the goals of our strategic turnaround initiatives. Therefore, our compensation structure balances the following:

•

a strong pay-for-performance approach that links financial performance to the incentive opportunities realized by our executives;

•

measurable performance metrics in our incentive plans that support our strategic and financial goals;

•

alignment of management interests with the long-term interests of our stockholders; and

•

our need to attract, reward and retain executives best qualified to guide the Corporation through its transformation.

The elements of compensation provided to our executives include: base salary, short-term annual incentive compensation, long-term incentive compensation, retirement benefits, and other compensation. The distribution of compensation among the various compensation elements is based on the Compensation Committee's belief that to link pay to performance, most of an executive's compensation should be paid in the form of performance-based variable compensation with a greater emphasis on variable components for the most senior executives who have greater responsibility for the performance of the business.

    United States Steel Corporation   |  2019 Proxy Statement     |     23

Compensation Discussion and Analysis – Executive Summary

Changes to the 2018 Compensation Program

The Compensation Committee made certain changes to the 2018 executive compensation program, described below, in order to better align executive compensation with strategy and tighten the link between pay and performance. These revisions were briefly described in our 2018 proxy statement.

Compensation Program Change	Committee Rationale

Annual Incentive Compensation Plan (AICP)

Replaced Cash Flow Metric with Cash Conversion Cycle (CCC)	Given the priority we have placed on capital intensive projects, such as the Asset Revitalization program, the Compensation Committee replaced the cash flow metric with a cash efficiency metric — cash conversion cycle — which is measured in days; EBITDA remains the primary AICP metric.

Changed Weighting of AICP Metrics	The Compensation Committee rebalanced the weighting of the two AICP metrics (which were previously equally weighted) to 70% EBITDA and 30% CCC to better reflect our focus on driving sustainable profitability.

Long-Term Incentive Compensation Program (LTIP)

ROCE Performance Awards Granted in Stock	Since 2015 these awards have been granted in and paid out in cash, but in 2018, these awards were granted in equity to further align compensation with stockholder interests.

Eliminated Stock Options	The Compensation Committee eliminated stock options to help reduce volatility in payouts. Options previously comprised 20% of our long-term incentive award.

Revised Long-Term TSR Goals	The Compensation Committee revised the goals to require relative TSR performance at the 55th percentile to achieve target payout and 80th percentile for a maximum payout. Revised goals require above-market performance to achieve target payout and better align the Compensation Committee's objective of providing long-term compensation that is both rigorous and achievable.

Consideration of Most Recent "Say on Pay" Vote

Following our 2018 Annual Meeting of Stockholders, the Compensation Committee reviewed the results of the stockholder advisory vote on executive compensation (the "Say on Pay" Vote) that was held at the meeting with respect to the 2017 compensation actions and decisions for Mr. Burritt and the other NEOs. Approximately 96% of the votes cast on the proposal were voted in support of the compensation of our NEOs.

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Compensation Discussion and Analysis – Executive Summary

2018 Financial Performance

The continued focus of our executive team and employees on our long-term strategic goals of improving our balance sheet, enhancing operating efficiency and reliability, and seeking robust enforcement of our trade laws, again led to a successful year and helped move us another step closer to achieving sustainable profitability. We made good progress in 2018, and strive for greater achievement in the year ahead.

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Compensation Discussion and Analysis – Executive Summary

Compensation Elements

The following chart highlights the key elements of our performance-based compensation structure and our CEO's target compensation.

Based on our strong pay-for-performance alignment, realizable compensation for our CEO over the last three years is 112% of target value granted during the period.

CEO Realizable Pay

Three-Year (2016 - 2018) Aggregate CEO Compensation ($mm)*

    *
    Reflects aggregate compensation of Mr. Mario Longhi, who served as our CEO during 2016 and part of 2017, and Mr. Burritt, who has served as CEO since May 2017.

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Compensation Discussion and Analysis – Executive Summary

Compensation Outcomes: Payouts Reflect Corporate Performance

The Compensation Committee considers a mix of cash and equity awards over both the short-term and long-term as a critical balance in reinforcing U. S. Steel's commitment to performance alignment. This strong pay-for-performance alignment is clearly reflected in amounts actually earned by our NEOs based on the achievement of metrics established by the Compensation Committee for the annual and long-term incentive plans.

The following table illustrates how our performance has affected the payout of our annual incentives and how the performance of our common stock affects the value of the long-term incentives that would be received by our CEO based on our closing stock price of $18.24 on December 31, 2018:

	Annual Incentive	Stock Options		Restricted Stock Units(2)	Performance Awards(3)

Year	% of Target Award Paid	Exercise Price	Intrinsic Value(1)	Value as a % of Grant Value	Award Payout as a % of Target

2018	187%	N/A	—	41%	94%
2017	0%	$39.265	$0	46%	100%
2016	201%	$14.780	$3.46	123%	200%

(1)
The "Intrinsic Value" column shows the amount (if any) by which the market value of our shares underlying an option exceeds the exercise price at December 31, 2018. If the exercise price exceeds the market price, the stock options have no intrinsic value. Stock options were not granted in 2018.

(2)
The "Restricted Stock Units" column shows the market value on December 31, 2018, of the shares underlying the restricted stock units as a percentage of the market value on the grant date. To the extent that the market value has declined, the value of the restricted stock units reflected in the Summary Compensation Table will also decline.

(3)
The "Performance Awards" column indicates the percentage of the performance awards that would be paid out based on our TSR as compared to the TSR of the peer group companies and ROCE. The information in the table is determined as if the performance periods for the 2016, 2017 and 2018 performance awards ended on December 31, 2018.

Achievement of significant increase in adjusted EBITDA from last year, improvement in cash efficiency and return on capital employed over the prior year, and industry-leading three-year total stockholder return reflect the efforts of our executives to execute on our long-term strategy and validate above-target and maximum payouts under our incentive compensation plans.

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Compensation Discussion and Analysis – Executive Summary

Commitment to Stockholder Engagement on Executive Compensation

In 2018, we continued our long-standing engagement efforts with our stockholders both during and outside of the proxy season. Last year we contacted stockholders representing approximately 35% of our stock and we held telephonic meetings with six investors. These discussions focused primarily on our business strategy and the alignment of our compensation program to our strategy and company performance. In addition, some stockholders indicated they did not believe a call was necessary.

The Board, as well as management, prioritizes constructive communication with our investors to learn about their views of the Corporation and our governance and compensation practices. In addition to the frequent communication our CEO and Investor Relations team has with our stockholders, we have maintained ongoing dialogue with our largest stockholders regarding our corporate governance and executive compensation program since 2012. The feedback we receive from these discussions is carefully considered by the Board and the Compensation Committee, and we believe the strong support for our say-on-pay proposal over the last few years is evidence of the careful attention to stockholder feedback, and our ability to decisively take action and incorporate their perspectives in our programs.

Based on our 2018 meetings, we determined that our stockholders are supportive of the strong link between pay and performance embedded in our executive compensation program. Over the years, we have implemented changes to our compensation practices to further align pay with performance and enhanced disclosure regarding the rationale behind certain compensation decisions.

Compensation Governance Practices

Our compensation program is designed to promote exceptional performance and align the interests of our executives with the interests of our stockholders while discouraging executives from excessive risk-taking. Our executive compensation is directly aligned with corporate performance and measurable financial metrics.

What we do:

✓	Consider results of say-on-pay votes when making compensation decisions
✓	Regularly engage with our stockholders about our executive compensation program
✓	Align pay and performance
✓	Cap annual and long-term incentive awards, including when TSR is negative
✓	Utilize an independent compensation consultant
✓	Require significant stock ownership of executive officers
✓	Utilize a market-based approach (competitive within our peer group) for determining NEO target pay levels
✓	Require a "double trigger" for change in control severance
✓	Provide for clawback of incentive awards if our financial statements are restated
✓	Annually review risks associated with our compensation programs

What we don't do:

Pay excise tax gross ups for change in control payments
Guarantee minimum payout of annual or long-term performance awards
Reprice options
Allow directors or employees to engage in hedging transactions, short sales or pledge our common stock

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Compensation Discussion and Analysis

2018 Compensation Decisions and Outcomes Demonstrate Alignment with Performance

The Compensation Committee approved the following target compensation decisions in early 2018 based on several factors, including, among other criteria: the Corporation's 2017 performance; outlook for 2018 performance; continued development and execution of the Corporation's long-term strategy; and assumption of additional duties in connection with executive leadership changes and responsibilities of each of our NEOs. Generally the Compensation Committee maintained target compensation levels for 2018, which are at or slightly below market median. Actual AICP awards were made following 2018 and include assessment of individual performance.

David B. Burritt	Individual Performance Assessment
President & Chief Executive Officer	The Board determined that Mr. Burritt delivered outstanding performance with respect to the annual goals established at the beginning of 2018, relating to leadership of the organization, enhancing safety culture and performance, EBITDA growth, more efficient cash management, improved customer service, and building a high performance organization in an environment of fairness and respect. The Board also determined that Mr. Burritt delivered outstanding progress toward the long-term goals for the Corporation, including creation and implementation of a long-term strategy to improve the Corporation's competitive position.

In recognition of the Board's confidence in Mr. Burritt and to ensure the Corporation continues to benefit from his continued leadership, business acumen and experience, the Compensation Committee recommended, and the Board agreed, to waive the Corporation's policy regarding mandatory retirement age with respect to Mr. Burritt. Under our Corporate Governance Principles, Mr. Burritt would have been required to retire on December 31, 2020.

2018 Compensation Decisions

2018 Base Salary: $1,000,000 No change from 2017 2018 AICP Bonus Target: 140% No change from 2017 2018 Target LTIP Award: $6,100,000 No change from 2017	2018 Annual Cash Incentive Award: $2,620,800 or 187% of target

Mr. Burritt's AICP award is based on achievement of total corporate EBITDA and CCC goals, as described on page 34, in addition to his individual performance.

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Compensation Discussion and Analysis

Kevin P. Bradley	Individual Performance Assessment
Executive Vice President & Chief Financial Officer	The Committee Compensation determined that Mr. Bradley delivered strong performance leading the finance, treasury, investor relations, financial planning and analysis, tax and real estate functions. Under his leadership, the balance sheet and capital structure of the Corporation have been materially transformed. Mr. Bradley has also improved the Corporation's financial planning and analysis capabilities in order to support the execution of the strategic plan.

2018 Compensation Decisions

2018 Base Salary: $700,000 No change from 2017 2018 AICP Bonus Target: 100% No change from 2017 2018 Target LTIP Award: $2,100,000 No change from 2017	2018 Annual Cash Incentive Award: $1,092,012 or 156% of target

Mr. Bradley's AICP award is based on achievement of total corporate EBITDA and CCC goals, as described on page 34, in addition to his individual performance.

Douglas R. Matthews	Individual Performance Assessment
Senior Vice President – Industrial Service Center & Mining Solutions & Interim Head, Tubular	The Compensation Committee determined that Mr. Matthews had excellent performance in his role leading one of the NAFR segment's commercial entities. He oversaw the successful restart of our Granite City Works and was an essential contributor to the successful negotiations with the USW. Mr. Matthews also accepted leadership of the Tubular segment early in the year.

2018 Compensation Decisions

2018 Base Salary: $541,000 No change from 2017 2018 AICP Bonus Target: 80% No change from 2017 2018 Target LTIP Award: $1,115,000 No change from 2017	2018 Annual Cash Incentive Award: $749,826 or 173% of target

Mr. Matthews' AICP award is based on achievement of total corporate EBITDA (35%), Flat-Rolled segment EBITDA (35%) and CCC goals, as described on page 34, in addition to his individual performance.

In consideration for Mr. Matthews' continued service with the Corporation, the Corporation entered into a letter agreement, providing Mr. Matthews with certain pension make-whole and retention payments.

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Compensation Discussion and Analysis

Duane D. Holloway Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary	Individual Performance Assessment

The Compensation Committee determined that Mr. Holloway had outstanding performance in his oversight of the legal, compliance and regulatory functions. Mr. Holloway demonstrated execution excellence in managing legal affairs and serving as a valued business partner due to his strong business acumen, operational rigor, and ability to inspire and implement change.

2018 Compensation Decisions

2018 Base Salary: $550,000

2018 AICP Bonus Target: 75%

2018 Target LTIP Award: $1,250,000

Mr. Holloway joined the Corporation in April 2018, and therefore, amounts shown on the Summary Compensation Table reflect compensation earned or awarded based on the partial year.

2018 Annual Cash Incentive Award: $548,507 or 187% of target

Mr. Holloway's AICP award is based on achievement of total corporate EBITDA and CCC goals, as described on page 34, in addition to his individual performance. Mr. Holloway's AICP award is based on base salary earned, as he joined the Corporation in April 2018.

Other Awards: $250,000 new hire grant

Mr. Holloway was awarded a $250,000 cash award as a new hire award.

Scott D. Buckiso	Individual Performance Assessment
Senior Vice President – Automotive Solutions	The Compensation Committee determined that Mr. Buckiso had outstanding performance in his role as leader of the European and automotive commercial entities. Under his leadership USSK excelled in safety and customer quality and delivery performance.

2018 Compensation Decisions

2018 Base Salary: $470,000

Increased from $425,000 in 2017

2018 AICP Bonus Target: 70%

Increased from 60% in 2017

2018 Target LTIP Award: $675,000

Increased from $500,000 in 2017

Each of the elements of Mr. Buckiso's compensation were adjusted for 2018 to a more market competitive level and to reflect his responsibilities as a commercial entity leader.

2018 Annual Cash Incentive Award: $592,203 or 184% of target

Mr. Buckiso's AICP award is based on achievement of total corporate EBITDA (35%), segment EBITDA (35%) and CCC goals, as described on page 34, in addition to his individual performance. Mr. Buckiso's segment EBITDA was prorated between the European and Flat-rolled segments, based on the time spent prior to October 1, 2018 in his role as SVP – European Solutions and in his current role as SVP – Automotive Solutions.

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Compensation Discussion and Analysis

Executive Compensation in Detail

Compensation Principles

Our executive compensation program is designed to attract, reward and retain executives who make significant contributions through the achievement of operational and financial goals that are aligned with our long-term strategy and the interests of our stockholders. The following five principles support these objectives and guide the design of our compensation program. These principles were reaffirmed by the Compensation Committee in 2018 and are consistent with prior years.

Compensation Principle	Compensation Design

Align Pay with Stockholder Interests

•

Approximately 60% of target compensation opportunity is performance based for our CEO (average of 53% for other NEOs).

•

Equity incentives comprise a significant portion of an executive's compensation.

•

Executives are subject to rigorous stock ownership and holding requirements.

•

Performance metrics, applied to 60% of our long-term program, align with our annual and long-term strategic objectives.

Pay Fair and Competitive Compensation	• Executive compensation is targeted to be competitive with our peer group. • Our compensation programs are focused on objective corporate performance measures and individual performance.

Link Compensation to Corporate Performance and Strategy

•

Balance of compensation elements that focus on both short-term and long-term performance and goals.

•

Short-term incentives are based on annual financial performance (i.e., EBITDA and CCC), and individual performance.

•

Long-term incentives are tied to the Corporation's relative TSR and ROCE.

Retain Executives	• Our long-term incentive grants include restricted stock units that may retain some value in a period of stock market decline.

Provide Equity-Focused and Tax-Efficient Rewards	• The largest portion of an executive's compensation is in the form of long-term equity incentives, which preserves cash.

Compensation Program Elements

The following table highlights the key elements of our performance-based compensation structure. Goals for each incentive component are set at the beginning of the performance period and above market performance is required for the target payout to be made under the relative TSR metric.

Element	Form	Description	Alignment to Corporate Strategy

Base Salary	Fixed Cash	Baseline compensation level that takes into account scope and complexity of role, individual qualifications and experiences, and internal value to the Corporation	Base salaries set at market competitive levels allow the Corporation to attract and retain highly qualified executives to lead and implement our strategy

Annual Incentive Compensation Plan (AICP)	Performance-Based Cash	Provides an additional cash-based incentive opportunity to executives if pre-established EBITDA and CCC goals are achieved	Focuses management on achieving crucial annual objectives that align to our strategic plan as well as providing reward opportunity for individual performance

Long-Term Incentive Program (LTIP)	Performance-Based Equity Award (60%)	Performance-based awards reinforce accountability by linking vesting metrics to TSR and ROCE goals of corporate strategy	Focuses management on driving attractive returns on the capital we employ and on increasing stockholder value

	Restricted Stock Units (RSUs) (40%)	RSUs vest ratably over three years	Supports retention of highly qualified executives to lead and implement our strategy; aligned with stockholder interests as the value fluctuates with stock price performance

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Compensation Discussion and Analysis

Base Salary

Base salary is designed to compensate for the required day-to-day activities and responsibilities of each position. Base salary is set at a market competitive level to enable the Corporation to attract and retain talent. Actual salary levels take into account such factors as the contribution of the incumbent, individual qualifications and experiences, and internal value to the Corporation. Base salary is paid in cash.

Annual Incentive Compensation Plan

The purpose of our Annual Incentive Compensation Plan (AICP) is to align our executive officers' compensation with the achievement of annual performance goals that support our business strategy. Typically, the annual incentive awards are paid in cash, but the Compensation Committee retains discretion to provide the award in cash, stock, or a combination of both. The AICP is designed to focus executives primarily on efficient cash management and profitability.

Actual amounts earned are based on the formula illustrated below, with predetermined performance goals based on the achievement of cash conversion cycle and earnings before interest, taxes, depreciation and amortization (EBITDA) performance measures. Final awards may be increased or decreased based on individual performance. The Compensation Committee determined that EBITDA and CCC were the appropriate measures to drive the transformation required to achieve our goal of sustainable profitability.

2018 AICP Incentive Formula

The target award under the AICP for each NEO is equal to the target percentage applied to the executive's base salary. The following table shows the actual amount awarded by the Compensation Committee after consideration of the executive's individual performance.

2018 Annual Incentive Payout

Executive	Target Award as % of Base Salary(1)	Target Award(2)	Corporate Payout Rate(3)	Actual Amount Awarded(4)

Burritt	140%	$1,400,000	156%	$2,620,800
Bradley	100%	$700,008	156%	$1,092,012
Matthews	80%	$432,800	165%	$749,826
Holloway	75%	$293,006	156%	$548,507
Buckiso	70%	$321,125	152%	$592,203

(1)
"Base Salary" for purposes of determining the AICP award is the actual salary earned for 2018.

(2)
The "Target Award" is the amount that would be paid to the executive assuming the Corporation achieves its target performance objectives and before consideration of individual performance. Mr. Holloway served for a portion of the year, and the table above reflects the prorated target AICP award.

(3)
The "Corporate Payout Rate" is determined by the Corporation's actual performance measured against the 2018 performance metrics and before individual performance is considered. Differences in the payout rate are the result of variances in EBITDA weighting for the business segments, as described on pages 30-31.

(4)
The "Actual Amount Awarded" is the amount awarded by the Compensation Committee after consideration of individual performance.

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Compensation Discussion and Analysis

AICP Performance Measures

Performance Measure	How it Works	Rationale/Description
EBITDA*	Determines 70% of corporate payout rate	Financial performance measure intended to focus the organization on operating at sustainable, profitable levels

Cash Conversion Cycle*	Determines 30% of corporate payout rate	Financial liquidity measure intended to focus the organization on the number of days that it takes to convert resource inputs into cash flows

Individual Performance	Modifier; The Compensation Committee may increase award up to 30% or reduce or eliminate based on individual performance	Based on an assessment of the executive's individual performance, including the contribution to overall corporate results and attainment of operational and strategic goals, and the priorities of safety, profitability, customer focus, operational excellence and building a high performing organization, as well as internal equity fairness, and the impact of significant research, development and innovation
*
See Appendix B for definitions and calculations of financial metrics.

Setting Corporate Performance Goals and Determining Results

The Compensation Committee strives to set challenging operational and financial performance targets that drive and motivate executives to achieve short- and long-term success. For 2018, the Compensation Committee broadened the minimum-maximum goal range to set goals that are rigorous, but achievable.

The target annual incentive award opportunity for our NEOs represents a percentage of base salary, which is set based on market data from our executive compensation peer group. Target annual incentive award levels are reviewed annually to ensure alignment with our compensation philosophy and business strategy.

The Compensation Committee set the target goals for AICP purposes in the first quarter of 2018, utilizing an approach that considers prior year's performance, expected 2018 financial performance and the annual operating plan, the impact of planned strategic activities, and fluctuations in global steel prices and other macroeconomic factors. For 2018, the corporate EBITDA target goal required substantial improvement over 2017 performance. The Compensation Committee determined that a sufficient degree of stretch existed in the target. In general, the maximum performance goals were set at an amount that would require the Corporation to achieve a substantial level of operational improvements through asset revitalization and at a level that would generate sufficient earnings to pay the incremental cost of the incentive payments while maintaining an equivalent amount of cash on the Corporation's balance sheet. The maximum goal was set well above the 2017 maximum goal, and also considered possible impacts of Presidential actions on trade. The goals were considered rigorous when set.

In addition to determining corporate performance targets, the Compensation Committee approved EBITDA goals for each NEO. For the CEO, CFO and General Counsel, the EBITDA goal is based on the total corporate results, which generally measures the operational results of all business segments. For executives assigned to a specific segment, the EBITDA goal is 50% based on the EBITDA goal for that segment and 50% based on total corporate EBITDA (see pages 30-31 for the allocation for Messrs. Buckiso and Matthews). This segment allocation of the EBITDA goal is intended to create stronger corporate, business segment and individual accountability by tying an executive's award to the performance of the segments for which he or she is directly responsible.

The corporate payout rate (prior to adjustment for individual performance) was determined based on achievement of the performance measures described in the table below. This payout rate demonstrates the performance alignment design of our plan.

2018 AICP Corporate Performance Targets And Results ($ are in Millions)

Performance Measure	Minimum	Target	Maximum	Actual(1)	Payout Result(2)

Cash Conversion Cycle	45 days	39-35 days	28 days	28 days	175%
EBITDA:
Flat-Rolled	$408	$815	$1,223	$1,232	175%
Tubular	$32	$63	$95	$(13)	0%
Europe	$194	$387	$581	$446	123%
Total EBITDA	$663	$1,325	$1,988	$1,740	147%

(1)
Management elected to exclude one of the adjustments to our EBITDA from the results used to determine AICP performance. This resulted in a lower payout result.

(2)
The payout result is 100% at target increasing to 175% of target for performance at the maximum level and decreasing to 50% of target for performance at the minimum threshold level.

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Compensation Discussion and Analysis

Individual Performance Goals and Results

In determining the annual incentive awards, the Compensation Committee considers, among other things, the NEO's individual performance in delivering results for the established value creation drivers of profitability, customer focus, operational excellence and high performing organization as well as enhancing our culture of prioritizing safety. The CEO's individual performance objectives are reviewed by the Compensation Committee and approved by the Board. A similar evaluation is performed by the CEO with respect to all other executive officers using similar measures and objectives. The Compensation Committee uses its business judgment in reviewing each of these individual items and does not assign specific quantitative weighting to such items.

A description of each NEO's individual performance is included on pages 29-31.

Long-Term Incentive Program

Equity awards under the long-term incentive program (LTIP) are allocated among performance-based awards (60% of the LTIP award in 2018) and restricted stock units (RSUs) (40% of the LTIP award in 2018).

The Compensation Committee believes that these long-term incentive vehicles best accomplish the objectives of aligning pay with performance and retaining executives.

Award Type / Performance Measure	% of LTIP Award	Description	Vesting
Performance-Based Awards Return on Capital Employed (ROCE)	Comprises 30% of LTIP award	Measured over a three-year period, with greater weighting placed on the third year	Vests after three-year performance period if ROCE performance metrics are achieved

Performance-Based Awards Relative TSR	Comprises 30% of LTIP award	Measured over a three-year period; requires above market performance compared to our peer group for target payout to be made	Vests after three-year performance period if TSR performance metrics are achieved

Time-Based RSUs	Comprises 40% of LTIP award	Supports retention and linked to stock price performance	Vests ratably over three years

On February 27, 2018, the Compensation Committee granted the long-term incentive awards set forth in the table below.

Long-Term Incentive Awards Granted in 2018

Executive	Target Equity-Based Performance Awards	Restricted Stock Units	Grant Date Fair Value of Equity Awards

Burritt	70,250	55,470	$6,099,985
Bradley	24,180	19,100	$2,099,904
Matthews	12,840	10,140	$1,115,061
Holloway(1)	20,010	15,050	$1,249,888
Buckiso	7,770	6,140	$674,921

(1)
Mr. Holloway's awards were granted on April 30, 2018, shortly following his date of hire.

Performance-Based Awards (60% of LTIP Award Value)

Performance awards provide an incentive for executives to earn shares based on our performance over a three-year performance period, with goals set at the beginning of each performance period. The performance awards do not pay dividends or carry voting privileges prior to vesting. In 2018, the three-year performance period began on January 1, 2018, and will end on December 31, 2020 (the "2018 Performance Period"). The value of the performance awards granted for the 2018 Performance Period was divided equally between relative TSR performance awards and ROCE performance awards. The performance awards were granted in equity.

TSR Performance Awards

TSR performance awards are based on relative performance, with the payout determined based on the rank of the Corporation's TSR compared to the TSR of peer group companies over the three-year performance period (see the "Performance Peer Group" on page 40).

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Compensation Discussion and Analysis

As noted in the table below, above market performance at the 55th percentile is required for target payout, and no payout is made for performance below the 30th percentile.

TSR Performance Award Goals

Level	2018 Relative TSR Ranking	Award Payout as a % of Target(1)

	<30th percentile	0%
Threshold	30th percentile	50%
Target	55th percentile	100%
Maximum	≥80th percentile	200%

(1)
Interpolation is used to determine actual awards between the threshold, target, and maximum levels.

In order to address any potential pay for performance disconnect should the Corporation's TSR be negative over the performance period (regardless of relative performance) payouts are capped as follows:

•
Payout is capped at target if the Corporation's TSR is 0% to -5% on a compound annual growth rate ("CAGR") basis;

•
Payout is capped at threshold if the Corporation's TSR is between -5% to -10% on a CAGR basis; and

•
Payout is forfeited if the Corporation's TSR is lower than -10% on a CAGR basis.

ROCE Performance Awards

The payout is determined based on our weighted average cost of capital (noted as return on capital employed or "ROCE"), over the three-year performance period. ROCE is measured based on our consolidated worldwide EBIT, as adjusted, divided by our consolidated worldwide capital employed, as adjusted, over the three-year performance period. The weighted average ROCE is a three-year performance metric calculated based on the ROCE achieved in the first, second, and third years of the performance period, weighted at 20%, 30%, and 50% respectively. The ROCE awards payout at 50% at the threshold level, 100% at the target level, and 200% at the maximum level. ROCE performance goals are not disclosed during an ongoing performance period due to competitive reasons.

2016 Performance Awards

The performance period for the performance awards granted in 2016 ended on December 31, 2018. The value of the 2016 performance awards was equally divided between relative TSR performance awards and ROCE performance awards. The 2016 ROCE performance awards were granted in cash. Both the relative TSR performance and ROCE performance met the maximum performance goals, resulting in an overall payout of 200% of the target award. Messrs. Bradley and Holloway did not receive a payout because they were not employed by the Corporation when the grant was made. Each of the relative TSR and ROCE goals, results and payouts are described below.

2016 TSR Performance Awards

The Corporation's relative annualized TSR compared to the selected peer group for the performance period was above the 90th percentile, and resulted in a payout at 200% of the target award. The payout for our NEOs is shown below.

2016 TSR Performance Award Payout

	Shares Granted at Target	Payout Rate	Shares vested as a result of payout	Fair Value of Performance Awards Upon vesting*

Burritt	44,300	200%	88,600	$2,119,312
Matthews	17,960	200%	35,920	$859,206
Buckiso	6,690	200%	13,380	$320,050

*    Performance awards vested on February 26, 2019.

2016 ROCE Performance Awards

The Corporation's ROCE for the performance period was above maximum performance target for payment, resulting in a payout at 200% of the target award.

2016-2018 Return on Capital Employed (ROCE) Performance Targets and Results

Performance Targets		Actual Results and Weighting		Payout Rate

Threshold	3%	Year 1 (20%)	0.0%
Target	6%	Year 2 (30%)	10.3%
Maximum	10%	Year 3 (50%)	19.1%
		2016-2018 Period	12.6%	200.0%

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Compensation Discussion and Analysis

2016 ROCE Performance Award Payout

	Value at Target	Payout rate	Delivered Value

Burritt	$825,000	200%	$1,650,000
Matthews	$334,500	200%	$669,000
Buckiso	$124,500	200%	$249,000

Restricted Stock Units (40% of LTIP Award Value)

Restricted stock units (RSUs) are awards that deliver shares of common stock and accumulated dividends upon vesting. RSUs generally vest ratably on each of the first, second and third anniversaries of the grant date, subject to the executive's continued employment on each vesting date.

The Compensation Committee believes that RSUs provide the best retention benefits among our long-term incentives, especially during times of challenging economic and industry conditions. They also enable our executives to build ownership in the Corporation, which addresses a key compensation objective. Additionally, because of the downside risk of owning stock, restricted stock units discourage executives from taking excessive risks that would not be in the best long-term interest of stockholders.

RAP Incentive Program

In 2018, the Compensation Committee approved the RAP (Realistically Achievable Potential) Incentive Program to drive transformational breakthroughs in the North-American Flat-Rolled operations of the Corporation by setting certain aspirational, stretch objectives known as "RAP Targets." Payouts are designed to reward sustained improvements in operational performance. The RAP Targets are established by the Compensation Committee at the plant level based on Total Cost per Ton. The RAP Target Awards shall be in the form of three-year cliff vested RSUs, the number of which shall be determined based on the results for each calendar quarter, with no payout for partial achievement. Mr. Matthews participated in the RAP program in 2018 but did not receive a RAP target award.

Changes to the 2019 Compensation Program

The Compensation Committee annually reviews our compensation design to ensure it aligns with the business strategy and guiding compensation principles. For 2019, the Compensation Committee approved the following changes:

•
Increased the Weighting of the EBITDA AICP Metric to place greater emphasis on financial performance and profitability

•
Changed the AICP Individual Component from a multiplier to an additive amount to allow for recognition of exceptional individual performance independent of corporate financial performance

•
Revised the calculation for relative TSR performance awards to incorporate multiple measurement periods within the three-year performance period, as shown below, to address volatility seen in our stock price

Relative TSR Weighting

Year 1: 20%	Year 2: 20%	Year 3: 20%

Three-year period: 40%

Fixed Compensation and Benefits

Benefits

NEOs participate in many of the benefits provided to non-represented employees generally, including vacation and holiday benefits, insurance benefits, disability benefits, and medical and prescription drug programs. We believe these benefits support our overall retention objectives.

Retirement Programs

We provide the retirement benefits described below in order to attract and retain talented executives. We believe our retirement programs are reasonable in light of competitive pay practices and the total compensation of our executives.

Tax-Qualified Plans

The Corporation maintains the following tax-qualified retirement programs (together, the "Qualified Plans"):

•
United States Steel Corporation Plan for Employee Pension Benefits, Revision of 2003 (the "Pension Plan"), which is a defined benefit plan; and
•
United States Steel Corporation Savings Fund Plan for Salaried Employees (the "Savings Plan"), which is a 401(k) defined contribution plan.

Participation in the Pension Plan was closed to new entrants on July 1, 2003 and benefits under the plan were frozen for all non-represented participants on December 31, 2015. Messrs. Matthews and Buckiso were the only NEOs covered by the Pension Plan and the Non Tax-Qualified Pension Plan described below. Mr. Matthews is the only NEO covered by the Supplemental Pension Program described below.

In 2018, all of the NEOs received matching contributions and Retirement Account contributions under the Savings Plan and participated in the related non-qualified plans.

Non Tax-Qualified Plans

The Corporation maintains the following non tax-qualified programs (together, the "Non-Qualified Plans") that are

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Compensation Discussion and Analysis

designed to provide retirement benefits to executives and other high-level employees of the Corporation and its affiliates:

•
United States Steel Corporation Non Tax-Qualified Pension Plan (the "Non Tax-Qualified Pension Plan");

•
United States Steel Corporation Executive Management Supplemental Pension Program (the "Supplemental Pension Program");

•
United States Steel Corporation Supplemental Thrift Program (the "Supplemental Thrift Program");

•
United States Steel Corporation Non Tax-Qualified Retirement Account Program (the "Non Tax-Qualified Retirement Account Program"); and

•
United States Steel Corporation Supplemental Retirement Account Program (the "Supplemental Retirement Account Program").

Benefits under the Non Tax-Qualified Pension Plan and Supplemental Pension Program were frozen on December 31, 2015 when the tax qualified Pension Plan was frozen for all non-represented participants.

The purpose of the Supplemental Thrift Program and the Non Tax-Qualified Retirement Account Program is to provide benefits that are not permitted to be provided under the Savings Plan due to certain limits under the Internal Revenue Code.

The purpose of the Supplemental Retirement Account Program is to provide benefits based upon compensation paid under our annual incentive compensation plans, which is excluded under the Savings Plan. We provide a retirement benefit based on incentive pay to enable our executives (who receive more of their pay in the form of incentive compensation) to receive a comparable retirement benefit.

To support our retention objectives, benefits under the Supplemental Pension Program and the Supplemental Retirement Account Program are subject to service-based and age-based restrictions. Unless the Corporation consents, benefits under the Supplemental Pension Program are not payable if the executive voluntarily terminates employment prior to age 60 and benefits under the Supplemental Retirement Account Program are not payable if the executive voluntarily terminates employment (i) prior to age 55 or before completing 10 years of service (or, if earlier, attaining age 65), or (ii) within 36 months of the date coverage under the program commenced. For more information on our retirement programs, see the Pension Benefits table and Non-Qualified Deferred Compensation table later in this proxy statement.

Perquisites and Security

We provided a limited number of modest perquisites to our NEOs in 2018. The perquisites facilitate the ability of our executives to do their jobs without undue distractions or delays and have clear business-related purposes. As described in the footnotes to the Summary Compensation Table on page 43 of this proxy statement, the perquisites include:

•
financial and tax planning services to ensure accurate tax reporting of our compensation programs and promote international assignments;
•
security services (including transportation) for employees who are the subject of a credible and specific threat on account of his or her role with the Corporation;

•
club memberships for business purposes;

•
aircraft usage;

•
personal use of corporate automobile;

•
relocation benefits; and

•
executive physicals.

In general, the level of security provided depends upon the nature of the threat. In 2018, Messrs. Burritt and Buckiso were the only NEOs provided with security services.

We do not provide gross-up payments to cover personal income taxes that may be attributable to any of the perquisites except for (i) relocation, (ii) tax equalization and (iii) expenses and travel related to expatriate assignments. These gross-ups are also provided to non-executive employees.

Change in Control Arrangements

The Corporation's Change in Control Severance Plan (the "CIC Plan") generally provides for the payment of severance benefits to certain eligible executives, including each of the named executive officers, in the event their employment with the Corporation terminates involuntarily following a change in control of the Corporation.

The CIC Plan enables our executives to evaluate corporate transactional opportunities that may be in the best interests of the Corporation's stockholders, while limiting concerns about the potential impact of such opportunities on their job security. Under the CIC Plan, payments require a "double trigger," meaning the named executive officer is eligible for change in control severance payments and benefits in the event that he or she is terminated without cause or voluntarily for good reason in connection with a change in control. In general, upon a change in control and termination each of our NEOs are entitled to a payment equivalent to a multiple of his or her salary and annual incentive award. For Messrs. Burritt and Bradley, the severance payment multiple is 2.5x, and for Messrs. Matthews, Buckiso and Holloway, is 2x. We do not provide gross-up payments to cover personal income taxes that may be attributable to payments under the CIC Plan. See "Potential Payments Upon Termination or Change in Control" for additional information regarding the quantification of these potential payments and benefits.

Letter Agreements

In general, the Corporation does not enter into long-term employment agreements with its executives, but may enter into agreements for a limited period of time to attract or retain experienced professionals for high level positions. For Messrs. Bradley and Holloway, the Corporation agreed to severance provisions in their offer letters, which provide for a severance payment of twelve months' annual base salary and one-year annual target bonus if terminated without cause prior to July 27, 2019 for Mr. Bradley and April 16, 2020 for Mr. Holloway. The Corporation entered into a letter agreement with Mr. Matthews in December 2018 providing Mr. Matthews with certain pension make-whole, retention and other payments

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Compensation Discussion and Analysis

in consideration for his continued employment with the Corporation beyond the date on which he was eligible for an immediate retirement under the Pension Plan and the Non-Qualified Plan. Under the terms of a letter agreement with

Mr. Buckiso, which expired on November 20, 2018, Mr. Buckiso would have become entitled to a payment of up to 3.5x salary and target annual incentive award upon the occurrence of certain events.

The Compensation Process

Independent Consultant and Management Input

The Compensation Committee retained Pay Governance, LLC as its independent consultant to assist in the evaluation of executive compensation programs and in setting executive officers' compensation. The use of an independent consultant provides additional assurance that the Corporation's executive compensation programs are reasonable and consistent with the Corporation's objectives. The consultant reports directly to the Compensation Committee and does not perform services for management without the express approval of the Compensation Committee. There were no services performed by the consultant for management in 2018.

The consultant participates in the Compensation Committee meetings, including executive sessions, and regularly advises the Compensation Committee with respect to compensation trends and best practices, plan design, and the reasonableness of individual compensation awards.

With respect to the CEO's compensation, the Compensation Committee makes its determinations based upon its evaluation of the CEO's performance and with input from its consultant. Each year, the Compensation Committee reviews with the Board of Directors the CEO's goals and objectives, and the evaluation of the CEO's performance with respect to the prior year's goals and objectives. The CEO does not participate in the presentations to, or discussions with, the Compensation Committee in connection with the setting of his compensation.

Tally Sheets

The Compensation Committee uses tally sheets to evaluate the total compensation and projected payments to the named executive officers under various termination scenarios. This analysis is undertaken annually to assist the Compensation Committee in determining whether the compensation package of each NEO is appropriately aligned with our compensation philosophy and the compensation practices of our peers.

Peer Groups

The Compensation Committee also considers relevant market pay practices in its decision making process. The Compensation Committee uses the peer group data below as a frame of reference to guide executive compensation decisions. The Corporation utilizes two peer groups as described below:

•
Executive Compensation Peer Group. This peer group is used to benchmark and assess the competitiveness of the compensation of our NEOs.

•
Performance Peer Group. This peer group, which is more industry focused, is used to evaluate the long-term performance of the Corporation for purposes of the relative TSR performance award. The performance peer group is being utilized to evaluate our performance against a targeted group of companies in our industry that we believe we need to outperform to be successful over the long term.

Executive Compensation Peer Group

The executive compensation peer group is used to serve as a market reference when making compensation decisions and designing program features, and to assess the competitiveness of each element of compensation and compensation in total. We also use this peer group as a reference when analyzing pay-for-performance alignment.

The executive compensation peer group was selected based on the following criteria:

•
large companies primarily from the Materials sector or Industrials sector within the Global Industry Classification Standard (GICS) classification codes;

•
companies similar in complexity – specifically, companies that have:

•
revenues that range from half to double that of the Corporation;

•
capital intensive businesses as indicated by lower asset turnover ratios;

•
market capitalization reasonably aligned with the Corporation; and

•
similar employee levels

•
acceptable levels of financial and stockholder performance and a higher company stock price volatility (referred to as "beta") to align with that of the Corporation; and

•
elimination of companies with unusual compensation practices (e.g., company founders who receive little or no compensation and companies that are subsidiaries of other companies).

In setting the executive compensation peer group, the Compensation Committee considered a set of broader, industrial peers who might compete with the Corporation for talent as well as companies outside of the material/industrial industry who might attract our executives that have skills transferable outside of the metals industry.

The 2018 executive compensation peer group consists of the following companies:

•
AK Steel Holding Corporation

•
Alcoa Corporation

•
Allegheny Technologies Incorporated

•
Arconic Inc.

•
Cleveland-Cliffs Inc.

•
Commercial Metals Company

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Compensation Discussion and Analysis
•
Cummins Inc.

•
Eastman Chemical Company

•
Eaton Corporation plc

•
Freeport-McMoRan Inc.

•
Illinois Tool Works Inc.

•
Ingersoll-Rand Plc

•
Lear Corporation

•
Masco Corporation

•
Navistar International Corporation

•
Nucor Corporation

•
Parker-Hannifin Corporation

•
PPG Industries, Inc.

•
Reliance Steel & Aluminum Co.

•
Steel Dynamics, Inc.

•
Terex Corporation

•
Textron Inc.

•
The Goodyear Tire & Rubber Company

•
Weyerhaeuser Co.

•
Whirlpool Corporation

For 2018, Alcoa Corporation was added to the executive compensation peer group. No changes were made to the executive compensation peer group for 2019.

Performance Peer Group

The Compensation Committee believes the use of a performance peer group is appropriate because executive compensation arrangements and practices are influenced by business complexity and company size, and many of our industry competitors are much smaller than U. S. Steel.

The performance peer group consists of twelve domestic companies in the steel industry. The use of a second peer group or index for evaluating TSR is a common practice among our peers. Because steel industry companies have traded differently from many of our large industrial peers since 2012, the use of a second peer group is more appropriate when evaluating relative TSR performance. Peers were selected based on criteria that included:

•
specific domestic steel or steel-related industry;

•
five-year stock price correlation greater than 0.50; and

•
stock price beta greater than 1.0.

The 2018 performance peer group consists of the following companies:

•
AK Steel Holding Corporation

•
Allegheny Technologies Inc.

•
Carpenter Technology Corporation

•
Cleveland-Cliffs Inc.

•
Commercial Metals Company

•
Nucor Corporation

•
Olympic Steel Inc.

•
Reliance Steel & Aluminum Co.

•
Schnitzer Steel Industries, Inc.

•
Steel Dynamics Inc.

•
TimkenSteel Corporation

•
Worthington Industries, Inc.

No changes were made to the performance peer group for 2018 or 2019.

Compensation Policies and Other Considerations

Stock Ownership and Holding Guidelines

We have comprehensive stock ownership and holding guidelines designed to align the interests of our executive officers with those of the Corporation's stockholders. As shown in the table below, our executives are required to accumulate and retain a minimum level of ownership in the Corporation's common stock based upon their base salary. The stock ownership guidelines require that an executive must retain 100% of the after-tax value of stock acquired upon the vesting of restricted stock units and performance awards and 100% of the after-tax value of shares issued upon the exercise of stock options until the ownership requirement is satisfied. All of the NEOs are in compliance with the terms of the policy.

Executive	Ownership Requirement*

Burritt	6x base salary
Bradley	3x base salary
Matthews	3x base salary
Holloway	3x base salary
Buckiso	3x base salary

*    Unvested restricted stock units count towards the ownership requirement.

Anti-Hedging and Pledging

We have a policy that prohibits all directors and employees, including the NEOs, from engaging in any transaction that is designed to hedge or offset any decrease in our stock price. Our anti-pledging policy prohibits directors and executive officers, including the NEOs, from pledging our stock as collateral for a loan or holding shares in a margin account.

40     |    United States Steel Corporation   |  2019 Proxy Statement

Compensation Discussion and Analysis

Clawback Policy

The Board has adopted a policy setting forth procedures to recover payment if an executive engaged in any fraud or misconduct, including gross negligence that caused or partially caused the need for a material restatement of the Corporation's publicly filed financial results. For any periods as to which a performance-based award was paid or credited to the executive, such award shall be subject to reduction, cancellation or reimbursement to the Corporation at the Board's discretion. This policy is set forth in our Corporate Governance Principles which are available on our website www.ussteel.com.

Compensation and Risk Management

The Compensation Committee's compensation consultant annually performs a risk assessment of our executive compensation program and, based on its most recent review, the consultant has determined that our compensation program contains a variety of features that mitigate unnecessary risk taking, including the following:

•
Compensation Mix: Executive officers receive a mixture of short-term and long-term incentives in addition to base salary. Long-term incentives, which are awarded in equity, make up the majority of our executives' compensation;

•
Capped Awards: Payments under our AICP are capped at 227% of target and our performance awards are capped at 200% of target;

•
Performance Metrics: Different metrics are used in the annual and long-term incentive programs; and
•
Stock Ownership: Executive officers are required to own a significant amount of common stock determined as a multiple of their base salary.

For these reasons, the Compensation Committee concluded that our 2018 compensation and organization policies and practices are not reasonably likely to create a risk that could have a material adverse effect on the Corporation.

Accounting and Tax Considerations

In determining executive compensation, the Compensation Committee considers, among other factors, the possible tax consequences to the Corporation. Tax consequences, including but not limited to tax deductibility by the Corporation, are subject to many factors (such as changes in the tax laws and regulations or interpretations thereof) that are beyond the control of the Corporation. In addition, the Compensation Committee believes that it is important for it to retain maximum flexibility in designing compensation programs that meet its stated objectives. For these reasons, the Compensation Committee, while considering tax deductibility as one of the factors in determining compensation, does not limit compensation to those levels or types of compensation that will be deductible by the Corporation. For a detailed discussion of the accounting impacts on various elements of long-term incentive compensation, see footnote 15 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 15, 2019.

    United States Steel Corporation   |  2019 Proxy Statement     |     41

Executive Compensation Tables

EXECUTIVE COMPENSATION TABLES

The titles of executives used in the compensation tables of this proxy statement reflect the current titles of each executive.

Summary Compensation Table

The following table sets forth certain compensation information for U. S. Steel's Chief Executive Officer (CEO), Chief Financial Officer (CFO) and the three other most highly compensated executive officers (referred to as "Named Executive Officers" or "NEOs") who rendered services to U. S. Steel and its subsidiaries during 2018.

Name	Year(1)	Salary(2) ($)	Bonus(3) ($)	Stock Awards(4)(5) ($)	Option Awards(4)(6) ($)	Non-Equity Incentive Compensation(7) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(8) ($)	All Other Compensation(9) ($)	Total ($)

David B. Burritt	2018	$1,000,000	—	$6,099,985	—	$4,270,800	—	$219,288	$11,590,073
President & Chief Executive Officer	2017	$929,710	—	$2,459,987	$983,960	—	—	$320,543	$4,694,200
	2016	$800,000	—	$891,720	$447,864	$1,820,000	—	$116,000	$4,075,584

Kevin P. Bradley	2018	$700,008	—	$2,099,904	—	$1,092,012	—	$177,275	$4,069,199
Executive Vice President & Chief Financial Officer	2017	$300,003	$125,000	$437,707	$174,918	$273,003	—	$56,382	$1,367,013

Douglas R. Matthews	2018	$541,000	—	$1,115,061	—	$1,418,826	$52,174	$127,090	$3,254,151
Senior Vice President - Industrial, Service Center	2017	$541,000	—	$557,285	$222,954	$409,429	$162,208	$162,752	$2,055,628
and Mining Solutions; Interim Head - Tubular	2016	$541,000	—	$361,605	$181,580	$833,140	$225,984	$91,565	$2,234,874

Duane D. Holloway Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary	2018	$390,675	$250,000	$1,249,888	—	$548,507	—	$83,725	$2,522,795

Scott D. Buckiso	2018	$458,750	—	$674,921	—	$841,203	$—	$502,588	$2,477,462
Senior Vice President - Automotive Solutions	2017	$412,500	—	$250,171	$100,027	$324,968	$48,226	$539,827	$1,675,719

In 2018 the Compensation Committee granted the portion of the long-term incentive award tied to ROCE performance in equity. For the prior three years, this award had been granted in cash and will be disclosed in the Summary Compensation Table in the final year of the performance period. While the Compensation Committee believes that the change was appropriate in order to more fully align the interests of our executives and stockholders, the change impacts the timing of the disclosure of the award. The Summary Compensation Table values for 2018 thus reflect both the grant of the 2018-2020 performance award in equity (the actual payout of which is unknown and dependent on a three year performance metric) and the cash payout resulting from the 2016-2018 performance award, which resulted in a maximum payout following a three year performance of exceptional return on capital employed.

(1)
Amounts are not reported for 2016 and 2017 if the executive was not an NEO in those years. Mr. Bradley was hired in 2017. Mr. Holloway was hired in 2018, and Mr. Buckiso was not a NEO in 2016.

(2)
Salaries provided reflect the actual amount earned in each year. Salary in 2018 for Mr. Holloway reflects a partial year based on his hire date of April 16, 2018. The 2017 salary for Mr. Burritt reflects the partial year he served as our CFO. Salary in 2017 for Mr. Bradley reflects a partial year based on his hire date of July 27, 2017.

(3)
Bonus represents new hire cash award.

(4)
Stock and option award grant date values are computed in accordance with Accounting Standard Codification Topic 718 (ASC 718), as described in footnote 15 to the financial statements included in the Corporation's Annual Report on Form 10-K for the year-ended December 31, 2018 which was filed with the SEC on February 15, 2019. The Stock Awards column includes restricted stock units and performance awards that are reported at the target number of shares and the grant date fair value of such awards includes a factor for the probable performance outcome of the performance awards which are based on TSR, and excludes the effect of estimated forfeitures. The maximum payout for the performance awards is 200% of target. TSR-based performance equity awards granted in 2016 paid at maximum resulting in payments for the portion of the stock awards column that is allocated to performance awards of: $879,798 for Mr. Burritt, $356,686 for Mr. Matthews, and $132,864 for Mr. Buckiso. Messrs. Bradley and Holloway did not receive the 2016 performance award grant. In the event that TSR-based performance awards meet the maximum goal, the potential maximum payouts in 2017 would be: $2,951,826 for Mr. Burritt, $525,292 for Mr. Bradley, $668,520 for Mr. Matthews, and $300,092 for Mr. Buckiso. Mr. Holloway did not receive the 2017 performance award grant. The potential maximum payouts in 2018 would be: $7,319,720 for Mr. Burritt, $2,519,390 for Mr. Bradley, $1,338,006 for Mr. Matthews, $809,644 for Mr. Buckiso, and $1,499,854 for Mr. Holloway. These amounts do not include the value of restricted stock units included in the stock awards column.

(5)
The grant date fair market value used to calculate compensation expense in accordance with ASC 718 for the NEOs is $43.99 for our 2018 restricted stock unit grants, $39.27 per share for our 2017 restricted stock unit grants, and $14.78 for our 2016 restricted stock unit grants. Performance award grants were granted in two portions, one equity grant based on a 3-year weighted average return on capital employed (ROCE) measure and disclosed in the Grants of Plan-Based Awards table, and the second equity grant based on a relative total stockholder return (TSR) measure. The grant date fair market value used to calculate the 2018 performance awards based on TSR is $63.87; $49.52 per share for our 2017 performance awards based on TSR; and $10.02 per share for our 2016 TSR shares. The grant date fair market value used to calculate the 2018 performance

42     |     United States Steel Corporation   |  2019 Proxy Statement

Executive Compensation Tables

  awards based on ROCE is $43.99. Mr. Holloway received a 2018 new hire grant of equity which consisted of 15,050 restricted stock units, 8,720 performance shares based on TSR, and 11,290 performance shares based on ROCE. The grant date fair market value used to calculate compensation expense in accordance with ASC 718 for Mr. Holloway's grant is $33.22 per share for the restricted stock units and for the performance award based on ROCE and $42.99 per share for the performance award based on TSR. For further detail, see our Annual Report on Form 10-K for the year-ended December 31, 2018, financial statement footnote 15. Mr. Burritt received a 2017 annual grant of equity in conjunction with his promotion to President and Chief Executive Officer which consisted of 20,980 restricted stock units and 35,530 performance shares based on TSR. The grant date fair market value used to calculate compensation expense in accordance with ASC 718 for Mr. Burritt's grant is $20.69 per share for the restricted stock units and $18.32 per share for the performance award based on TSR. Mr. Bradley received a 2017 new hire grant of equity which consisted of 7,580 restricted stock units and 13,080 performance shares based on TSR. The grant date fair market value used to calculate compensation expense in accordance with ASC 718 for Mr. Bradley's grant is $23.10 per share for the restricted stock units and $20.08 per share for the performance award based on TSR.

(6)
The grant date fair market value used to calculate compensation expense in accordance with ASC 718, is $18.32 per share for our 2017 stock option grants, and $6.24 per share for our 2016 stock option grants. For further detail, see our Annual Report on Form 10-K for the year-ended December 31, 2018, financial statement footnote 15. The grant date fair market value used to calculate compensation expense in accordance with ASC 718 for Mr. Bradley's 2017 grant is $11.12 per share for the stock options.

(7)
The Non-Equity Incentive Compensation column represents the aggregate amount of incentive awards earned pursuant to the Corporation's Annual Incentive Compensation Plan ("AICP"), and the cash-based long-term incentive award payout based on ROCE performance for the 2016-2018 performance period.

(8)
These amounts represent the aggregate increase in actuarial value on an accumulated benefit obligation (ABO) basis that accrued to each Named Executive Officer in 2018 under the Corporation's retirement plans and programs, calculated using the same assumptions used for the Corporation's annual financial statements except that retirement age is assumed to be the normal retirement age for the respective plans. Key assumptions, and the present value of the accumulated benefits for each executive reflecting all benefits earned as of December 31, 2018 by the executive under each plan and letter agreement, are shown under the 2018 Pension Benefits table. The values reported in the earnings column of the 2018 Nonqualified Deferred Compensation table are not included here because the earnings are not above-market and are not preferential. These amounts exclude any benefits to be paid from plans of formerly affiliated companies.

(9)
Components of "All Other Compensation" are as follows: See All Other Compensation Table and Footnotes.

	ALL OTHER COMPENSATION IN 2018

Name	U. S. Steel Savings Plan Contributions(a)	Non Qualified Defined Contribution Plan Accruals(b)	International Tax Gross Ups & Reimbursements(c)	Perquisites(d)	TOTAL

Burritt	$33,333	$111,667	—	$74,288	$219,288
Bradley	$38,500	$86,206	—	$52,569	$177,275
Matthews	$26,148	$87,098	—	$13,844	$127,090
Holloway	$36,394	$16,773	—	$30,558	$83,725
Buckiso	$30,950	$63,191	$378,438	$30,009	$502,588

(a)
U. S. Steel Savings Plan Contributions include: (i) employer matching contributions that were made in the form of the Corporation's common stock and (ii) other non-elective employer contributions known as Retirement Account contributions that were made to the executive's 401(k) account in the U. S. Steel Savings Plan (a federal income tax-qualified defined contribution plan also known as a "401(k) plan") during the most recently completed fiscal year.

(b)
The Non Qualified Defined Contribution Plan Accruals include accruals under the following programs:

  •
  The Supplemental Thrift Program, in which benefits accrue in the form of phantom shares of U. S. Steel common stock equal to the portion of the Corporation's matching contributions to the U. S. Steel Savings Plan that cannot be provided due to the statutory limits on covered compensation and annual contributions.

  •
  The Non Tax-Qualified Retirement Account Program, which provides book accruals equal to the amount of Retirement Account contributions that cannot be provided under the U. S. Steel Savings Plan due to the statutory limits on covered compensation and annual contributions.

  •
  The Supplemental Retirement Account Program, which provides book accruals equal to the applicable Retirement Account contribution rate (8.5% for all NEOs) under the U. S. Steel Savings Plan multiplied by incentive compensation paid under our annual incentive compensation program.

(c)
Payments related international assignment. For Mr. Buckiso this includes taxes paid on his behalf to his host country tax jurisdiction of $190,591, housing benefits of $49,364, U.S. tax gross-ups of $63,820, an international assignment premium, goods and services differential, tax equalization and home leave benefits.

(d)
The amount shown for Mr. Burritt includes $61,113 for personal aircraft use, dues for a club membership used for business purposes, and security services. The aggregate incremental cost of the personal use of corporate aircraft is calculated using the rate per flight hour for the type of corporate aircraft used. The rates are published twice per year by a nationally recognized and independent service. The calculated incremental costs for personal flights include the costs related to all flight hours flown in connection with the personal use. The Corporation consistently applies allocation methods for flights that are not entirely either business or personal. Mr. Bradley received relocation benefits in the amount of $52,569, which includes a tax gross up amount of $15,270. The amount shown for Mr. Matthews includes personal aircraft use, financial planning services, and tax preparation services. The amount shown for Mr. Buckiso includes personal security, the cost of a company provided automobile, tax preparation services, and relocation expenses. Mr. Holloway received relocation benefits in the amount of $30,558, which includes a tax gross up amount of $9,314.

    United States Steel Corporation   |  2019 Proxy Statement     |     43

Executive Compensation Tables

Grants of Plan-Based Awards

The following table summarizes the grant of non-equity incentive compensation and equity-based incentive compensation to each Named Executive Officer in 2018. No options were granted in 2018.

									All Other Stock Awards: Number of Shares of Stock or Units(7) (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(3)			Estimated Future Payouts Under Equity Incentive Plan Awards(6)
										Closing Price on Grant Date ($/Share)	Grant Date Fair Value of Stock Awards(8) ($)
Name	Plan Name(1)	Grant Date(2)	Threshold(4) ($)	Target ($)	Maximum(5) ($)	Threshold (#)	Target (#)	Maximum (#)

Burritt	AICP	2/27/2018	$700,000	$1,400,000	$3,185,000	—	—	—	—	—	—
	LTIP	2/27/2018	—	—	—	35,125	70,250	140,500	55,470	$44.00	$6,099,985

Bradley	AICP	2/27/2018	$350,004	$700,008	$1,592,518	—	—	—	—	—	—
	LTIP	2/27/2018	—	—	—	12,090	24,180	48,360	19,100	$44.00	$2,099,904

Matthews	AICP	2/27/2018	$216,400	$432,800	$984,620	—	—	—	—	—	—
	LTIP	2/27/2018	—	—	—	6,420	12,840	25,680	10,140	$44.00	$1,115,061

Holloway	AICP	2/27/2018	$146,503	$293,006	$666,589	—	—	—	—	—	—
	LTIP	4/30/2018	—	—	—	10,005	20,010	40,020	15,050	$33.83	$1,249,888

Buckiso	AICP	2/27/2018	$160,563	$321,125	$730,559	—		—			—
	LTIP	2/27/2018	—	—	—	3,885	7,770	15,540	6,140	$44.00	$674,921

(1)
AICP refers to the Corporation's Annual Incentive Compensation Plan and LTIP refers to the Long-Term Incentive Compensation Program, under the United States Steel Corporation 2016 Omnibus Incentive Compensation Plan.

(2)
The grant date for the AICP represents the date that the Compensation Committee established the annual incentive targets for the 2018 performance period.

(3)
Our NEOs received non-equity incentive awards under the AICP in 2018. For a discussion of the 2018 award amounts, see the Annual Incentive Compensation Plan section in the "Compensation Discussion and Analysis" included in this proxy statement. Amounts shown reflect the amount that would be paid to each executive at each performance level, before consideration of individual performance.

(4)
The threshold level for the AICP award is 50% of target, which is based on earnings before interest, taxes, depreciation, and amortization (EBITDA) (70% of target) and cash conversion cycle (30% of target). In addition, individual performance is also considered and can increase an award by up to 30% or reduce or eliminate the award.

(5)
The maximum level for the AICP award is 175% of the target award multiplied by the maximum personal performance adjustment of 130%.

(6)
Performance award grants were made on February 27, 2018 to all NEOs except for Mr. Holloway, whose award was granted on April 30, 2018, shortly following his date of hire. For 2018, performance awards represent approximately 60% of the total annual grant value, with half of the award value granted in equity long-term incentives based on the Corporation's three-year weighted average return on capital employed (ROCE) as the performance measure, and the other half of the award value granted in equity based on total stockholder return (TSR). ROCE weighted average return is based on 20% weighting of year one of the performance period, 30% weighting on the second year of the performance period and 50% weighting on the third year of the performance period. Vesting is performance-based and will occur, if at all, following the end of the three-year performance period (the "performance period") on the date the Compensation Committee meets to determine the Corporation's actual performance for the performance period. The payout is based upon the three-year weighted average ROCE for the period, and the rank of our TSR compared to the TSR for the companies in the performance peer group. Performance awards do not pay dividends or carry voting privileges.

(7)
Restricted stock unit grants were made on February 27, 2018 to all NEOs except Mr. Holloway. Restricted stock unit grants were made on April 30, 2018 to Mr. Holloway following his hire date. The units are time-based awards subject to ratable vesting over a three-year period, subject in each case to continued employment through the vesting dates.

(8)
This column represents the full grant date fair market value for the equity incentive awards, stock awards, calculated in accordance with ASC 718 based on the average of the high and low stock price on the date of the grant. The restricted stock units accrue dividends at a non-preferential rate ($0.05) per share (as of the last announced dividend) that are paid when the underlying restricted stock units vest. The value of these dividends is reflected in the fair market value of the restricted stock unit grant. Restricted stock units carry no voting privileges. The target number of TSR performance awards is also based on the fair market value on the date of grant and includes a factor predicting the probable outcome of the performance goal for the grant. The factor for the February 27, 2018 performance award grant was 63.8669% and the factor for the April 30, 2018 performance award grant was 42.9909% as determined by a third-party consultant using a Monte Carlo valuation model. The maximum payout for the ROCE performance awards is 200% of target. Accordingly, if maximum share payouts were achieved for such performance awards, the aggregate grant date fair value for such awards would be twice the target amount disclosed in the table related to such performance awards.

44     |     United States Steel Corporation   |  2019 Proxy Statement

Executive Compensation Tables

Outstanding Equity Awards at 2018 Fiscal Year-End

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options(1) (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)(4) ($)

Burritt	2/24/2015	18,260	—	$24.780	2/24/2025
	2/22/2016							44,300	$1,616,064
	5/31/2016	23,917	23,917	$14.780	5/31/2026	10,100	$184,224
	2/28/2017	10,006	20,014	$39.265	2/28/2027	9,340	$170,362	16,660	$—
	5/31/2017	14,510	29,020	$20.690	5/31/2027	13,987	$255,123	35,530	$—
	2/27/2018					55,470	$1,011,773	28,650	$—
	2/27/2018							41,600	$1,426,514

Bradley	8/1/2017	5,243	10,487	$23.095	8/1/2027	5,054	$92,185	13,080	$—
	2/27/2018					19,100	$348,384	9,860	$—
	2/27/2018							14,320	$491,050

Matthews	5/26/2009	11,660	—	$29.805	5/26/2019	—	—	—	—
	5/25/2010	7,680	—	$45.650	5/25/2020	—	—	—	—
	5/31/2011	10,730	—	$45.805	5/31/2021	—	—	—	—
	5/29/2012	19,960	—	$22.305	5/29/2022	—	—	—	—
	5/28/2013	22,080	—	$25.000	5/28/2023	—	—	—	—
	5/27/2014	22,450	—	$24.285	5/27/2024	—	—	—	—
	2/24/2015	22,210	—	$24.780	2/24/2025	—	—	—	—
	2/22/2016							17,960	$655,181
	5/31/2016	19,393	9,697	$14.780	5/31/2026	4,097	$74,729
	2/28/2017	4,056	8,114	$39.265	2/28/2027	3,787	$69,075	6,750	$—
	2/27/2018					10,140	$184,954	5,240	$—
	2/27/2018							7,600	$260,613

Holloway	4/30/2018					15,050	$274,512	8,720	$—
	4/30/2018							11,290	$387,148

Buckiso	5/25/2010	1,890	—	$45.650	5/25/2020
	5/31/2011	3,250	—	$45.805	5/31/2021
	5/29/2012	7,410	—	$22.305	5/29/2022
	5/28/2013	7,240	—	$18.640	5/28/2023
	5/27/2014	8,970	—	$24.285	5/27/2024
	2/24/2015	8,880	—	$24.780	2/24/2025
	2/22/2016							6,690	$244,051
	5/31/2016	7,213	3,607	$14.780	5/31/2026	1,524	$27,798
	2/28/2017	1,820	3,640	$39.265	2/28/2027	1,700	$31,008	3,030	$—
	2/27/2018					6,140	$111,994	3,170	$—
	2/27/2018							4,600	$157,740

(1)
All options vest ratably over three years on the anniversaries of the date of grant, subject in each case to employment on the respective vesting dates or to pro rata vesting for retirement during the vesting period.

(2)
All restricted stock units vest ratably over three years on the anniversaries of the date of grant, subject in each case to employment on the respective vesting dates or to pro rata vesting for retirement during the vesting period.

(3)
Value is based on $18.24 per share, which was the closing price of the stock on December 31, 2018.

(4)
The performance LTIP was split between an equity award based on TSR relative to a peer group and a long-term performance award based on ROCE. The 2016 performance period ended on December 31, 2018. Using stock prices and dividends reported since the beginning of the performance period, we determined that, through December 31, 2018, the Corporation has performed at the 93rd percentile relative to our performance peer group which resulted in a final award of 200% of target for the relative TSR portion. The 2016 ROCE cash award performance exceeded the maximum goal, and is valued at 200% of target as of December 31, 2018. Based on performance through December 31, 2018, the 2017 TSR equity award is estimated to payout at 0% of target and based on the first year of the performance period, the 2018 TSR equity award is estimated to payout at 0% of target. The ROCE cash award for 2017 is not shown on this table. Based on performance through December 31, 2018 the 2017 ROCE cash award is estimated to achieve the maximum performance target and the 2018 ROCE equity awards are estimated to achieve above target results.

    United States Steel Corporation   |  2019 Proxy Statement     |    45

Executive Compensation Tables

Option Exercises and Stock Vested in 2018

The following table illustrates for each NEO, on an aggregate basis, the value realized from the exercise of stock options and from the vesting of restricted stock unit awards and performance awards in 2018.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)

Burritt	58,956	$1,281,999	53,658	$2,261,797
Bradley	—	—	2,526	$91,088
Matthews	—	—	18,923	$809,834
Holloway(3)	—	—	—	—
Buckiso	3,960	$30,928	3,573	$148,863

(1)
Represents the difference between the market value on the date of exercise and the exercise price for the number of shares exercised.

(2)
Represents the market value on the vesting date of time-vested restricted awards and performance awards that had met the performance criteria. Value shown is before taxes.

(3)
Due to being hired in 2018, Mr Holloway has not yet vested in any stock awards.

Pension Benefits

The following table illustrates the actuarial present value of pension benefits accumulated by Named Executive Officers as of December 31, 2018. Messrs. Matthews and Buckiso were the only NEOs covered by the Corporation's defined benefit pension plans which was closed to new entrants in 2013, and for which benefit accruals were frozen for all non-represented participants on December 31, 2015.

Name	Plan Name	Number of Years Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)

Matthews	U. S. Steel Pension Plan	25	$1,239,423
	Non Tax-Qualified Pension Plan	25	$1,023,599
	Supplemental Pension Program	25	$2,205,725
	Total	—	$4,468,747

Buckiso	U. S. Steel Pension Plan	25	$1,107,565
	Non Tax-Qualified Pension Plan	25	$125,364
	Total	—	$1,232,929

(1)
Service shown represents credited service years (rounded) used to calculate accrued benefits.

(2)
Accumulated benefit at December 31, 2018. The present value of accumulated benefits is calculated using the assumptions used in the preparation of the Corporation's financial statements contained in the Annual Report on Form 10-K, except that retirement age is assumed to be the normal retirement age for the respective plans. Key assumptions used for the calculations in this table and in the Summary Compensation Table include a 4.43% discount rate for the 2018 calculations (4.00% for 2017 and 4.00% for 2016); a lump sum rate assumption of 3.0% for 2018 (3.0% for 2017 and 3.0% for 2016) assuming the Section 417(e) minimum was not applicable; a 100% lump sum benefit election for all plans; and unreduced benefit ages, which at December 31, 2015, are age 62 for the U. S. Steel Pension Plan and age 60 for the Non Tax-Qualified Pension Plan and the Supplemental Pension Program.

U. S. Steel Pension Plan

The United States Steel Corporation Plan for Employee Pension Benefits, Revision of 2003 ("U. S. Steel Pension Plan") provides defined benefits for substantially all non-represented, domestic employees who were hired before July 1, 2003. Messrs. Burritt, Bradley, and Holloway who were hired in 2013, 2017, and 2018 respectively, are not participants in the U. S. Steel Pension Plan and the related nonqualified plans. Messrs. Matthews and Buckiso are participants under the U. S. Steel Pension Plan and the related non-qualified plans as noted under "Pension Plan Compensation" on page 56. Benefits under the U. S. Steel Pension Plan and the related non-qualified plans described below were frozen for all non-represented participants on December 31, 2015.

The U. S. Steel Pension Plan is designed to provide eligible employees with replacement income during retirement. The two primary benefits provided to non-represented employees are based on final earnings (the "Final Earnings Benefit") and career earnings (the "Career Earnings Benefit") formulas. Benefits may be paid as an actuarially determined lump sum in lieu of monthly pension payments. The Internal Revenue Code (the "Code") limits the amount of pension benefits that may be paid from tax-qualified pension plans.

The Final Earnings Benefit component is based on a formula using a specified percentage (dependent on years of service) of average monthly earnings that is determined from the five consecutive 12-month calculation periods in which the employee's aggregate earnings were the highest during the last ten 12-month calculation periods of continuous service prior to retirement. Incentive compensation is not considered

46     |     United States Steel Corporation   |  2019 Proxy Statement

Executive Compensation Tables

when determining average monthly earnings. Eligibility for an unreduced Final Earnings Benefit under the U. S. Steel Pension Plan is based on attaining at least 30 years of credited service or at least age 62 with 15 years of credited service. In addition to years of service and earnings while employed by the Corporation, service and earnings for certain purposes include those accrued while working for certain affiliated companies.

The annual normal retirement benefit under the Career Earnings Benefit component is equal to 1.3% of total career earnings. Incentive compensation is not considered when determining total career earnings. Career Earnings Benefits commenced prior to attaining normal retirement or age 62 with 15 years of service, but after attaining age 58, are subject to an early commencement reduction equal to one-quarter of one percent for each month the commencement of pension payments precedes the month in which the participant attains the age of 62 years. Career Earnings Benefits commenced prior to attaining age 58 are based on 1.0% of total career earnings and subject to a larger early commencement reduction. If he had retired on December 31, 2018, Mr. Matthews' annual Career Earnings Benefits would have been reduced by 49.75%, and if Mr. Buckiso had retired on December 31, 2018, his annual Career Earnings Benefits would have been reduced by 55.82%.

Benefits accrued for each executive for the purpose of calculating both the Final Earnings and Career Earnings Benefits are limited to the executive's unreduced base salary and foreign service premium, if any, subject to the compensation limit under the Code.

U. S. Steel Pension Plan Calculation Assumptions

The present value of accumulated benefit obligations represents the actuarial value of benefits earned by the executives under the U. S. Steel Pension Plan. Assumptions used in the calculations include an unreduced benefit age of 62, the election of a lump sum option and credited service, and career earnings and final average earnings as of December 31, 2015. Final average earnings is based on the average of the monthly salaries paid in the highest five consecutive 12 month period during the ten years preceding December 31, 2015.

The salary amounts include base salary, excluding incentive compensation. The number of years of credited service in the 2018 Pension Benefits table shows the number of years earned and used to calculate the accrued benefits reported.

Non Tax-Qualified Pension Plan

The purpose of the United States Steel Corporation Non Tax-Qualified Pension Plan ("Non Tax-Qualified Pension Plan") is to compensate individuals for the loss of benefits under the U. S. Steel Pension Plan that occur due to certain limits established under the Code. The amount payable under the Non Tax-Qualified Pension Plan is equal to the difference between the benefits the executive actually receives under the U. S. Steel Pension Plan and the benefits that the executive would have received under the U. S. Steel

Pension Plan except for the limitations imposed by the Code. Benefits under the Non Tax-Qualified Pension Plan were frozen on December 31, 2015.

Benefits paid under the Non Tax-Qualified Pension Plan are in the form of an actuarially determined lump sum payable to the executive upon termination of employment, subject to the six-month waiting period under Section 409A of the Code for specified employees.

Non Tax-Qualified Pension Plan Calculation Assumptions

The present value of accumulated benefit obligations represents the actuarial value of benefits earned by the executives under the Non Tax-Qualified Pension Plan and is based on the same provisions as the U. S. Steel Pension

Plan. Assumptions used in the calculations include an unreduced benefit age of 62, the election of a lump sum option and credited service, and estimated career earnings and final average earnings as of December 31, 2015.

Supplemental Pension Program

The purpose of the United States Steel Corporation Executive Management Supplemental Pension Program (the "Supplemental Pension Program") is to provide a pension benefit for executives and certain non-executives who participate in the U. S. Steel Pension Plan with respect to compensation paid under the short-term incentive compensation plans of the Corporation. Benefits under the Supplemental Pension Program were frozen on December 31, 2015.

Executives with at least 15 years of continuous service become eligible to receive a benefit under the Supplemental

Pension Program at retirement or termination of employment. Benefits will not be payable under the program with respect to an executive who (a) terminates employment prior to age 60 or (b) terminates employment within 36 months of the date coverage under the Supplemental Pension Program begins, unless, in either case, the Corporation consents to the termination; provided, however, such consent is not required for terminations because of death or involuntary termination, other than for cause. Distributions are subject to the six-month waiting period under Section 409A of the Code for specified employees.

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Executive Compensation Tables

An executive's average earnings are used to calculate the benefit under the Supplemental Pension Program and are defined as the average monthly earnings derived from the total short-term incentive paid or credited to the executive under the AICP with respect to the three calendar years for which short-term incentive payments were the highest out of the last ten consecutive calendar years prior to December 31, 2015. Benefits are paid as an actuarially determined lump sum.

Supplemental Pension Program Calculation Assumptions

The present value of accumulated benefit obligations represents the actuarial value of benefits earned through December 31, 2015 by an executive under the Supplemental Pension Program. Assumptions used in the calculations include a normal retirement age of 60, a lump sum payment, and credited service and average earnings as of December 31, 2015. Credited service under the Supplemental Pension Program is the same as under the U. S. Steel Pension Plan.

Non-Qualified Deferred Compensation

The following table provides information with respect to accruals for each NEO under the Corporation's non-qualified defined contribution plans in 2018. 2018 Year-End Aggregate Balances are as of December 31, 2018.

Executive	Plan Name	2018 Company Contributions/ Accruals(1)	2018 Aggregate Earnings(2)	2018 Year-End Aggregate Balance

Burritt	Supplemental Thrift Program	$47,917	$(138,995)	$162,639
	Non Tax-Qualified Retirement Account Program	$63,750	$(10,764)	$268,354
	Supplemental Retirement Account Program	$—	$(12,983)	$322,640
	Total	$111,667	$(162,742)	$753,633

Bradley	Supplemental Thrift Program	$26,875	$(10,485)	$19,301
	Non Tax-Qualified Retirement Account Program	$36,126	$(1,979)	$34,146
	Supplemental Retirement Account Program	$23,205	$(1,506)	$21,699
	Total	$86,206	$(13,970)	$75,146

Matthews	Supplemental Thrift Program	$21,640	$(99,449)	$114,572
	Non Tax-Qualified Retirement Account Program	$30,657	$(5,197)	$90,084
	Supplemental Retirement Account Program	$34,801	$(6,608)	$108,266
	Total	$87,098	$(111,254)	$312,922

Holloway	Supplemental Thrift Program	$6,941	$(1,027)	$5,913
	Non Tax-Qualified Retirement Account Program	$9,832	$(287)	$9,546
	Supplemental Retirement Account Program	$—	$—	$—
	Total	$16,773	$(1,314)	$15,459

Buckiso	Supplemental Thrift Program	$15,594	$(30,937)	$39,019
	Non Tax-Qualified Retirement Account Program	$19,975	$(2,818)	$48,860
	Supplemental Retirement Account Program	$27,622	$(12,059)	$204,583
	Total	$63,191	$(45,814)	$292,462

(1)
Accruals are included in the All Other Compensation column of the Summary Compensation Table (see footnote 9 to that table for more detail.)

(2)
Determined by taking the balance at the end of 2018, less 2018 accruals, less the balance at the beginning of 2018, and adding dividend equivalents.

Supplemental Thrift Program

The purpose of the United States Steel Corporation Supplemental Thrift Program (the "Supplemental Thrift Program") is to compensate individuals for the loss of matching contributions by the Corporation under the U. S. Steel Savings Plan that cannot be provided due to the statutory limits on covered compensation (which limit was $275,000 in 2018) and combined Corporation and individual annual contributions (which limit was $55,000 in 2018). Under the Supplemental Thrift Program, executives accrue benefits in the form of phantom shares of U. S. Steel common stock. In the aggregate, the benefit accruals under the Supplemental Thrift Program and the matching contributions under the U. S. Steel Savings Plan may equal up to 6% of the executive's base salary.

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Potential Payments Upon Termination or Change in Control

An executive receives a lump sum distribution of the benefits payable under this program upon his or her termination of employment with five or more years of continuous service, prior to attaining five years of continuous service, with the consent of the Corporation, or because of death, subject to the six-month waiting period under Section 409A of the Code for specified employees.

Non Tax-Qualified Retirement Account Program

The purpose of the United States Steel Corporation Non Tax-Qualified Retirement Account Program is to compensate individuals for the loss of Retirement Account contributions that cannot be provided under the U. S. Steel Savings Plan due to the statutory limits on covered compensation (which was $275,000 in 2018) and combined Corporation and individual annual contributions (which limit was $55,000 in 2018). Retirement Account contributions are non-elective employer contributions that are in addition to the matching contributions made by the Corporation under the U. S. Steel Savings Plan. All of the NEOs participate in the Non Tax-Qualified Retirement Account Program.

Under the Non Tax-Qualified Retirement Account Program, accrued benefits are recorded in a notional account and credited with earnings as if the account had been invested in the U. S. Steel Savings Plan. In the aggregate, benefit accruals under this program and the Retirement Account contributions under the U. S. Steel Savings Plan shall equal 8.5% of the executive's base salary.

Benefits under this program are payable in a lump sum distribution following the termination of employment (a) after completing three years of continuous service, or (b) prior to completing three years of continuous service, with the consent of the Corporation; provided, however, such consent is not required for terminations because of death or involuntary termination, other than for cause. Payments are subject to the six-month waiting period under Section 409A of the Code for specified employees.

Supplemental Retirement Account Program

The purpose of the Supplemental Retirement Account Program is to provide Retirement Account contributions with respect to compensation paid under the short-term incentive compensation plans of the Corporation. Accrued benefits under the Supplemental Retirement Account Program are recorded in a hypothetical account and credited with earnings as if the account had been invested in the U. S. Steel Savings Plan. Executives who complete at least 10 years of continuous service (or, if earlier, attain age 65) become eligible to receive a benefit under the Supplemental Retirement Account Program at retirement or termination of employment. Benefits will not be payable under the program with respect to an executive who terminates employment (a) prior to age 55 or (b) within 36 months of the date coverage under the program begins, unless the Corporation consents to the termination; provided, however, such consent is not required for terminations because of death or involuntary termination, other than for cause. Benefits are payable in the form of a lump sum distribution following termination of employment, subject to the six-month waiting period under Section 409A of the Code for specified employees.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The compensation and benefits payable to our executives upon termination vary depending upon the event triggering the termination and the executive's relevant employment facts at the time of termination. For purposes of the tables and discussions included in this section, we have assumed the following termination scenarios (the column references are to the columns in the tables that follow):

Termination Scenarios

Voluntary Termination (with Consent) or Retirement – (Column A)

This termination scenario assumes retirement pursuant to a retirement plan. Benefits under the Supplemental Pension Program are not payable to an executive who voluntarily terminates employment prior to age 60, unless the Corporation consents to such termination. We have assumed the Corporation's consent to retire prior to age 60 under this scenario; however, the Corporation usually reserves its consent for an executive who has served the Corporation well, is not leaving for an opportunity at another company, and is not leaving prior to the development of his or her successor.

With respect to long-term incentives, the Compensation Committee has discretion to terminate unvested awards upon termination. While the Compensation Committee reserves the right to decide these matters on a case-by-case basis, its practice has been to prorate the vesting of the shares scheduled to vest during the current vesting period for the time employed during the current vesting period (for example, in the case of restricted stock units, ten months worked during the twelve-month vesting period from March 2018 to February 2019 would result in a vesting of ten-twelfths of the number of shares scheduled to

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Potential Payments Upon Termination or Change in Control

vest in February 2019, with no such pro rata vesting for the shares scheduled to vest after February 2019). Given our assumption under this scenario that the Compensation Committee has consented to the executive's retirement, the pro rata vesting discussed above has been applied to the calculations in the tables below with the following exception.

For the 2017 and 2018 long-term incentive awards, the awards are fully vested if the executive attained age 60 with 5 years of service or age 65 prior to retirement, provided the executive is employed for at least six months following the date of grant and is not a participant in the Supplemental Pension Program.

Voluntary Termination (Without Consent) or Involuntary Termination (for Cause) – (Column B)

This termination scenario assumes that the Corporation does not consent to an executive's voluntary termination of his or her employment prior to age 60, or that the Corporation terminates the executive's employment for cause. Under these conditions, the Compensation Committee is not likely to exercise any discretion that it may have in favor of the executive and, accordingly, we have not assumed the exercise of any discretion in favor of executives with respect to unvested awards for purposes of the calculations in the tables below.

Involuntary Termination (Not for Cause) – (Column C)

Events that could cause the Corporation to terminate an executive's employment involuntarily, not for cause, include the curtailment of certain lines of business or a facility shutdown where the executive's services are no longer required due to business conditions or an organizational realignment. Prior to the involuntary termination, the executive may be eligible for benefits under our Supplemental Unemployment Benefit Program for Non-Union Employees, which may include the payment of a percentage of base salary, basic life and health insurance. For purposes of determining the vesting of equity awards upon termination, we have assumed the executive's employment was terminated on December 31, 2018. Awards are prorated upon termination for purposes of the calculations in the tables below with the following exception. For the 2017 and 2018 long-term incentive awards, the awards are fully vested if the executive attained age 60 with 5 years of service or age 65 prior to the involuntary termination, provided the executive is employed for at least six months following the date of grant and is not a participant in the Supplemental Pension Program.

Change in Control and Termination – (Column D)

All of the NEOs are covered by the Corporation's Change in Control Severance Plan (the "CIC Plan"), effective January 1, 2016, as described in the Compensation Discussion and Analysis section of the proxy statement. In addition to the severance benefits paid pursuant to the CIC Plan, all long-term incentive awards would vest upon a change in control and a termination, and benefits would be paid according to each benefit plan's provisions following the termination of an executive's employment in connection with a change in control. The following discussion describes the events and circumstances that would trigger payments under the CIC Plan.

Generally, payments are triggered upon the occurrence of both a Change in Control of the Corporation and termination of the executive's employment by the Corporation other than for cause. Under the CIC Plan, each executive agrees to remain in the employ of the Corporation until the earlier of (i) a date three months after a Change in Control and (ii) a date six months after a Potential Change in Control (as defined below). Payments are also triggered if the executive terminates his or her employment for Good Reason (as defined below); however, in order for the Corporation to be obligated to pay the benefits under the contract, all Good Reason terminations must also involve an actual Change in Control (if the Good Reason termination occurs prior to a

Change in Control, the Change in Control must be a 409A Change in Control; see definition below).

Following a Change in Control, if there is a termination by the Corporation (other than for Cause or Disability) or by the executive for Good Reason, the executive is entitled to the following benefits:

•
Accrued compensation and benefits;

•
Cash Severance;

•
Supplemental Retirement Benefit;

•
Welfare Benefits;

•
Outplacement services; and

•
Legal fees – reimbursement for legal fees incurred as a result of termination of employment and incurred in contesting or disputing such termination or seeking to enforce any right or benefit under the CIC Plan or in connection with any tax audit relating to Sections 4999 (excise taxes) or 409A (deferred compensation) of the Code.

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Potential Payments Upon Termination or Change in Control

A "Good Reason" termination involves a voluntary termination following any of these events:

•
An executive is assigned duties inconsistent with his or her position;

•
Reduction in base salary;

•
Relocation in excess of 50 miles from the executive's current work location;

•
Failure to continue all of the Corporation's employee benefit, incentive compensation, bonus, stock option and stock award plans, programs, policies, practices or arrangements in which the executive participates or failure of the Corporation to continue the executive's participation therein at amounts and levels relative to other participants;

•
Failure of the Corporation to obtain agreement from any successor to the Corporation to assume and perform the CIC Plan; or

•
Any termination that is not effected pursuant to a Notice of Termination (a Notice of Termination is to be given by the Corporation in connection with any termination for cause or disability and the executive must give a notice of termination in connection with a termination for good reason).

A "Change in Control" happens under the CIC Plan if any of the following occurs:

•
A person (defined to include individuals, corporations, partnerships, etc.) acquires 20% or more of the voting power of the Corporation;

•
A merger occurs involving the Corporation except (a) a merger with at least a majority of continuing directors or (b) a merger constituting the disposition of a division, business unit or subsidiary;

•
A change in the majority of the Board of Directors;

•
A sale of all or substantially all of the assets of the Corporation; or

•
Stockholder approval of a plan of complete liquidation.

A "Potential Change in Control" occurs if:

•
The Corporation enters into an agreement that would result in a Change in Control;
•
A person acquires 15 percent or more of the voting power of the Corporation;

•
There is a public announcement by any person of intentions that, if consummated, would result in a Change in Control; or

•
The Corporation's Board of Directors passes a resolution stating that a Potential Change in Control has occurred.

A "409A Change in Control" is similar to a Change in Control, except that it meets the requirements of Section 409A of the Code. The main difference between the two definitions is that a 409A Change in Control requires a person to acquire 30% of the total voting power of the Corporation's stock, while a Change in Control requires a person to acquire 20% of the total voting power of the Corporation's stock. A 409A Change in Control must occur prior to any payment in the event the termination precedes the Change in Control. In other words, payments under the CIC Plan are due to the executive if:

•
there is an involuntary termination by the Corporation (other than for cause or disability) or a voluntary termination by the executive for Good Reason;

•
the executive reasonably demonstrates that an Applicable Event (defined below) has occurred; and

•
a 409A Change in Control occurs within twenty-four months following the termination.

An "Applicable Event" (a term used for various purposes, including defining points at which compensation amounts and periods are measured) means a Change in Control, Potential Change in Control or actions of a third party who has taken steps reasonably calculated to effect a Change in Control. To the extent required by Section 409A of the Code, payments would be delayed six months following the applicable reference date.

As mentioned above, a "double trigger" must occur prior to the Corporation incurring any liability under the CIC Plan; that is, for there to be payments under the CIC Plan, both of the following must occur: (i) a termination and (ii) a Change in Control (or, in some cases, a 409A Change in Control).

Disability and Death(Columns E and F)

Employees with at least 15 years of continuous service who are covered by the U. S. Steel Pension Plan and become totally and permanently disabled prior to age 65 are eligible to retire on a permanent incapacity pension. The criteria for a disability termination under the Long-Term Incentive Compensation Program are the same as for a disability termination under Section 409A of the Code. If an employee dies or becomes totally and permanently disabled while actively employed, benefits under the Corporation's qualified and non-qualified plans are calculated as if the employee was fully vested.

    United States Steel Corporation   |  2019 Proxy Statement     |    51

Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination Tables

The following tables were developed using the above termination scenarios, and an estimation of the amounts that would be payable to each NEO under the relevant scenario. A discussion of each of the types of compensation follows the tables. Non-qualified retirement benefits and equity awards will be distributed six months after their termination dates. The estimated present values of the benefits provided to the NEOs under each of these termination scenarios were determined using the following assumptions:

1.
Unless otherwise noted, the tables reflect values as of December 31, 2018 that NEOs would have been entitled to, following, or in connection with a termination of employment, with the triggering event occurring on December 31, 2018;
2.
The stock price used for valuation purposes for the long-term incentive awards was the closing stock price on December 31, 2018, which was $18.24;

3.
The normal life expectancy obtained from the 1971 Group Annuity Mortality Tables, or, for a permanent incapacity type of pension, life expectancy obtained from the Disabled Life Expectancy Tables (wages and salaried) based on the Corporation's experience, made gender neutral on a nine to one male/female ratio; and

4.
The December 31, 2018 Pension Benefit Guaranty Corporation interest rate of 1.50% was used to determine 2018 lump sum payment amounts.

Potential Payments Upon Termination
		A	B	C	D	E	F
Executive	Component	Voluntary Termination (with Consent) or Retirement(1)	Voluntary Termination (Without Consent) or Involuntary Termination (For Cause)	Involuntary Termination (Not for Cause)(2)	Change in Control and Termination	Disability(3)	Death

Burritt	Severance & Compensation Elements
	Cash Severance	—	—	$300,000	$3,000,000	—	—
	Short-Term Incentive	$2,620,800	—	$2,620,800	—	$2,620,800	$2,620,800
	Stock Options (Unvested)(4)	$48,270	$48,270	$48,270	$82,753	$82,753	$82,753
	Restricted Stock (Awards/Units)(4)	$1,544,728	$1,544,728	$1,544,728	$1,621,482	$1,621,482	$1,621,482
	Performance Stock Award(5)	$7,644,578	$7,644,578	$7,644,578	$7,735,632	$6,931,321	$6,931,321

	Benefits

	Non-Qualified Deferred Compensation	$753,633	$430,992	$753,633	$753,633	$753,633	$753,633
	Welfare Benefits	—	—	—	$4,884	—	—
	Supplemental Retirement Benefit(7)	—	—	—	$681,511	—	—

	TOTAL	$12,612,009	$9,668,568	$12,912,009	$13,879,895	$12,009,989	$12,009,989

Bradley
	Cash Severance	—	—	$1,400,016	$3,500,040	—	—
	Short-Term Incentive	$1,092,012	—	$1,092,012	—	$1,092,012	$1,092,012
	Stock Options (Unvested)(4)	—	—	—	—	—	—
	Restricted Stock (Awards/Units)(4)	$116,006	—	$116,006	$440,569	$440,569	$440,569
	Performance Stock Award(5)(6)	$513,686	—	$513,686	$1,047,394	$770,529	$770,529

	Benefits

	Non-Qualified Deferred Compensation	$75,146	—	$75,146	$75,146	$75,146	$75,146
	Welfare Benefits	—	—	—	$68,961	—	—
	Supplemental Retirement Benefit(7)	—	—	—	$449,523	—	—

	TOTAL	$1,796,850	—	$3,196,866	$5,581,633	$2,378,256	$2,378,256

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Potential Payments Upon Termination or Change in Control

Potential Payments Upon Termination
		A	B	C	D	E	F
Executive	Component	Voluntary Termination (with Consent) or Retirement(1)	Voluntary Termination (Without Consent) or Involuntary Termination (For Cause)	Involuntary Termination (Not for Cause)(2)	Change in Control and Termination	Disability(3)	Death

Matthews
	Cash Severance	—	—	$996,161	$1,947,600	—	—
	Short-Term Incentive	$749,826	—	$749,826	—	$749,826	$749,826
	Stock Options (Unvested)(4)	$19,573	$19,573	$19,573	$33,552	$33,552	$33,552
	Restricted Stock (Awards/Units)(4)	$123,777	$123,777	$123,777	$328,758	$328,758	$328,758
	Performance Stock Award(5)	$1,857,058	$1,857,058	$1,857,058	$2,270,429	$2,123,488	$2,123,488

	Benefits

	Pension Plan Compensation	$8,013,378	$3,804,195	$8,379,442	$8,379,442	$6,478,454	$6,685,913
	Non-Qualified Deferred Compensation	$312,922	$204,656	$312,922	$312,922	$312,922	$312,922
	Welfare Benefits	—	—	—	$68,418	—	—
	Letter Agreement	$552,435	$552,435	$757,355	$757,355	$554,538	$438,799
	Supplemental Retirement Benefit(7)	—	—	—	$281,067	—	—

	TOTAL	$11,628,969	$6,561,694	$13,196,114	$14,379,543	$10,581,538	$10,673,258

Holloway
	Cash Severance	—	—	$962,500	$1,925,000	—	—
	Short-Term Incentive	$548,507	—	$548,507	—	$548,507	$548,507
	Stock Options (Unvested)(4)	—	—	—	—	—	—
	Restricted Stock (Awards/Units)(4)	$61,013	—	$61,013	$274,512	$274,512	$274,512
	Performance Stock Award(5)	$129,066	—	$129,066	$411,859	$193,581	$193,581

	Benefits

	Non-Qualified Deferred Compensation	$15,459	—	$15,459	$15,459	$15,459	$15,459
	Welfare Benefits	—	—	—	$70,491	—	—
	Supplemental Retirement Benefit(7)	—	—	—	$307,842	—	—

	TOTAL	$754,045	—	$1,716,545	$3,005,163	$1,032,059	$1,032,059

Buckiso
	Cash Severance	—	—	$258,500	$1,598,000	—	—
	Short-Term Incentive	$592,203	—	$592,203	—	$592,203	$592,203
	Stock Options (Unvested)(4)	$7,283	—	$7,283	$12,480	$12,480	$12,480
	Restricted Stock (Awards/Units)(4)	$60,283	—	$60,283	$170,800	$170,800	$170,800
	Performance Stock Award(5)(6)	$745,637	—	$745,637	$960,859	$871,921	$871,921

	Benefits

	Pension Plan Compensation	$1,093,038	$1,093,938	$2,592,215	$2,592,215	$1,958,967	$1,056,823
	Non-Qualified Deferred Compensation	$292,462	$87,879	$292,462	$292,462	$292,462	$292,462
	Welfare Benefits	—	—	—	$70,103	—	—
	Supplemental Retirement Benefit(7)	—	—	—	$221,244	—	—

	TOTAL	$2,790,906	$1,181,817	$4,548,583	$5,918,163	$3,898,833	$2,996,689

(1)
The term "with Consent" means consent with respect to each component of pay. This termination scenario typically involves retirement pursuant to a retirement plan. Retirement is generally not applicable to the NEOs because they have not yet attained the necessary age and service requirements for retirement and, accordingly, the amounts set forth in this column are payable to them only in the event of a voluntary termination with consent.

(2)
The value shown for cash severance benefits represents the total that would be paid over a specified period. The totals for Messrs. Bradley and Holloway are per individual severance agreements that apply for two years from the date of hire, and the value for Mr. Matthews is based on the terms of his December 2018 letter agreement. The others are paid under the Corporation's nonunion Supplemental Unemployment Benefit Program.

(3)
All pension amounts would become payable on May 31, 2019 under a permanent incapacity pension, five months following a disabling event that occurred on December 31, 2018.

(4)
The annual restricted awards and option awards include pro rata vesting on each grant date anniversary.

(5)
Values shown for the performance awards are calculated as follows:

•
The values shown for the 2016 equity award for TSR and the cash award for ROCE are based on the actual value at the end of the Performance Period on December 31, 2018.

•
The 2016 TSR grant finished the Performance Period at the 93rd percentile of the peer group resulting in a payout of 200% of the target number of shares. The 2016 ROCE grant ended the Performance Period with maximum performance resulting in a payout at 200% of the target.

•
The values shown for the 2017 and 2018 TSR equity and 2017 ROCE cash and 2018 ROCE equity grants in columns A and C represent a pro-rated award based on the number of months worked during the performance period divided by the total number of months in the performance period multiplied by the expected performance through December 2018.

    United States Steel Corporation   |  2019 Proxy Statement     |     53

Potential Payments Upon Termination or Change in Control
  •
  In the event of a Change in Control, the performance period is ended on the date of the CIC and the actual performance is calculated based on the abbreviated Performance Period to determine the "Achieved Performance Award." The balance of the award if any is forfeited and the "Achieved Performance Award" remains subject to employment restrictions through the third anniversary date of the grant unless the Grantee's employment is terminated without cause after a Change in Control before the third anniversary date of the grant, in which case the award will be immediately vested and released.

  •
  In the event of disabilty or death, the awards are immediately vested and distributed based on the following rules: Death or Disability prior to the end of the first year of the Performance Period –0% vested Death or Disabiilty at or after the end of the first year of the Performance Period but prior to the end of the second year of the Performance Period –50% vested Death or Disability at or after the end of the second year of the Performance Period –100% vested.

(6)
Mr. Bradley was hired in 2017 and did not receive performance awards in 2016. The vesting outcomes described in footnote 5 reflect his 2017 and 2018 grants of performance awards. Mr. Holloway was hired in 2018 and did not receive performance awards in 2016 or 2017. The vesting outcomes described in footnote 5 reflect his 2018 performance awards.

(7)
The Supplemental Retirement Benefit is equal to the sum of (i) the Retirement Account contributions that would have been received under the U. S. Steel Savings Plan and the Corporation's related non tax-qualified plans if his employment would have continued for an additional 36 months plus earnings, and (ii) the amount he would have received under the U. S. Steel Savings Plan and the related non tax-qualified plans if he were fully vested on December 31st.

Termination and Change-in-Control Provisions

Cash Severance

No cash severance payments are made with respect to an executive's termination of employment due to voluntary termination (with consent or retirement) (Column A), voluntary termination (without consent) or involuntary termination for cause (Column B), disability (Column E) or death (Column F).

Under our broad-based Supplemental Unemployment Benefit Program covering most non-represented employees, monthly cash benefits are payable to executives for up to 12 months (depending on years of service) while on layoff in the event of an involuntary termination not for cause (Column C).

Cash severance is one of the payments made to executives under the Change in Control Severance Plan in the event of a termination in connection with a Change in Control (Column D).

Under the plan, payment would be made in a lump sum amount equal to 2.5x for Messrs. Burritt and Bradley, 2x for Messrs. Buckiso, Matthews and Holloway, the sum of (a) base salary and (b) the current target under the annual incentive compensation program (or, if higher than the target, the average short-term incentive compensation for the prior three years). The cash severance benefit may be reduced if the NEO is terminated within three years of attaining age 65.

The benefits under the Supplemental Unemployment Benefits Program and the Change in Control Program are contingent upon the execution of an agreement which contains a general release of claims and confidentiality, non-disparagement and non-solicitation provisions.

Short-Term Incentive

Following a voluntary termination with the Compensation Committee's consent or a retirement (Column A), a disability (Column E), or death (Column F), an executive would be entitled to receive a short-term incentive award if (a) the relevant performance goals are achieved, (b) the executive is employed for at least six months during the performance period, and (c) the Compensation Committee does not exercise its discretion to reduce or eliminate the award. For purposes of the short-term incentive program, retirement means a termination of employment after having completed 30 years of service, attainment of age 60 with five years of service, or attainment of age 65.

If an executive's employment terminates voluntarily without the Compensation Committee's consent or involuntarily (Columns B and C), regardless of whether the termination is for cause or not for cause, no short-term incentive award is payable.

Because the cash severance payment, discussed above, includes a multiple of the target short-term incentive, no payments are made pursuant to the short-term incentive program in the event of a Change in Control (Column D).

Stock Options

Following a voluntary termination with the Compensation Committee's consent or a retirement (Column A), and subject to the Compensation Committee's discretion, (i) a prorated number of an executive's unvested stock options granted in 2016 would vest based on the number of complete months worked during the vesting period and (ii) the stock options granted in 2017 would fully vest if the executive attained age 60 with five years of service or age 65 prior to termination, provided the executive is employed for at least six months following the date of grant and is not a participant in the

Supplemental Pension Program and vest on a prorated basis after 30 years of service or after attainment of age 55 with 10 years of service. The remaining unvested options would be forfeited. In the event of a disability (Column E) or death (Column F), all unvested options vest immediately. All vested options granted under the current stock plan remain exercisable for three years (five years for options granted in 2017) after termination or, if less, until the original expiration date.

54     |     United States Steel Corporation   |  2019 Proxy Statement

Potential Payments Upon Termination or Change in Control

If an executive's employment terminates voluntarily without the Compensation Committee's consent or involuntarily for cause (Column B), all remaining unvested options are forfeited.

For involuntary terminations that are not for cause (Column C), we have assumed that the executive terminated employment on December 31, 2018 and that a prorated number of options vested based on the number of complete months worked during the vesting year (March 2018 to February 2019 for the 2017 grant, and June 2018 to May 2019 for the 2016 grant).

Stock options include a "double-trigger" and require a termination in connection with a Change in Control (Column D) in order for the vesting to be accelerated. Unvested stock options would not be forfeited if (i) employment is terminated during a potential change in control period by the Corporation for other than cause or disability or by the executive for good reason and (ii) a 409A Change in Control occurs within twenty-four months following the commencement of the potential change in control period.

Restricted Stock Units

Following a voluntary termination with the Compensation Committee's consent or a retirement (Column A), and subject to the Compensation Committee's discretion, (i) a prorated number of an executive's unvested restricted stock units granted in 2016 would vest based on the number of complete months worked during the vesting period and (ii) the restricted stock units granted in 2017 and 2018 would fully vest if the executive attained age 60 with five years of service or age 65 prior to termination, provided the executive is employed for at least six months following the date of grant and is not a participant in the Supplemental Pension Program and partially vest after 30 years of service or after attainment of age 55 with 10 years of service. The remaining unvested restricted stock units would be forfeited. In the event of a disability (Column E) or death (Column F), all unvested restricted stock units vest immediately.

If an executive's employment terminates voluntarily without the Compensation Committee's consent or involuntarily for cause (Column B), all remaining unvested restricted stock units are forfeited.

For involuntary terminations that are not for cause (Column C) we have assumed that the executive terminated employment on December 31, 2018 and that a prorated number of restricted stock units vested based on the number of complete months worked during the vesting year (March 2018 to February 2019 for the 2018 and 2017 grants, and June 2018 to May 2019 for the 2016 grant).

Restricted stock units require a termination in connection with a Change in Control (Column D) in order for the vesting to be accelerated. Unvested restricted stock units would not be forfeited if (i) employment is terminated during a potential change in control period by the Corporation for other than cause or disability or by the executive for good reason and (ii) a 409A Change in Control occurs within twenty-four months following the commencement of the potential change in control period.

Performance Awards

Following a voluntary termination with the Compensation Committee's consent or a retirement (Column A), and provided that the relevant performance goals are achieved, (i) the prorated value of the performance awards granted in 2016 would vest based on the number of complete months worked during the relevant performance period (each is approximately three years) and (ii) the performance awards granted in 2017 and 2018 would fully vest if the executive attained age 60 with five years of service or age 65 prior to termination, provided the executive is employed for at least six months following the date of grant and is not a participant in the Supplemental Pension Program and partially vest after 30 years of service or after attainment of age 55 with 10 years of service. For performance awards for which the performance goals are achieved, a modified proration is used in the event of a death (Column F) or disability (Column E) allowing 0% of the achieved award if such event occurs prior to the completion of the first third of the performance period, 50% of the achieved award if such event occurs on or after completion of the first third, but prior to completion of the second third, of the performance period, and 100% of the achieved award for events occurring on or after completion of the second third of the performance period. This modified proration effectively shortens the post-termination waiting period to a maximum of two years, thereby allowing an estate to potentially close within two years, since there would be no value allowed for performance awards granted within one year of a participant's death.

If an executive's employment terminates voluntarily without the Compensation Committee's consent or involuntarily for cause (Column B), all remaining unvested performance awards are forfeited.

For involuntary terminations that are not for cause (Column C) we have assumed that the executive terminated employment on December 31, 2018 and that a prorated number of performance awards vested based on the number of complete months worked during the relevant performance period.

Performance awards require a termination in connection with a Change in Control (Column D) in order for the vesting to be accelerated. For these awards, the performance period would end upon the change in control; however, the awards would not vest until the earlier to occur of a termination

    United States Steel Corporation   |  2019 Proxy Statement     |     55

Potential Payments Upon Termination or Change in Control

within 24 months of the change in control or the normal vesting date. Unvested performance awards would not be forfeited if (i) employment is terminated during a potential change in control period by the Corporation for other than cause or disability or by the executive for good reason and (ii) a 409A Change in Control occurs within twenty-four months following the commencement of the potential change in control period.

Pension Plan Compensation

Pension Plan Compensation includes benefits under the following:

U. S. Steel Pension Plan

Benefits under the U. S. Steel Pension Plan are payable on behalf of Messrs. Matthews and Buckiso under each of the termination of employment scenarios. Refer to the "Pension Benefits" section for a description of the U. S. Steel Pension Plan. Benefits under the U. S. Steel Pension Plan may be payable under the Non Tax-Qualified Pension Plan to the extent they are limited by the qualified plan limitations established under the Internal Revenue Code.

If an executive is placed on layoff status as of December 31, 2018 (Column C), the executive would be eligible to remain on layoff for a period of up to two years. Having satisfied certain age and service requirements, Messrs. Matthews and Buckiso would each be eligible to commence a Rule-of-70/80 early retirement option on December 31, 2019 after being on layoff for one year. The present value amounts shown for an involuntary termination not for cause (Column C) reflect enhanced benefits attributable to the additional age and continuous service accrued while on layoff, the lower early-commencement charges, and a temporary $400 monthly pension benefit that is payable until the executive becomes eligible for a public pension.

If an executive becomes inactive on December 31, 2018 due to a disability (Column E), which is determined to be a permanent incapacity, the executive would be eligible to commence a Permanent Incapacity early retirement on May 31, 2019, which is five months after the qualifying disability. The present value amounts shown reflect enhanced benefits attributable to the additional age and continuous service accrued during the five-month period, and the lower early-commencement charges, but not the temporary $400 monthly pension benefit that is payable until the executive becomes eligible for a public pension or, if earlier, governmental disability benefits.

If the employment of an executive is terminated due to death (Column F), death benefits become payable to the survivor (typically his or her spouse) or, if there is no spouse, to the executive's estate. The present value amounts shown are equal to the higher of (i) the actuarial equivalent of the executive's pension benefit (excluding the survivor and surviving spouse's benefits) that would have been payable if the executive had retired on the date of death, or (ii) the value of the survivor and surviving spouse's benefits as defined in the U. S. Steel Pension Plan.

Non Tax-Qualified Pension Plan

Benefits from the Non Tax-Qualified Pension Plan are payable on behalf of Messrs. Matthews and Buckiso under each of the termination of employment scenarios. Refer to the "2018 Pension Benefits – Non Tax-Qualified Pension Plan" section for a description of the Non Tax-Qualified

Pension Plan. The present value amounts shown for the various termination scenarios vary based upon the total amount payable under the U. S. Steel Pension Plan before the application of the statutory limitations established by the Internal Revenue Code.

Supplemental Pension Program

Benefits from the Supplemental Pension Program are payable on behalf of Mr. Matthews under each of the termination of employment scenarios other than a voluntary termination without consent or an involuntary termination for cause (Column B), since Mr. Matthews, the only eligible NEO, has at least 15 years of continuous service as of December 31, 2018. Mr. Buckiso is a participant in the U. S. Steel Pension Plan; however, participation in the Supplemental Pension Program was frozen in March 2011 before Mr. Buckiso became eligible for the plan.

The present value amounts shown for an involuntary termination not for cause (Column C), a change in control and termination (Column D), and a disability

(Column E) reflect benefits attributable to later commencement due to layoff because of an involuntary termination or the five-month period following the disability event.

If the employment of an executive is terminated due to death (Column F), death benefits become payable to the surviving spouse or, if there is no spouse, to the executive's estate. The present value amounts shown are equal to the actuarial equivalent of the executive's pension benefit (excluding the surviving spouse's benefits) that would have been payable with the Corporation's consent if the executive had retired on the date of death.

56     |     United States Steel Corporation   |  2019 Proxy Statement

Potential Payments Upon Termination or Change in Control

Non-Qualified Deferred Compensation

Non-Qualified Deferred Compensation includes benefits under the following plans:

Supplemental Thrift Program

The conditions for a payment of benefits under the Supplemental Thrift Program include the attainment of five years of continuous service. For Messrs. Burritt, Matthews and Buckiso, this condition has been met and therefore, this benefit is payable under all termination scenarios. Because

Messrs. Bradley and Holloway have not yet attained five years of continuous service, this benefit is only payable if employment is terminated with the consent of the Corporation or if the executive dies prior to retirement.

Non Tax-Qualified Retirement Account Program

The conditions for a payment of benefits under the Non Tax-Qualified Retirement Account Program include the attainment of three years of continuous service. For Messrs. Burritt, Matthews and Buckiso, this condition has been met and therefore, this benefit is payable under all termination scenarios. Because Messrs. Bradley and Holloway have not yet attained three years of continuous service, this benefit is only payable if their employment is terminated with the consent of the Corporation or if the executive dies prior to retirement.

Supplemental Retirement Account Program

The conditions for a payment of benefits under the Supplemental Retirement Account Program include the termination of employment after completing at least 10 years of continuous service or, if earlier, on or after the attainment of age 65. In addition, benefits are not payable if the participant terminates employment prior to age 55 or within 36 months of becoming a participant in the Plan.

For Messrs. Burritt, Bradley, Matthews, Buckiso and Holloway, who have not yet met these conditions, this benefit is only payable if (a) termination of employment occurs prior to age 65 with the consent of the Corporation, (b) employment is involuntarily terminated other than for cause, or (c) death prior to retirement.

Welfare Benefits

The amount shown for a change in control and termination (Column D) represents the estimated cost of providing active employee insurance coverage to the executive for a period of 36 months or, if earlier, until the executive's 65th birthday.

Supplemental Retirement Benefit

The supplemental retirement benefit represents the increase in retirement benefits to an executive in the event of a termination in connection with a change in control (Column D) and is paid pursuant to the CIC Plan (see "Termination Scenarios – Change in Control and Termination," above). For all NEOs, the Supplemental Retirement Benefit is equal to the sum of (i) the Retirement

Account contributions that would have been received under the U. S. Steel Savings Plan and the Corporation's related non tax-qualified plans if their employment would have continued for an additional 36 months plus earnings, and (ii) the amount they would have received under the U. S. Steel Savings Plan and the related non tax-qualified plans if they were fully vested on December 31, 2018.

Outplacement Services and Excise Tax Gross-Up

In the event of a termination in connection with a change in control (Column D), the CIC Plan provides for the payment of reasonable costs for outplacement services (two year maximum) for all terminations following an Applicable Event.

Gross-up payments are not provided to cover excise taxes imposed under Section 4999 of the Code for an executive who receives compensation under a Change in Control termination scenario (Column D).

    United States Steel Corporation   |  2019 Proxy Statement     |    57

CEO Pay Ratio

CEO PAY RATIO

We are committed to a compensation program that is internally equitable to motivate our employees to advance the strategy of the Corporation and enhance stockholder value. The disclosure below presents the ratio of annual total compensation of our CEO to the annual total compensation of our Median Employee (defined below), excluding our CEO.

We calculated each employee's annual total cash compensation to identify our Median Employee. The calculation of annual total cash compensation of each employee was determined by calculating the total cash compensation over the twelve-months ended October 1, 2018 (the "Determination Date"). Pay elements that were included in the annual total cash compensation for each employee are:

Salary, base wages and/or overtime received (as applicable);

•
annual incentive payment received for performance in fiscal year 2018 (for non-represented employees);

•
cash incentive payments, based on production (for represented employees only);

•
Quarterly profit sharing payments (for represented employees only); and

•
Other cash payments (including payments related to shift differential, holidays and vacations) (for represented employees only).

Our calculation includes all full-time, part-time, temporary and seasonal employees of the Corporation and its consolidated subsidiaries employed as of October 1, 2018 (other than the CEO). Also, included in the data were 129 leased employees employed by third parties for whom we determined the compensation. All of our thirteen employees located in the Czech Republic, France, Germany, United Arab Emirates, Canada and Italy, representing less than 5% of our total employee population, were excluded due to administrative challenges related to collecting the necessary data for these employees. We excluded 3, 3, 3, 1, 1 and 1 employees from the Czech Republic, France, Germany, United Arab Emirates, Canada and Italy, respectively. Our total U.S. employee and non-U.S. employee population (including leased employees), during the twelve-month period ended October 1, 2018, was 27,864, which is the number of employees used to determine that the excluded employees represent less than 5% of our total employee population.

We applied a foreign currency exchange rate to all compensation elements paid in currencies other than U.S. dollars.

We determined the Median Employee by: (i) calculating the annual total cash compensation described above for each employee; (ii) ranking the annual total cash compensation of all employees except for the CEO, from lowest to highest; and (iii) identifying the employee with the median total cash compensation (who we refer to as the "Median Employee"). Once the Median Employee was determined, that employee's annual total compensation was calculated in the same manner as the "Total Compensation" shown for our CEO in the "Summary Compensation Table."

The annual total compensation for fiscal year 2018 for our CEO was $11,590,073 and for the Median Employee was $73,872. The resulting ratio of our CEO's annual total compensation, calculated as described above, to the annual total compensation of our Median Employee for fiscal year 2018 is 157 to 1.

58     |    United States Steel Corporation   |  2019 Proxy Statement

Audit Committee Report

AUDIT FEES

The following table shows the fees paid to PricewaterhouseCoopers LLP ("PwC") for professional services for 2018 and 2017:

	(Dollars in millions)
	2018	2017

Audit(1)	$4.8	$5.1

Audit-Related(2)	$0.4	$0.4

Tax	$—	$—

All Other	$—	$—

Total	$5.2	$5.5

(1)
Audit fees were for: the audit of U. S. Steel's annual financial statements; the audit of U. S. Steel's internal control over financial reporting required under the Sarbanes-Oxley Act; audits of certain subsidiaries, statutory and regulatory audits; the issuance of comfort letters, and consents; and the review of SEC regulatory filings.

(2)
Audit-related fees were for employee benefit plan audits and procedures required by agreement or government agencies as well as audit and internal control review procedures associated with the implementation of new accounting standards.

Pre-Approval Policy

The Audit Committee has the sole authority to pre-approve all audit engagement fees and terms as well as all non-audit engagements with PwC. The Audit Committee has delegated to its chairman the authority to approve non-audit engagements of less than $500,000 between Audit Committee meetings. In 2017 and 2018, all of the above services were pre-approved by the Audit Committee in accordance with this pre-approval policy.

AUDIT COMMITTEE REPORT

Our committee has reviewed and discussed U. S. Steel's audited financial statements for the year ended December 31, 2018 with U. S. Steel's management. We have discussed with the independent registered public accounting firm, PricewaterhouseCoopers LLP (PwC), the matters required to be discussed by Auditing Standards No. 1301 "Communication with Audit Committees," as adopted by the Public Company Accounting Oversight Board. We also discussed with U. S. Steel's management their assessment of the effectiveness of U. S. Steel's internal control over financial reporting as of December 31, 2018, and PwC's opinion on the effectiveness of U. S. Steel's internal control over financial reporting as of December 31, 2018. We have received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and we have discussed with PwC its independence.

Based on the aforementioned review and discussions, we recommended to the Board that the audited financial statements for U. S. Steel be included in U. S. Steel's Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the Securities and Exchange Commission.

Murry S. Gerber, Chairman John J. Engel Paul Mascarenas	Stephen J. Girsky Eugene B. Sperling

    United States Steel Corporation   |  2019 Proxy Statement     |     59

Proposal 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to the authority provided by its charter, the Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm for U. S. Steel for the current fiscal year. Although action by the stockholders in this matter is not required by law or the Corporation's by-laws, the Audit Committee believes that it is appropriate to seek stockholder ratification of this appointment in light of the important role played by the independent registered public accounting firm in maintaining the integrity of the Corporation's financial controls and reporting. If the appointment of PwC is not ratified by the stockholders, the Audit Committee will reconsider its appointment and review its future selection of an independent registered public accounting firm in light of that result. However, the Audit Committee may decide to maintain its appointment of PwC. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Corporation and our stockholders. PwC has served as the independent auditor (now referred to as the independent registered public accounting firm) of U. S. Steel for many years. We believe that PwC's knowledge of U. S. Steel's business and its organization gained through this period of service is quite valuable. Partners and employees of PwC assigned to the U. S. Steel engagement are periodically rotated, thus giving U. S. Steel the benefit of new thinking and approaches in the audit area.

The Audit Committee annually requests PwC to prepare a self-assessment utilizing the Center for Audit Quality, External Auditor Assessment Tool. This best practice assists the Audit Committee in its oversight role and annual evaluation of PwC to assess the quality of the audit and to recommend the retention of PwC. Based on this assessment, we believe the quality of PwC's services, communication and interaction with the Audit Committee is of a high standard. We expect representatives of PwC to be present at the annual meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

For fiscal year 2018, PwC performed professional services for U. S. Steel in connection with audits of the financial statements of U. S. Steel, and of U. S. Steel's internal control over financial reporting as of December 31, 2018, and audits of certain subsidiaries and certain pension and other employee benefit plans. PwC has also reviewed quarterly reports and other filings with the Securities and Exchange Commission and other agencies and provided advice and consultation on tax matters.

The Board recommends a vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm.

60     |    United States Steel Corporation   |  2019 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, our directors and executive officers and persons holding more than 10% of any class of our equity securities, are required to file with the SEC initial reports of their ownership of our common stock and reports of changes in such ownership. To our knowledge, based on information furnished to us during 2018, there were no late filings by any U. S. Steel directors, executive officers or other persons subject to Section 16(a) of the Securities Exchange Act of 1934 required to be disclosed in this proxy statement.

CERTAIN LEGAL MATTERS

On October 2, 2017, an Amended Shareholder Class Action Complaint was filed in Federal Court in the Western District of Pennsylvania consolidating previously-filed actions. Separately, four related shareholder derivative lawsuits were filed in State and Federal courts in Pittsburgh. The underlying consolidated class action lawsuit alleges that the Corporation, certain current and former officers, an upper level manager of the Corporation and the financial underwriters who participated in the August 2016 secondary public offering, violated federal securities laws in making false statements and/or failing to discover and disclose material information regarding the financial condition of the Corporation. The lawsuit claims that this conduct caused a prospective class of plaintiffs to sustain damages during the period of January 27, 2016 and April 25, 2017 as a result of the prospective class purchasing the Corporation's common stock at artificially inflated prices and/or suffering losses when the price of the common stock dropped. The derivative lawsuits generally make the same allegations against the same officers and also allege that certain members of the Board of Directors failed to exercise appropriate control and oversight over the Corporation and were unjustly compensated. The class action defendants moved to dismiss plaintiffs' claims. On September 29, 2018, the Court ruled on those motions granting them in part and denying them in part. The Corporation is vigorously defending the remaining claims.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table furnishes information concerning all persons known to U. S. Steel who beneficially own five percent or more of the voting stock of U. S. Steel:

Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

U. S. Steel Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	16,525,282	9.32%

U. S. Steel Common Stock	Blackrock, Inc.(2) 55 East 52nd street New York, NY 10055	15,731,097	8.9%

(1)
Based on Schedule 13G filed on February 11, 2019, which indicates that The Vanguard Group had sole voting power over 85,598 shares, shared voting power over 31,430 shares, sole dispositive power over 16,426,516 shares and shared dispositive power over 98,766 shares.

(2)
Based on Schedule 13G filed on February 6, 2019, which indicates that Blackrock, Inc. had sole voting power over 14,996,238 shares, shared voting power over 0 shares, sole dispositive power over 15,731,097 shares and shared dispositive power over 0 shares.

    United States Steel Corporation   |  2019 Proxy Statement     |     61

Questions and Answers About the Annual Meeting and Voting

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.  Who may vote?

You may vote if you were a holder of United States Steel Corporation common stock at the close of business on March 4, 2019.

2.  What may I vote on?

You may vote on:

•
the election of the eleven nominees recommended by the Board of Directors and identified elsewhere in this proxy statement;

•
the advisory vote on executive compensation; and

•
the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019.

3.  How do I vote?

You may vote by telephone or over the Internet by following the instructions on the enclosed proxy card (or, if you own your shares through a broker or other intermediary, on the voting instruction card). You may also vote by marking, signing and dating the enclosed proxy card or voting instruction card and returning it in the prepaid envelope. If you receive a Notice of Internet Availability of Proxy Materials ("Notice"), you may vote by following the instructions contained in the Notice.

The proxy committee will vote your shares in accordance with your instructions. If you sign, date and return a proxy card but do not mark the boxes showing how you wish to vote, the proxy committee will vote your shares: FOR each of the nominees for director; FOR approval of the Corporation's executive compensation; and FOR ratification of the appointment of PricewaterhouseCoopers LLP. Unsigned proxy cards will not be voted at all. If you are a stockholder of record (that is, if you are registered on our books), you may also vote in person by attending the meeting. If you are not a stockholder of record (for example, if you hold your shares in "street name"), you will need to obtain a legal proxy from your broker, bank or other holder of record in order to vote in person at the meeting.

4.  What is the voting requirement to approve each of the proposals?

Proposal	Voting Options and Board Recommendation	Voting Standard	Effect of Abstentions(1)	Effect of Broker non- Votes(2)

Item 1: Election of Directors	FOR, AGAINST or ABSTAIN (for each nominee for director) The Board recommends a vote FOR each of the nominees for director	Majority of votes cast	No effect – not counted as a vote	No effect – broker non-votes are not permitted

Item 2: Advisory Vote on Executive Compensation	FOR, AGAINST, or ABSTAIN The Board recommends a vote FOR the advisory vote on executive compensation	Majority of votes cast	No effect – not counted as a vote	No effect – broker non-votes are not permitted

Item 3: Ratification of the Appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm	FOR, AGAINST, or ABSTAIN The Board recommends a vote FOR the ratification	Majority of votes cast	No effect – not counted as a vote	The organization that holds shares of beneficial owners may vote in their discretion

(1)
For election of directors, abstentions are not counted as votes cast either "for" or "against" the director's election. For all other proposals, abstentions also have no effect on the proposal.

(2)
The New York Stock Exchange permits brokers to vote their customers' shares on routine matters when the brokers have not received voting instructions from their customers. Proposal 3 is a routine matter on which brokers may vote in this way. Brokers may not vote their customers' shares on non-routine matters, unless they have received voting instructions from their customers. Proposals 1 and 2 are non-routine matters. Shares that are not voted by brokers on non-routine matters because their customers have not provided instructions are called broker non-votes.

62     |     United States Steel Corporation   |  2019 Proxy Statement

Questions and Answers About the Annual Meeting and Voting

5.  May I change my vote?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by doing any of the following:

•
voting again by telephone or over the Internet;

•
sending us a proxy card dated later than your last vote;

•
notifying the Corporate Secretary of U. S. Steel in writing; or

•
voting at the meeting.

If you hold your shares in "street name," please refer to the information forwarded by your bank, broker or other holder of record for procedures on revoking or changing your voting instructions.

6.  How many outstanding shares are there?

At the close of business on March 4, 2019, which is the record date for the meeting, there were 173,344,547 shares of U. S. Steel common stock outstanding. Each share is entitled to one vote.

7.  What constitutes a quorum?

Under our by-laws, the holders of one-third of the voting power of the outstanding shares of stock entitled to vote, present in person or represented by proxy, constitute a quorum. A holder will be included in determining the presence of a quorum even if the holder casts abstentions on all matters or was subject to broker non-votes on some matters.

8.  Will my vote be confidential?

All voting records which identify stockholders are kept permanently confidential except; (i) as necessary to meet legal requirements; (ii) in the case of proxy contests; (iii) if the stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management; or (iv) to allow the vote tabulator and inspector of election to tabulate and certify the results of the vote. The vote tabulator, inspector of election and the Corporation's transfer agent have agreed to keep voting records confidential.

9.  Who can attend the annual meeting?

Only stockholders, or individuals that those stockholders have duly appointed as their proxies, may attend the annual meeting of stockholders. Every stockholder must present a form of government-issued photo identification in order to be admitted to the annual meeting. If your shares are held in street name (that is through a bank, broker, nominee or other intermediary), you must also bring proof of ownership with you to the meeting. A recent account statement, letter or proxy from your broker, nominee or other intermediary will suffice. Although not required for admission to the meeting, if you received an attendance card, please bring it with you.

10.  How will voting be conducted on other matters raised at the meeting?

If any matters are presented at the meeting other than the proposals on the proxy card, the proxy committee will vote on them using its best judgment. Your signed proxy card, or your telephone or Internet vote, gives it the authority to do this. Under our by-laws, notice of any matter to be presented by a stockholder for a vote at the meeting must have been received by our Corporate Secretary on or after December 25, 2018, and no later than January 24, 2019, and it must have been accompanied by certain information about the stockholder presenting it. We have not received notice of any matter to be presented other than those on the proxy card.

11.  When must stockholder proposals be submitted for inclusion in the proxy statement for the 2020 annual meeting?

If a stockholder wants to present a proposal at the 2020 annual meeting and have it included in our proxy statement for that meeting, the proposal must be received in writing by our Corporate Secretary no later than 5:00 p.m. Eastern Time on November 16, 2019.

12.  What is the deadline for a stockholder to submit an item of business or other proposal for consideration at the 2020 annual meeting?

Our by-laws describe the procedures that must be followed in order for a stockholder of record to present an item of business at an annual meeting of stockholders. Stockholder proposals or other items of business for the 2020 annual meeting that are not intended to be included in the proxy statement must be received by the Secretary of the Corporation on or after January 1, 2020 and no later than January 31, 2020 and must be accompanied by certain information about the stockholders making the proposals, as specified in our by-laws.

13.  What is the deadline for a stockholder to nominate an individual for election as a director at the 2020 annual meeting?

Our by-laws allow a stockholder (or a group of stockholders) who has maintained continuous qualifying ownership of at least 3% of our outstanding common stock for at least three years, to submit nominees for our board of directors, for inclusion in our proxy statement, subject to satisfaction of the requirements and conditions set forth in our bylaws. Our by-laws describe the procedures that must be followed in order for someone nominated by a stockholder of record to be eligible for election as a director. To include a nominee for our board in our proxy statement, notice must be received by the Secretary of the Corporation on or after October 17, 2019 and no later than November 16, 2019, and must meet the requirements set forth in our bylaws. To nominate an individual for election as a director at the 2020 annual meeting that is not intended to be included in our proxy statement, notice must be received by the Secretary of the Corporation on or after January 1, 2020 and no later than January 31, 2020. The notice must contain certain information about the nominee, including his or her age, address, occupation and share ownership, as well as certain information about the stockholder giving the notice, as specified in our by-laws.

    United States Steel Corporation   |  2019 Proxy Statement     |     63

Questions and Answers About the Annual Meeting and Voting

Statement Regarding the Delivery of a Single Set of Proxy Materials to Households With Multiple U. S. Steel Stockholders

If you have consented to the delivery of only one set of proxy materials to multiple U. S. Steel stockholders who share your address, then only one proxy statement and only one annual report are being delivered to your household unless we have received contrary instructions from one or more of the stockholders sharing your address. We will deliver promptly upon oral or written request a separate copy of the proxy statement or the annual report to any stockholder at your address. If you wish to receive a separate copy of the proxy statement or the annual report, you may write to: Corporate Secretary, U. S. Steel Corporation, 15th Floor, 600 Grant Street, Pittsburgh, PA 15219-2800, send an email to shareholderservices@uss.com or call 412-433-4804. Stockholders sharing an address who now receive multiple copies of the proxy statement or the annual report may request delivery of a single copy by writing to us at the above address or by sending an email to shareholderservices@uss.com.

Solicitation Statement

We will bear the cost of this solicitation of proxies. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies by telephone, in person or by other means. They will not receive any extra compensation for this work. In addition, we may hire third parties to assist in the solicitation process at an estimated cost not to exceed $100,000. We have engaged the services of Morrow Sodali LLC, 470 West Avenue, Stamford, CT 06902, with respect to proxy soliciting matters at an expected cost of approximately $15,000, not including incidental expenses. We will also make arrangements with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of our common stock, and we will reimburse them for reasonable out-of-pocket expenses that they incur in connection with forwarding the material.

Website

Our Corporate Governance Principles, Code of Ethical Business Conduct (which is applicable to all directors and employees, including the CEO and senior financial officers), Board committee charters, and annual and quarterly reports on Forms 10-K and 10-Q are available on our website,

www.ussteel.com. By referring to these documents we do not incorporate the contents of the website into this proxy statement.

By order of the Board of Directors,

Duane D. Holloway
Senior Vice President, General Counsel, Chief Ethics &
Compliance Officer and Corporate Secretary
March 15, 2019

64     |     United States Steel Corporation   |  2019 Proxy Statement

APPENDIX A

USE OF NON-GAAP FINANCIAL MEASURES

This proxy statement contains the non-GAAP financial measures earnings (loss) before interest, income taxes, depreciation, depletion and amortization "EBITDA", adjusted EBITDA and net debt.

We believe that EBITDA, considered along with the net earnings (loss), is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies. Net debt is a non-GAAP measure calculated as total debt less cash and cash equivalents. We believe net debt is a useful measure in calculating enterprise value. Both EBITDA and net debt are used by analysts to refine and improve the accuracy of their financial models that utilize enterprise value.

Adjusted EBITDA is a non-GAAP measure that excludes the effects in 2018 of the United Steelworkers labor agreement signing bonus and related costs, the gain associated with our retained interest in U. S. Steel Canada Inc., gains (losses) on the sale of ownership interests in equity investees, restructuring charges, impairment charges and significant temporary idling charges and restart and related costs associated with Granite City Works.

We present adjusted EBITDA to enhance the understanding of our ongoing operating performance and established trends affecting our core operations, by excluding the effects of the United Steelworkers labor agreement signing bonus and related costs, the gain associated with our retained interest in U. S. Steel Canada Inc., gains (losses) on the sale of ownership interests in equity investees, restructuring charges, impairment charges, significant temporary idling charges, and restart and related costs associated with Granite City Works that can obscure underlying trends. U. S. Steel's management considers adjusted EBITDA as an alternative measure of operating performance and not an alternative measure of the Company's liquidity. U. S. Steel's management considers adjusted EBITDA useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted EBITDA provides insight into management's view and assessment of the Company's ongoing operating performance, because management does not consider the adjusting items when evaluating the Company's financial performance. Adjusted EBITDA should not be considered a substitute for net earnings (loss), or other financial measures as computed in accordance with U.S. GAAP and is not necessarily comparable to similarly titled measures used by other companies.

RECONCILIATION OF ADJUSTED EBITDA

(Dollars in millions)	Year Ended December 31, 2018

Reconciliation to Adjusted EBITDA

Net earnings attributable to United States Steel Corporation	$1,115

Income tax benefit	(303)

Net interest and other financial costs	312

Depreciation, depletion and amortization expense	521

EBITDA	1,645

United Steelworkers labor agreement signing bonus and related costs	61

Gain on equity investee transactions	(38)

Granite City Works restart and related costs	80

Granite City Works temporary idling charges	(8)

Adjusted EBITDA	$1,740

    United States Steel Corporation   |  2019 Proxy Statement     |     A-1

APPENDIX B

DEFINITIONS OF COMPENSATION METRICS

EBITDA means earnings before interest and income taxes as reported in the consolidated statement of operations of United States Steel Corporation, plus or minus the effect of items not allocated to segments as disclosed in the notes to the consolidated financial statements of United States Steel Corporation, plus depreciation, depletion and amortization as reported in the consolidated statement of cash flows of United States Steel Corporation. Segment EBITDA shall mean, for the Performance Period, EBITDA for each business unit. Unless contemplated in the approved performance target, EBITDA excludes charges or credits for business dispositions, acquisitions, asset sales, asset impairments, workforce reductions, shutdowns, and amounts not allocated to business segments. Management elected to exclude one of the adjustments to our EBITDA from the results used to determine AICP performance. This resulted in a lower payout result.

CCC means "cash conversion cycle" and is calculated as Days Sales Outstanding plus Days Inventory Outstanding minus Days Payable Outstanding, which are defined as follows: (i) Days Sales Outstanding = ((September 30, 2018 Accounts Receivable, net + December 31, 2018 Accounts Receivable, net) / 2) / (4th Quarter 2018 Net Sales / 92); (ii) Days Inventory Outstanding = ((September 30, 2018 Inventory + December 31, 2018 Inventory) / 2) / (4th Quarter 2018 Cost of Goods Sold / 92); (iii) Days Payable Outstanding = ((September 30, 2018 Accounts Payable + December 31, 2018 Accounts Payable / 2) / (4th Quarter 2018 Cost of Goods Sold / 92); and (iv) Accounts Receivable, net, Net Sales, Inventory, Accounts Payable and Cost of Goods Sold shall be determined in accordance with generally accepted accounting principles in the United States.

	2018

Cash Conversion Cycle	$ millions	Days

Days Sales Outstanding	$1,659	42
+ Days Inventory Outstanding	$2,092	58
– Days Payable Outstanding	$2,477	72
= Cash Conversion Cycle		28

TSR means "total stockholder return" and is calculated for purposes of our long-term incentive plan based on the following formula: final price plus dividends per share for the performance period, divided by the initial price, raised to 1/3, minus 1. The initial price and final price used are the average closing price for the 20 business days prior to the first and last day of the performance period, respectively.

ROCE means "return on capital employed" and is measured based on our consolidated worldwide EBIT, as adjusted, divided by our consolidated worldwide capital employed, as adjusted, over the three-year performance period. For purposes of our long-term incentive plan, the weighted average ROCE is a three-year performance metric calculated based on the ROCE achieved in the first, second, and third years of the performance period, weighted at 20%, 30%, and 50% respectively.

    United States Steel Corporation   |  2019 Proxy Statement     |     B-1

VIEW MATERIALS & VOTE w SCAN TO UNITED STATES STEEL CORPORATION 600 GRANT STREET ROOM 1681 PITTSBURGH, PA 15219 ATTENTION: TUCKER J. KULP VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E58004-P19457-Z74415 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. UNITED STATES STEEL CORPORATION For Against Abstain Proposal 1. Election of Directors ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. David B. Burritt 1b. Patricia Diaz Dennis For Against Abstain ! ! ! ! ! ! Proposal 2. Approval, in a non-binding advisory vote, of the compensation of certain executive officers 1c. Dan O. Dinges 1d. John J. Engel Proposal 3. Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm 1e. John V. Faraci THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. I hereby instruct Fidelity Management Trust Company to vote the number of shares of United States Steel Corporation stock attributable to my account as specified above. 1f. Murry S. Gerber 1g. Stephen J. Girsky 1h. Paul A. Mascarenas 1i. Eugene B. Sperling 1j. David S. Sutherland 1k. Patricia A. Tracey Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

UNITED STATES STEEL CORPORATION 2019 Annual Meeting of Stockholders Attendance Card You are invited to attend the Annual Meeting of Stockholders on April 30, 2019. The Meeting will be held at the Omni William Penn Hotel, 530 William Penn Place, Allegheny Room, Pittsburgh, PA 15219 at 8:00 a.m. Eastern Time. Use of this attendance card is for our mutual convenience, and you have the right to attend the Meeting without this attendance card if you present personal photo identification. Attached is your 2019 Proxy Card. Duane D. Holloway Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary For personal use of the named stockholder(s) - not transferable. Please present this card at the registration desk upon arrival. Please bring a government-issued photo identification for admission to the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E58005-P19457-Z74415 UNITED STATES STEEL CORPORATION Annual Meeting of Stockholders April 30, 2019 8:00 AM This instruction card is solicited by Fidelity Management Trust Company As a participant in the United States Steel Corporation Savings Fund Plan for Salaried Employees, you have the right to direct Fidelity Management Trust Company regarding how to vote the shares of United States Steel Corporation common stock attributable to your account at the Annual Meeting of Stockholders to be held on April 30, 2019. Your voting directions will be tabulated confidentially. Only Fidelity will have access to your individual voting directions. Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no direction is made or if the card is not signed, the shares attributable to your account will be voted in the same proportion as directions received from participants. Continued and to be signed on reverse side

VIEW MATERIALS & VOTE w SCAN TO UNITED STATES STEEL CORPORATION 600 GRANT STREET ROOM 1681 PITTSBURGH, PA 15219 ATTENTION: TUCKER J. KULP VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E58006-P19457-Z74415 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. UNITED STATES STEEL CORPORATION For Against Abstain Proposal 1. Election of Directors ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. David B. Burritt 1b. Patricia Diaz Dennis For Against Abstain ! ! ! ! ! ! Proposal 2. Approval, in a non-binding advisory vote, of the compensation of certain executive officers 1c. Dan O. Dinges 1d. John J. Engel Proposal 3. Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm 1e. John V. Faraci THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. I hereby instruct Fidelity Management Trust Company to vote the number of shares of United States Steel Corporation stock attributable to my account as specified above. 1f. Murry S. Gerber 1g. Stephen J. Girsky 1h. Paul A. Mascarenas 1i. Eugene B. Sperling 1j. David S. Sutherland 1k. Patricia A. Tracey Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

UNITED STATES STEEL CORPORATION 2019 Annual Meeting of Stockholders Attendance Card You are invited to attend the Annual Meeting of Stockholders on April 30, 2019. The Meeting will be held at the Omni William Penn Hotel, 530 William Penn Place, Allegheny Room, Pittsburgh, PA 15219 at 8:00 a.m. Eastern Time. Use of this attendance card is for our mutual convenience, and you have the right to attend the Meeting without this attendance card if you present personal photo identification. Attached is your 2019 Proxy Card. Duane D. Holloway Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary For personal use of the named stockholder(s) - not transferable. Please present this card at the registration desk upon arrival. Please bring a government-issued photo identification for admission to the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E58007-P19457-Z74415 UNITED STATES STEEL CORPORATION Annual Meeting of Stockholders April 30, 2019 8:00 AM This instruction card is solicited by Fidelity Management Trust Company As a participant in the U.S. Steel Tubular Services Savings Plan, you have the right to direct Fidelity Management Trust Company regarding how to vote the shares of United States Steel Corporation common stock attributable to your account at the Annual Meeting of Stockholders to be held on April 30, 2019. Your voting directions will be tabulated confidentially. Only Fidelity will have access to your individual voting directions. Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no direction is made or if the card is not signed, the shares attributable to your account will be voted in the same proportion as directions received from participants. Continued and to be signed on reverse side

VIEW MATERIALS & VOTE w SCAN TO UNITED STATES STEEL CORPORATION 600 GRANT STREET ROOM 1681 PITTSBURGH, PA 15219 ATTENTION: TUCKER J. KULP VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E58008-P19457-Z74415 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. UNITED STATES STEEL CORPORATION For Against Abstain Proposal 1. Election of Directors ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. David B. Burritt 1b. Patricia Diaz Dennis For Against Abstain ! ! ! ! ! ! Proposal 2. Approval, in a non-binding advisory vote, of the compensation of certain executive officers 1c. Dan O. Dinges 1d. John J. Engel Proposal 3. Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm 1e. John V. Faraci THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. I hereby instruct Fidelity Management Trust Company to vote the number of shares of United States Steel Corporation stock attributable to my account as specified above. 1f. Murry S. Gerber 1g. Stephen J. Girsky 1h. Paul A. Mascarenas 1i. Eugene B. Sperling 1j. David S. Sutherland 1k. Patricia A. Tracey Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

UNITED STATES STEEL CORPORATION 2019 Annual Meeting of Stockholders Attendance Card You are invited to attend the Annual Meeting of Stockholders on April 30, 2019. The Meeting will be held at the Omni William Penn Hotel, 530 William Penn Place, Allegheny Room, Pittsburgh, PA 15219 at 8:00 a.m. Eastern Time. Use of this attendance card is for our mutual convenience, and you have the right to attend the Meeting without this attendance card if you present personal photo identification. Attached is your 2019 Proxy Card. Duane D. Holloway Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary For personal use of the named stockholder(s) - not transferable. Please present this card at the registration desk upon arrival. Please bring a government-issued photo identification for admission to the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E58009-P19457-Z74415 UNITED STATES STEEL CORPORATION Annual Meeting of Stockholders April 30, 2019 8:00 AM This instruction card is solicited by Fidelity Management Trust Company As a participant in the USS 401(k) Plan for USW-Represented Employees, you have the right to direct Fidelity Management Trust Company regarding how to vote the shares of United States Steel Corporation common stock attributable to your account at the Annual Meeting of Stockholders to be held on April 30, 2019. Your voting directions will be tabulated confidentially. Only Fidelity will have access to your individual voting directions. Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no direction is made or if the card is not signed, the shares attributable to your account will be voted in the same proportion as directions received from participants. Continued and to be signed on reverse side

VIEW MATERIALS & VOTE w SCAN TO UNITED STATES STEEL CORPORATION 600 GRANT STREET SUITE 1500 PITTSBURGH, PA 15219 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E58010-P19457-Z74415 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. UNITED STATES STEEL CORPORATION For Against Abstain Proposal 1. Election of Directors ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1a. David B. Burritt 1b. Patricia Diaz Dennis For Against Abstain ! ! ! ! ! ! Proposal 2. Approval, in a non-binding advisory vote, of the compensation of certain executive officers 1c. Dan O. Dinges 1d. John J. Engel Proposal 3. Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm 1e. John V. Faraci THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted: "FOR" the nominees in proposal 1 and "FOR" proposals 2 and 3. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. 1f. Murry S. Gerber 1g. Stephen J. Girsky 1h. Paul A. Mascarenas 1i. Eugene B. Sperling 1j. David S. Sutherland 1k. Patricia A. Tracey Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

UNITED STATES STEEL CORPORATION 2019 Annual Meeting of Stockholders Attendance Card You are invited to attend the Annual Meeting of Stockholders on April 30, 2019. The Meeting will be held at the Omni William Penn Hotel, 530 William Penn Place, Allegheny Room, Pittsburgh, PA 15219 at 8:00 a.m. Eastern Time. Use of this attendance card is for our mutual convenience, and you have the right to attend the Meeting without this attendance card if you present personal photo identification. Attached is your 2019 Proxy Card. Duane D. Holloway Senior Vice President, General Counsel, Chief Ethics & Compliance Officer and Corporate Secretary For personal use of the named stockholder(s) - not transferable. Please present this card at the registration desk upon arrival. Please bring a government-issued photo identification for admission to the meeting. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E58011-P19457-Z74415 UNITED STATES STEEL CORPORATION Annual Meeting of Stockholders April 30, 2019 8:00 AM This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoint(s) David B. Burritt and David S. Sutherland, or either of them, proxies to vote as herein directed on behalf of the undersigned at the Annual Meeting of Stockholders of United States Steel Corporation on April 30, 2019, and at any meeting resulting from an adjournment or postponement thereof and upon all other matters properly coming before the Meeting, including the proposals set forth in the proxy statement for such Meeting with respect to which the proxies are instructed to vote as indicated on the reverse side. Unless otherwise required by law, the shares attributable to your account will be voted as directed; if no direction is made or if the card is not signed, the shares attributable to your account will be voted in the same proportion as directions received from participants. Continued and to be signed on reverse side